                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[_] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                          EXODUS COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)


                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of GlobalCenter Holding Co.

  (2)  Aggregate number of securities to which transaction applies:
       233,500,000 shares of common stock of GlobalCenter Holding Co.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $299,814 was calculated pursuant to Rule 0-11(c)(1) of the Securities Exchange Act, by multiplying the value of GlobalCenter Holding Co. common stock to be received by Exodus Communications, Inc. in the transaction by 1/50 of 1%. The value of the GlobalCenter Holding Co. common stock was determined to be $1,499,070,000 in accordance with Rule 0-11(a)(4) of the Exchange Act based on the book value of $6.42 per share computed as of September 30, 2000.

  (4)  Proposed maximum aggregate value of transaction: $1,499,070,000

  (5)  Total fee paid: $299,814

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                 [EXODUS LOGO]


                          Exodus Communications, Inc.
                                Proxy Statement

                           -------------------------

                        Special Meeting of Stockholders

                                January 9, 2001
                            Santa Clara, California

[LOGO]

                          EXODUS COMMUNICATIONS, INC.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054

                                December 7, 2000

Dear Exodus Stockholder,

   The board of directors of Exodus, after careful consideration, has approved a merger between a wholly owned subsidiary of Exodus and GlobalCenter Holding Co. The board of directors believes that this proposed merger will accelerate the pace of Exodus' global expansion and enhance its position as a leader in complex Web hosting and managed services.

   We believe that combining Exodus and GlobalCenter, two leading Web hosting providers, will enhance Exodus' global data center infrastructure, strengthen Exodus' customer support, sales and professional services infrastructure, expand Exodus' customer base and improve Exodus' competitive position in the complex Web hosting space. In addition, we believe the merger will give Exodus a strong presence in Asia, a broader geographic presence and a stronger worldwide network.

   If the merger is completed, GlobalCenter will become a wholly owned subsidiary of Exodus. At the completion of the merger, Exodus will issue shares of Exodus common stock to GlobalCenter's sole shareholder, Global Crossing GlobalCenter Holdings, Inc. In exchange, Exodus will receive all of the issued and outstanding shares of GlobalCenter common stock. In addition, each outstanding option to purchase GlobalCenter common stock, as well as certain other options to purchase shares of Global Crossing Ltd. common stock, will be converted into the right to purchase shares of Exodus common stock. The number of shares that Exodus will issue will be determined under a formula at the time the merger is completed. If the merger had been completed on September 28, 2000, the day Exodus announced the proposed merger, Exodus would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. in the merger, which would represent approximately 19% of the outstanding shares of Exodus after the merger.

   We are very enthusiastic about the merger. The merger cannot be completed, however, unless a majority of the stockholders present in person or by proxy and entitled to vote at the Exodus special meeting of stockholders approves the issuance of Exodus common stock in the merger.

   This document provides you with detailed information about the proposed merger. We strongly encourage you to read this document carefully, including the description of risks related to the merger beginning on page 17.

   The board of directors is seeking your approval to allow Exodus to issue shares of its common stock in connection with the merger. Whether or not you plan to attend the special meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares are represented at the meeting.

   We believe this merger will offer Exodus significant opportunities to expand our business in exciting new ways. We urge you to vote FOR the issuance of Exodus common stock in the merger.

                                          Sincerely,

                                          Ellen M. Hancock
                                          Chairman and Chief Executive Officer


   This proxy statement is dated December 7, 2000 and is first being mailed to stockholders of Exodus on or about December 7, 2000.

[LOGO]

                          EXODUS COMMUNICATIONS, INC.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Exodus Communications, Inc., a Delaware corporation, will be held at the Company's executive offices at 2831 Mission College Boulevard, Santa Clara, CA 95054 at 10:00 a.m., Pacific Time on January 9, 2001, for the following purposes:

1. Approval of the issuance of shares of Exodus common stock in the merger of a wholly owned subsidiary of Exodus, with and into GlobalCenter Holding Co., in exchange for all of the issued and outstanding shares of GlobalCenter Holding Co. The merger agreement relating to the proposed merger is included as Annex A to the attached proxy statement.

2. To transact other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

   These items of business are described in the attached proxy statement. Only stockholders of record at the close of business on November 30, 2000, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   The merger cannot be completed unless the holders of a majority of the shares of Exodus common stock represented in person or by proxy at the meeting approve the issuance of common stock in the merger.

   Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Exodus a written revocation bearing a later date or by attending and voting at the special meeting.

                                          By Order of the Board of Directors,

                                          Adam W. Wegner
                                          Senior Vice President, Legal and
                                           Corporate Affairs,
                                          General Counsel and Secretary

Santa Clara, California
December 7, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
SUMMARY...................................................................   3
  The Companies...........................................................   3
  Reasons for the Merger..................................................   4
  Opinions of Financial Advisors..........................................   4
  Accounting Treatment of the Merger......................................   4
  Overview of the Merger Agreement........................................   5
  Related Agreements......................................................   7
  Management Following the Merger.........................................   7
  Exodus' Selected Historical Consolidated Financial Information..........   8
  GlobalCenter Holding Co.'s Selected Historical Financial Information....  10
  Exodus' Selected Unaudited Pro Forma Combined Condensed Financial
   Information............................................................  12
  Comparative Historical and Unaudited Pro Forma Per Share Data...........  14
  Market Price and Dividends..............................................  15
FORWARD-LOOKING STATEMENTS................................................  16
RISKS RELATED TO THE MERGER...............................................  17
THE SPECIAL MEETING.......................................................  23
  Date, time, place and purpose of the Exodus special meeting.............  23
  Record date, outstanding shares and quorum..............................  23
  Vote required, effect of abstentions and broker non-votes...............  23
  Share ownership of management and certain stockholders..................  23
  Expenses of proxy solicitation..........................................  23
  Voting of proxies.......................................................  24
  No appraisal rights.....................................................  24
  Recommendation of the Exodus board......................................  24
THE MERGER AND RELATED TRANSACTIONS.......................................  25
  Background of the Merger................................................  25
  Reasons for the Merger..................................................  27
  Recommendation of the Exodus Board......................................  29
  Opinions of Financial Advisors..........................................  29
  Regulatory Matters......................................................  35
  Accounting Treatment....................................................  35
  No Appraisal Rights.....................................................  35
THE MERGER AGREEMENT......................................................  36
  Conversion of GlobalCenter Stock and Options............................  36
  Conditions to the Merger................................................  38
  No Other Negotiations...................................................  40
  Exodus Acquisitions.....................................................  41
  Termination.............................................................  41
  Indemnification.........................................................  42
  Covenants...............................................................  43
  Representations and Warranties..........................................  44
  Possible Tax Refund to Global Crossing NA...............................  45
THE RELATED AGREEMENTS....................................................  46
  The Network Services Agreements.........................................  46
  Joint Venture Agreement.................................................  47
  Registration Rights Agreement, Stockholder Agreement and Other
   Agreements.............................................................  48

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
EXODUS COMMUNICATIONS, INC. UNAUDITED PRO FORMA COMBINED CONDENSED
 FINANCIAL STATEMENTS.....................................................   51
  Unaudited Pro Forma Combined Condensed Financial Statements.............   52
  Unaudited Pro Forma Combined Condensed Statements of Operations.........   53
  Notes to Unaudited Pro Forma Combined Condensed Financial Statements....   54
BUSINESS OF GLOBALCENTER..................................................   56
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF GLOBALCENTER...............................................   62
DIRECTORS OF EXODUS AFTER THE MERGER......................................   70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   73
INDEPENDENT ACCOUNTANTS...................................................   75
LEGAL MATTERS.............................................................   75
SUBMISSION OF STOCKHOLDER PROPOSALS.......................................   75
WHERE YOU CAN FIND MORE INFORMATION.......................................   75
FINANCIAL STATEMENTS OF GLOBALCENTER......................................  F-1

ANNEX A Agreement and Plan of Merger......................................  A-1
ANNEX B Opinion of Donaldson, Lufkin & Jenrette Securities Corporation....  B-1
ANNEX C Opinion of Goldman, Sachs & Co....................................  C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is Exodus proposing the merger?

A: The board of directors of Exodus believes that the merger is in the best interests of Exodus stockholders because it will accelerate the pace of Exodus' global expansion and enhance its position as a leader in complex Web hosting and managed services. The Exodus board believes that the combined company will be more competitive in the market and enhance the future value of the shares held by Exodus stockholders.

Q: What are the effects of the merger on me as a stockholder of Exodus?

A: Exodus stockholders will continue to own their shares of Exodus common stock after the merger. There will be no change in the number of shares of Exodus common stock held by current Exodus stockholders as a result of the merger. The number of shares that Exodus will issue in the merger will be determined under a formula at the time the merger is completed. If the merger had been completed on September 28, 2000, the day Exodus announced the proposed merger, Exodus would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. in the merger, which would represent approximately 19% of the outstanding shares of Exodus after the merger.

Q: What stockholder approvals are needed?

A: The affirmative vote of a majority of the quorum at the special meeting is required to approve the issuance of Exodus common stock in the merger. Each holder of Exodus common stock is entitled to one vote per share. As of November 30, 2000, the record date, Exodus directors and executive officers
   and their affiliates owned approximately    % of the outstanding shares of
   Exodus common stock.

Q: What constitutes a quorum?

A: The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting and will have the same effect as votes against the issuance of Exodus stock in the merger.

Q: Does the board of directors recommend voting in favor of the merger?

A: Yes. After careful consideration, Exodus' board of directors recommends that its stockholders vote in favor of the issuance of Exodus common stock in the merger.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risks Related to the Merger" beginning on page 17.

Q: What do I need to do now?

A: Please carefully consider the information contained in this proxy statement and respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope as soon as possible so that your shares will be counted at the special meeting of Exodus stockholders. Alternatively, you may attend the special meeting and vote your shares in person rather than signing and mailing in your proxy card.

Q: Do I need to attend the meeting?

A: No. You can vote by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Exodus anticipates that most stockholders will not attend the meeting in person. In addition, most of the directors and executive officers of Exodus, Global Crossing and GlobalCenter are not expected to attend.

Q: What if I don't vote?

A: If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the issuance of Exodus common stock in the merger. If you respond and abstain from voting, your proxy will have the same effect as a vote against the issuance of Exodus common stock in the merger. If you do not respond, your vote will not be counted.

Q:  Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Exodus before the meeting. Second, you can send the Secretary of Exodus a later-dated signed proxy card before the meeting. And third, if you are a holder of record, you can attend the meeting in person and vote.

  If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger in January 2001. Exodus, Global
   Crossing and GlobalCenter have obtained all required regulatory approvals and, other than contractual conditions remaining to be satisfied or waived, only Exodus stockholder approval remains as a closing condition to the merger. We hope to complete the merger as soon as practicable following stockholder approval of the issuance of the shares in the merger.

Q: Whom should I call with questions?

A: If you have additional questions about the merger or would like additional copies of this document, you should contact:

     Exodus Communications, Inc.
     Investor Relations
     2831 Mission College Blvd.
     Santa Clara, CA 95054
     (408) 346-2200

                                    SUMMARY

   This summary highlights selected information in this proxy statement. It does not contain all of the information that is important to you. We urge you to read carefully this entire proxy statement and the other documents that we refer to, for a more complete understanding of the merger and the related transactions. In particular, you should read the documents attached to this proxy statement, including the merger agreement and the opinions of Exodus' financial advisors, which are attached as Annexes A, B and C. In addition, we incorporate by reference important business and financial information about Exodus into this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 75 of this proxy statement.

The Companies

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, California 95054
(408) 346-2200
Nasdaq stock symbol: EXDS

   Exodus Communications, Inc. is a leading provider of complex Internet hosting for enterprises with mission-critical Internet operations. We offer sophisticated system and network management solutions, along with professional services, to provide optimal performance for customers' Web sites. Exodus delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a high performance dedicated and redundant backbone network. Our tailored solutions are designed to integrate with existing enterprise systems architectures and to enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. As of September 30, 2000, we had over 3,700 customers under contract and managed over 62,000 customer servers worldwide. As of that date, we operated 22 Internet Data Centers located in Atlanta, Austin, Boston, Chicago, Frankfurt, Los Angeles, New York, Seattle, Silicon Valley, Washington, D.C., London, Tokyo and Toronto. Our customers represent a variety of industries, ranging from leading Internet companies to major enterprise customers, including Yahoo!, Inktomi, Adidas, Nikko Soloman Smith Barney, Starbucks, U.S. News and World Report, Oracle Business Online and Oracle Managed Services and Loreal.

   We expanded our solutions and services by acquiring providers of Internet technologies--Arca Systems in October 1998, American Information Systems in February 1999, Cohesive Technology Solutions in July 1999, Service Metrics in November 1999, Global OnLine Japan in December 1999, KeyLabs, Inc. in February 2000, Network-1 Professional Services Division in February 2000 and Grenville Consulting UK Limited in August 2000. We also completed an equity investment in Mirror Image Internet, Inc. in April 2000.

   The information on our Web site is not part of this proxy statement. Exodus Communications, Exodus, CyberCabinet, CyberRack, Multipath Site, Multipath Net, SystemHealth Monitoring and Virtual Data Center are trade names and trademarks of Exodus. This proxy statement may also include trade names and trademarks of other companies. Unless the context otherwise requires, the terms "we," "us," "our" and Exodus refer to Exodus Communications, Inc., a Delaware corporation.

GlobalCenter Holding Co.
141 Caspian Court
Sunnyvale, California 94089
(408) 543-4700

   GlobalCenter Holding Co., a Delaware corporation, is an indirect wholly owned subsidiary of Global Crossing North America, Inc. and a direct wholly owned subsidiary of Global Crossing GlobalCenter Holdings, Inc. Global Crossing North America, Inc., which we refer to in this proxy statement as Global Crossing NA, is itself an indirect wholly owned subsidiary of Global Crossing Ltd., a Bermuda company whose shares are listed on the New York Stock Exchange. GlobalCenter Inc. is a Delaware corporation and a direct wholly owned subsidiary of GlobalCenter Holding Co. Please see the chart on page 6. For purposes of discussing the business and operations to be acquired by Exodus in the merger described in this proxy statement, we will refer to GlobalCenter Holding Co. and GlobalCenter Inc. collectively as GlobalCenter. When we refer to Global Crossing in this proxy statement, we mean Global Crossing Ltd. and its subsidiaries other than GlobalCenter.

   GlobalCenter is a leading provider of Internet infrastructure services incorporating complex Web hosting, IP network services, hardware and software procurement and installation, content distribution, integration and management services, systems applications, and professional services. As of September 30, 2000, GlobalCenter provided services to over 600 customers, including large, well-established enterprises and newer Internet companies, including Akamai, Encyclopedia Britannica, Microsoft bCentral, NBCi, Novell, Viacom and ZDNet.

   As of September 30, 2000, GlobalCenter operated 11 data centers strategically located near major business centers in northern and southern California, New York City, Washington D.C., London, and Melbourne. In addition, as of that date, GlobalCenter was developing nine data centers in the United States, Europe and the Asia-Pacific region, bringing the total gross square footage of GlobalCenter's data centers to approximately one million.

   The information on GlobalCenter's Web site is not part of this proxy statement. "GlobalCenter" and the GlobalCenter logo are service marks or registered service marks of GlobalCenter.

Reasons for the Merger (see page 27)

   The Exodus board of directors believes that the merger will benefit Exodus by accelerating the pace of Exodus' global expansion and enhance its position as a leader in complex Web hosting and managed services.

Opinions of Financial Advisors (see page 29)

   In deciding to approve the merger, the board of directors considered, among other things, the opinions of its financial advisors, Donaldson Lufkin and Jenrette Securities Corporation, dated September 27, 2000, and Goldman Sachs & Co., dated September 28, 2000, to the effect that as of those dates the exchange ratio was fair from a financial point of view to Exodus. The full text of each opinion, which sets forth procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and Annex C to this proxy statement. We urge you to read the opinions in their entirety.

Accounting Treatment of the Merger

   Exodus intends to account for the merger as a purchase transaction. This means that for financial accounting purposes, Exodus will allocate the value of the shares it is issuing to the fair value of the assets of GlobalCenter, including goodwill and other intangible assets.

Overview of the Merger Agreement (see page 36)

   Effects of the merger. The merger agreement provides for the merger of Einstein Acquisition Corp., a wholly owned subsidiary of Exodus, into GlobalCenter Holding Co. GlobalCenter Holding Co. will be the surviving corporation of the merger and become a wholly owned subsidiary of Exodus. As a result of the merger, Global Crossing GlobalCenter Holdings, Inc., the parent corporation of GlobalCenter Holding Co., will become a stockholder of Exodus. See the chart on page 6.

   Conversion of GlobalCenter common stock. When the merger is completed, the shares of common stock of GlobalCenter Holding Co. outstanding immediately before the merger will be converted into and exchanged for shares of our common stock. The number of shares of Exodus common stock to be issued in the merger will be determined by multiplying the number of shares of GlobalCenter common stock by an exchange ratio. The exchange ratio will be determined under a formula and will depend upon a number of factors, including the average prices of Exodus and Global Crossing Ltd. common stock over the ten trading days ending two days before the completion of the merger. If the merger had been completed on September 28, 2000, the day Exodus announced the proposed merger, Exodus would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. in the merger, which would represent approximately 19% of the outstanding shares of Exodus after the merger.

   Assumption of Options. When the merger is completed, each option to purchase shares of common stock of GlobalCenter Inc. will be assumed by Exodus. In addition, some employees of GlobalCenter have options to purchase shares of common stock of Global Crossing Ltd. Some of these Global Crossing Ltd. options convert by their terms upon a merger into options to purchase shares of GlobalCenter Inc. common stock. Exodus will assume the Global Crossing Ltd. options that convert into GlobalCenter Inc. options. The Global Crossing Ltd. options held by GlobalCenter employees that do not convert into GlobalCenter Inc. options will, if vested, remain unchanged and if unvested, will be cancelled upon the completion of the merger. Exodus will grant new options to purchase Exodus common stock to replace these cancelled Global Crossing Ltd. options. The adjustments to the GlobalCenter Inc. options to be assumed in the merger are more fully described in this proxy statement under the section entitled "The Merger Agreement--Conversion of GlobalCenter Stock and Options".

   When the merger will become effective. The merger will become effective as provided in the certificate of merger filed with the Secretary of State of the State of Delaware. The closing will occur at a date and time agreed upon by the parties promptly after all conditions to closing have been satisfied or waived. We are working towards completing the merger in January 2001.

   The organization of the companies before and after the merger is illustrated below:

   [GRAPHIC OF ORGANIZATION OF THE COMPANIES BEFORE THE MERGER AND AFTER THE
                                    MERGER]

   Conditions to the merger. The completion of the merger depends on a number of conditions being satisfied, including the following:

  . approval of the issuance of Exodus common stock in the merger by the Exodus stockholders;

  . the absence of any law, order or injunction prohibiting completion of the merger; and

  . at the closing, the representations and warranties of each of Exodus and GlobalCenter Holding Co. shall be true in all material respects and each of Exodus and GlobalCenter Holding Co. shall have performed their respective covenants in the merger agreement.

   In addition, Exodus, Global Crossing NA, Global Crossing GlobalCenter Holdings, Inc., Global Center Holding Co. and Global Center Inc. must satisfy other conditions before completion of the merger. Each of the conditions to the merger may be waived by the company entitled to assert the condition.

   Termination of the merger agreement. Exodus and GlobalCenter Holding Co. can mutually agree to terminate the merger agreement without completing the merger. Either Exodus or GlobalCenter Holding Co. can terminate the merger agreement if any of the following events occur:

  . all conditions to closing have not been satisfied before March 31, 2001, or in limited circumstances, May 31, 2001 other than as a result of a breach by the terminating party;

  . if the other party has breached any of its representations, warranties or covenants and the breach would cause the party to fail to satisfy a closing condition and the party has not cured the breach within ten days; or

  . if there is a final order, decree or ruling which would make the merger illegal or otherwise prohibit the completion of the merger.

   Indemnification. Global Crossing NA has agreed to indemnify Exodus and its affiliates and employees from any claims incurred because of a breach of any representation, warranty or covenant made by GlobalCenter in the merger agreement and liabilities relating to assets of Global Crossing NA, Global Crossing GlobalCenter Holdings, Inc. and GlobalCenter not used in GlobalCenter's business on the date of the merger agreement. Global Crossing NA will have no obligation to indemnify unless the aggregate amount of all claims exceeds $33 million and will not be obligated to indemnify for more than $660 million. Global Crossing NA and Exodus have also agreed to indemnify each other for specified tax liabilities.

 Management Following the Merger

   The current directors and executive officers of Exodus will continue to be the directors and executive officers of Exodus after the merger. At the completion of the merger, Exodus will appoint one additional director to be designated by an affiliate of Global Crossing.

Related Agreements (see page 46)

   There are additional agreements related to the merger agreement, including:

  . Network Services, Marketing and Cooperation Agreements with Global Crossing Ltd. and Asia Global Crossing Ltd., a company affiliated with Global Crossing Ltd. and GlobalCenter Holding Co.;

  .  Joint Venture Agreement with Asia Global Crossing Ltd.;

  .  Stockholder Agreement;

  .  Registration Rights Agreement;

  .  Transition Agreement; and

  . Noncompetition agreements between Exodus, GlobalCenter Holding Co. and various GlobalCenter employees.

         Exodus' Selected Historical Consolidated Financial Information

   The following selected historical consolidated financial data has been derived from our historical financial statements, and should be read together with those financial statements and related notes that are incorporated by reference in this proxy statement.

   The consolidated statement of operations data and statement of cash flows data for the years ended December 31, 1995 and 1996 and the consolidated balance sheet data as of December 31, 1995, 1996 and 1997 are derived from audited financial statements that are not included in this document. The consolidated statement of operations data and statement of cash flows data for the years ended December 31, 1997, 1998 and 1999 and the consolidated balance sheet data as of December 31, 1998 and 1999 are derived from audited financial statements that are incorporated by reference into this document. The consolidated statement of operations data and statement of cash flows data for the nine months ended September 30, 1999 and 2000 and the consolidated balance sheet data as of September 30, 2000 are derived from unaudited financial statements that are incorporated by reference into this document.

   In the following tables and in this document, "EBITDA" represents earnings
(loss) before net interest expense, income taxes, depreciation, amortization (including amortization of deferred stock compensation) and other noncash charges, including fixed asset write-offs. EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under accounting principles generally accepted in the United States of America. In addition, EBITDA may not be comparable to other similarly titled information from other companies. However, our management believes that EBITDA is an additional meaningful measure of performance and liquidity. With respect to the caption entitled "Deficiency of earnings available to cover fixed charges," earnings consist of loss before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance cost and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest. The "EBITDA" and "Deficiency of earnings available to cover fixed charges" data is unaudited.

                                                                                Nine Months
                                    Year Ended December 31,                 Ended September 30,
                          ------------------------------------------------  ---------------------
                           1995     1996      1997      1998       1999       1999       2000
                          -------  -------  --------  --------  ----------  --------  -----------
                                        (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Revenues................  $ 1,408  $ 3,130  $ 12,408  $ 52,745  $  242,140  $140,754  $   543,331
Cost of revenues........    1,128    2,990    16,868    61,578     197,231   118,827      378,101
                          -------  -------  --------  --------  ----------  --------  -----------
Gross profit............      280      140    (4,460)   (8,833)     44,909    21,927      165,230
Operating expenses:
 Marketing and sales....    1,056    2,734    12,702    29,034      75,809    42,473      123,315
 General and
  administrative........      427    1,056     5,983    16,058      42,951    25,548       97,498
 Product development....       70      444     1,647     3,507       8,869     5,641       10,573
 Amortization of
  goodwill and
  intangible assets.....      --       --        --        141       9,438     5,597       25,412
 Merger costs...........      --       --        --        --        5,058       --           --
                          -------  -------  --------  --------  ----------  --------  -----------
     Total operating
      expenses..........    1,553    4,234    20,332    48,740     142,125    79,259      256,798
                          -------  -------  --------  --------  ----------  --------  -----------
     Operating loss.....   (1,273)  (4,094)  (24,792)  (57,573)    (97,216)  (57,332)     (91,568)
 Interest and other
  income (expense):
   Interest and other
    income..............      --        68       193     7,157      15,928    10,625       47,571
   Interest and other
    expense.............      (38)    (107)     (699)  (16,900)    (49,035)  (30,669)    (135,129)
                          -------  -------  --------  --------  ----------  --------  -----------
     Total interest and
      other expense,
      net...............      (38)     (39)     (506)   (9,743)    (33,107)  (20,044)     (87,558)
                          -------  -------  --------  --------  ----------  --------  -----------
     Net loss...........   (1,311)  (4,133)  (25,298)  (67,316)   (130,323)  (77,376)    (179,126)
 Cumulative dividends
  and accretion on
  redeemable
  convertible
  preferred stock.......      --       --    (1,413)   (2,014)         --        --           --
                          -------  -------  --------  --------  ----------  --------  -----------
Net loss attributable to
 common stockholders....  $(1,311)  (4,133) $(26,711) $(69,330) $ (130,323) $(77,376) $  (179,126)
                          =======  =======  ========  ========  ==========  ========  ===========
Basic and diluted net
 loss per share.........  $ (0.06) $ (0.13) $  (0.87) $  (0.28) $    (0.39) $  (0.23) $     (0.45)
                          =======  =======  ========  ========  ==========  ========  ===========
Shares used in computing
 basic and diluted net
 loss per share.........   21,048   30,624    30,856   251,616     335,848   331,948      398,512
                          =======  =======  ========  ========  ==========  ========  ===========
Consolidated Statement
 of Cash Flows Data:
Net cash provided by
 (used for) operating
 activities.............  $  (461) $(3,116) $(15,518) $(47,312) $  (46,726) $(68,542) $    38,754
Net cash used for
 investing activities...      (69)  (3,877)  (23,864)  (92,757)   (390,614) (235,134)  (1,042,139)
Net cash provided by
 financing activities...      692   10,545    45,937   285,814   1,296,745   319,632    1,260,801
Depreciation and
 amortization...........       65      461     3,429    13,024      50,881    28,383      117,030
Capital expenditures....       69    3,499    22,489    44,564     283,468   160,624      767,744
Other Data:
EBITDA..................  $(1,208) $(3,633) $(20,274) $(41,945) $  (44,738) $(27,994) $    30,513
Deficiency of earnings
 available to cover
 fixed charges..........   (1,311)  (4,133)  (25,298)  (67,316)   (130,323)  (77,376)    (179,126)

                                         December 31,
                          ---------------------------------------------- September 30,
                           1995     1996     1997       1998     1999        2000
                          -------  ------  ---------  -------- --------- -------------
                                                                          (unaudited)
                                        (in thousands)
Consolidated Balance
 Sheet Data:
Cash and cash
 equivalents............  $   163   3,715  $  10,270  $156,015 1,015,960  $1,246,550
Restricted cash
 equivalents and
 investments............      --      378      1,753    45,614    35,390      73,051
Working capital
 (deficiency)...........   (1,170)  1,892     (3,707)  124,636   946,798     901,806
Total assets............      840   8,289     40,973   298,798 1,742,890   3,655,352
Equipment loans, line of
 credit facilities,
 capital lease
 obligations,
 convertible
 subordinated notes and
 senior notes, less
 current portion........      141   1,449     15,135   227,284 1,574,727   2,562,729
Total stockholders'
 equity (deficit).......   (1,140) (5,234)  (30,600)    24,277    17,615     567,644

      GlobalCenter Holding Co.'s Selected Historical Financial Information

   The table below provides selected historical consolidated financial data of GlobalCenter Holding Co., a wholly owned, indirect subsidiary of Global Crossing Ltd. GlobalCenter Holding Co. derived the consolidated statement of operations and the assets and liabilities data below for the three-month period ended December 31, 1999, the nine-month period ended September 30, 1999 and the years ended December 31, 1998 and 1997 from consolidated financial statements audited by Arthur Andersen LLP, independent public accountants. The financial data as of September 30, 2000 and for the nine months ended September 30, 2000 are derived from GlobalCenter Holding Co.'s unaudited consolidated financial statements. GlobalCenter Holding Co. has made adjustments, consisting of normal recurring adjustments, which in the opinion of GlobalCenter Holding Co.'s management are necessary for a fair presentation of its financial position as of September 30, 2000 and the results of its operations for the nine months ended September 30, 2000. Results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the full year or for any future period.

   GlobalCenter Inc. was acquired by Frontier Corporation in February 1998 in a pooling-of-interests merger transaction. On September 28, 1999, Global Crossing Ltd. acquired Frontier Corporation in a merger transaction. For financial reporting purposes, the merger with Global Crossing Ltd. was deemed to have occurred on September 30, 1999. In connection with the merger, the assets and liabilities of GlobalCenter Inc. were adjusted to their respective fair values under the purchase method of accounting. We have included the assets and liabilities of GlobalCenter Inc. and the related consolidated results of operations for periods prior to October 1, 1999 under the heading "Predecessor," and of GlobalCenter Holding Co. for periods subsequent to September 30, 1999 under the heading "GlobalCenter." The effects of the fair value adjustments to GlobalCenter Holding Co.'s assets and liabilities from the merger, including amortization of goodwill and other intangibles, are shown in the GlobalCenter Statement of Operations Data and Balance Sheet and Other Data.

   Depreciation, amortization and certain other line items included in the operating results, and property, equipment and goodwill balances included in the balance sheet of GlobalCenter Holding Co. are not directly comparable between periods because the GlobalCenter Holding Co. results after September 30, 1999 include the effects of purchase accounting adjustments related to the merger with Global Crossing Ltd., while prior periods do not. For this and other reasons, the selected consolidated historical financial data provided below should be read in conjunction with the Consolidated Financial Statements of GlobalCenter Holding Co. and related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations of GlobalCenter", each of which appears elsewhere in this proxy statement.

                                    Predecessor             GlobalCenter GlobalCenter
                          --------------------------------- ------------ -------------
                                                                           Unaudited
                             Year Ended        Nine Months  Three Months  Nine Months
                            December 31,          Ended        Ended         Ended
                          ------------------  September 30, December 31, September 30,
                            1997      1998        1999          1999         2000
                          --------  --------  ------------- ------------ -------------
                                               ($ in thousands)
Consolidated Statement
 of Operations Data:
Revenues:
 Service revenues.......  $  6,511  $ 19,600    $ 29,951      $ 17,753     $  97,774
 Equipment revenues.....     1,228     3,640      17,228         5,971        38,821
                          --------  --------    --------      --------     ---------
   Total revenues.......     7,739    23,240      47,179        23,724       136,595
Costs and expenses:
 Cost of service
  revenues..............     5,257    14,804      36,451        17,328        93,026
 Cost of equipment
  revenues..............       995     3,208      15,573         5,365        36,986
 Sales and marketing....     1,966     8,948       9,531         6,088        25,213
 General and
  administrative........     2,044     4,694       6,897         3,067        44,294
 Depreciation and
  amortization..........       912     4,023       4,242         1,913        16,236
 Amortization of
  intangibles...........       325     1,294         974        74,270       222,810
 Merger costs...........       --      2,060         --            --            --
                          --------  --------    --------      --------     ---------
   Total costs and
    expenses............    11,499    39,031      73,668       108,031       438,565
                          --------  --------    --------      --------     ---------
Operating loss..........    (3,760)  (15,791)    (26,489)      (84,307)     (301,970)
Other income (expense),
 net....................        45        55         (44)          114          (229)
                          --------  --------    --------      --------     ---------
Loss from continuing
 operations before
 income taxes...........    (3,715)  (15,736)    (26,533)      (84,193)     (302,199)
Income tax benefit......       941     4,911       9,742         5,038        33,189
                          --------  --------    --------      --------     ---------
Net loss from continuing
 operations.............    (2,774) $(10,825)    (16,791)      (79,155)     (269,010)
Loss from discontinued
 operations, net of
 income tax benefit.....   (10,638)  (13,380)    (16,985)      (15,188)          --
                          --------  --------    --------      --------     ---------
   Net loss.............  $(13,412) $(24,205)   $(33,776)     $(94,343)    $(269,010)
                          ========  ========    ========      ========     =========
Consolidated Operating
 Data:
Cash (used in) operating
 activities.............  $ (3,147) $ (5,752)   $(10,057)     $ (8,171)    $ (64,142)
Cash (used in) investing
 activities.............    (1,285)  (28,978)    (20,871)      (52,771)     (213,329)
Cash provided by
 financing activities...  $  4,933  $ 69,324    $ 81,355      $ 90,760     $ 284,265

                                        Predecessor         GlobalCenter
                                      --------------- ------------------------
                                          As of December 31,       Unaudited
                                      -------------------------- September 30,
                                       1997    1998      1999        2000
                                      ------- ------- ---------- -------------
                                                  ($ in thousands)
Balance Sheet and Other Data:
Goodwill and intangibles, net........ $ 8,764 $ 7,470 $1,411,130  $1,188,320
Total assets.........................  18,172  76,319  1,563,578   1,639,665
Total liabilities....................   2,578  12,085     65,233     129,606
Shareholder's equity.................  15,594  64,234  1,498,345   1,510,059
Total liabilities and shareholder's
 equity.............................. $18,172 $76,319 $1,563,578  $1,639,665

Number of data centers...............       2       6          8          11
Data center gross square footage.....  23,000  72,000    238,000     441,000

 Exodus' Selected Unaudited Pro Forma Combined Condensed Financial Information

   The Selected Unaudited Pro Forma Combined Condensed Financial Information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations for future periods or the results of operations that actually would have been realized had Exodus, Cohesive Technology Solutions, Inc. and its Subsidiaries and GlobalCenter been combined companies during the specified periods. For purposes of discussing the business and operations acquired by Exodus, we will refer to Cohesive Technology Solutions, Inc. and its subsidiaries collectively as Cohesive.

   The Selected Unaudited Pro Forma Combined Condensed Financial Information is qualified in its entirety by reference to, and should be read in conjunction with, the consolidated financial statements and related notes thereto of Exodus and the historical consolidated financial statements and related notes thereto of Cohesive, which are incorporated by reference into this document, and the historical consolidated financial statements and related notes thereto of GlobalCenter and the Unaudited Pro Forma Combined Condensed Financial Statements of Exodus, which are included elsewhere in this document.

   The Selected Unaudited Pro Forma Combined Condensed Statement of Operations Data for the Year Ended December 31, 1999 gives effect to the merger between Exodus and Cohesive and to the merger between Exodus and GlobalCenter as if both mergers had taken place on January 1, 1999. The Selected Unaudited Pro Forma Combined Condensed Statement of Operations Data for the Nine Months Ended September 30, 2000 gives effect to the merger between Exodus and GlobalCenter as if it had taken place on January 1, 2000. The Selected Unaudited Pro Forma Combined Condensed Balance Sheet Data gives effect to the GlobalCenter acquisition as if it had taken place on September 30, 2000.

   The Selected Unaudited Pro Forma Combined Condensed Financial Information has been prepared on the basis of assumptions described in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this document. In the opinion of management, all adjustments necessary to present fairly this Selected Unaudited Pro Forma Combined Condensed Financial Information have been made.

   The pro forma financial statements should be read in conjunction with the audited consolidated financial statements and notes of Exodus and the audited financial statements and notes of Cohesive and GlobalCenter, which are incorporated by reference into this document or included elsewhere in this document.

                                                                  Nine Months
                                                     Year Ended      Ended
                                                      December     September
                                                      31, 1999     30, 2000
                                                     -----------  -----------
                                                      (in thousands except
                                                         per share data)
Unaudited Pro Forma Combined Condensed Statement of
 Operations Data:
Total revenues...................................... $   342,234  $   679,926
Cost and expenses:
  Cost of revenues..................................     297,152      519,478
  Marketing and sales...............................      95,022      148,528
  General and administrative........................      59,985      146,663
  Product development...............................       8,869       10,573
  Amortization of goodwill and other intangible
   assets...........................................   1,008,123      768,061
  Acquisition-related charges.......................       5,058          --
                                                     -----------  -----------
    Total cost and expenses.........................   1,474,209    1,593,303
    Operating loss..................................  (1,131,975)    (913,377)
Interest expense, net...............................     (35,066)     (87,787)
                                                     -----------  -----------
    Loss from continuing operations before taxes....  (1,167,041)  (1,001,164)
Income tax benefit..................................         450          --
                                                     -----------  -----------
    Loss from continuing operations attributable to
     common stockholders............................ $ 1,166,591  $(1,001,164)
                                                     ===========  ===========
Basic and diluted loss per share from continuing
 operations......................................... $     (2.37) $     (1.82)
                                                     ===========  ===========
Share used in computing basic and diluted net loss
 per share from continuing operations...............     450,247      511,311
                                                     ===========  ===========

                                                                    September
                                                                     30, 2000
                                                                    ----------
Unaudited Pro Forma Combined Condensed Balance Sheet Data:
Cash and cash equivalents.......................................... $1,257,760
Restricted cash equivalents........................................     73,051
Working capital (deficiency).......................................    847,832
Property and equipment, net........................................  1,620,595
Total assets.......................................................  9,920,935
Equipment loans and capital lease obligations, less current
 portion...........................................................     64,173
Convertible subordinated notes.....................................    562,494
Senior notes.......................................................  1,936,062
Total stockholders' equity.........................................  6,692,644

         Comparative Historical and Unaudited Pro Forma Per Share Data

   The following table sets forth selected historical per share data of Exodus and combined per share data on an unaudited pro forma basis after giving effect to the merger on a purchase accounting basis. The information presented in this table is derived from the financial information of Exodus and GlobalCenter Holding Co. and is only a summary. This data should be read in conjunction with the Selected Historical Financial Information and separate historical consolidated financial statements of Exodus and GlobalCenter Holding Co. included elsewhere in or incorporated by reference into this proxy statement. This table is not necessarily indicative of the results of future operations of Exodus or actual results that would have occurred if the merger had taken place prior to the period indicated. See "Where You Can Find More Information" on page 75.

                                                            Historical Pro Forma
                                                              Exodus   Combined
                                                            ---------- ---------
   Book value per share:
     September 30, 2000....................................   $ 1.34    $12.47
   Basic and diluted net income (loss) per share:
     Nine months ended September 30, 2000..................   $(0.45)   $(1.82)
     Year ended December 31, 1999..........................   $(0.39)   $(2.37)

   To assist you in understanding the table above, we used the following methods:

  . We computed historical book value per share by dividing Exodus' total stockholders' equity as of September 30, 2000 by the number of common shares outstanding as of that date.

  . We computed the pro forma combined book value per share amounts by dividing pro forma stockholders' equity, including pro forma adjustments, by the pro forma number of shares of Exodus common stock which would have been outstanding had the merger been completed as of September 30, 2000 without including outstanding options. For more detailed information, refer to the Exodus Unaudited Pro Forma Combined Condensed Financial Statements on page 51.

  . We computed the pro forma combined basic and diluted net loss per share using the weighted average number of shares of common stock outstanding after the issuance of Exodus common stock to acquire the outstanding shares of GlobalCenter Holding Co. common stock.

  . We excluded dilutive options from the computation during these loss periods as their effect is anti-dilutive.

                           Market Price and Dividends

   The following table sets forth the high and low closing prices per share of Exodus common stock for the periods indicated, as reported on the Nasdaq National Market.

                                                                   High   Low
                                                                  ------ ------
   Year Ending December 31, 2000
   Fourth Quarter (through November 30, 2000)                     $      $
   Third Quarter.................................................  68.44  37.00
   Second Quarter................................................  70.81  29.00
   First Quarter.................................................  86.66  43.19

   Year Ended December 31, 1999
   Fourth Quarter................................................ $45.91 $15.52
   Third Quarter.................................................  21.70  13.45
   Second Quarter................................................  14.99   7.67
   First Quarter.................................................   9.38   3.77

   Year Ended December 31, 1998
   Fourth Quarter................................................ $ 4.17 $ 1.21
   Third Quarter.................................................   3.05   1.06
   Second Quarter................................................   2.99   1.91
   First Quarter (commencing March 19, 1998).....................   1.79   1.70

   On November 30, 2000, there were            shares of Exodus common stock
outstanding which were held of record by       stockholders and there were
233,500,000 shares of GlobalCenter Holding Co. common stock outstanding which were held of record by one shareholder, Global Crossing GlobalCenter Holdings, Inc.

   Exodus has never declared or paid any cash dividends on its common stock. Exodus currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. GlobalCenter Holding Co. has never paid cash dividends on its common stock and does not anticipate that any cash dividends will be paid on its common stock in the foreseeable future.

                           FORWARD-LOOKING STATEMENTS

   The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement contains such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements may be made directly in this proxy statement and they may be made a part of this proxy statement by reference to other documents filed with the Securities and Exchange Commission and incorporated by reference into this proxy statement. These statements may include statements regarding the period following completion of the merger.

   Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. In particular, statements regarding expected strategic benefits, advantages and other effects of the merger described in "Summary--Reasons for the Merger" and "The Merger and Related Transactions--Reasons for the Merger" and elsewhere in this document are forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. In addition to the risks related to the businesses of Exodus and GlobalCenter, the factors discussed under "Risks Related to the Merger," among others, could cause actual results to differ materially from those described in the forward-looking statements. We make no representation as to whether any projected or estimated financial information contained in any forward-looking statements will be obtained and stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement or the date of the document incorporated by reference in this proxy statement. Exodus is not under any obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

                          RISKS RELATED TO THE MERGER

   In addition to the other material contained in or incorporated by reference into this proxy statement, you should carefully consider the following risk factors in evaluating whether or not to approve the issuance of Exodus common stock in the merger.

If Exodus and GlobalCenter cannot effectively integrate their operations and infrastructure, the potential benefits of the proposed merger will not be realized.

   An important reason for the proposed merger is that it is expected to allow Exodus to utilize GlobalCenter facilities and employees to provide an enhanced level of services in connection with Exodus' Web hosting and managed and professional services operations. To do so, Exodus and GlobalCenter will have to integrate their Internet protocol networks and management teams as well as their managed and professional services operations. If this integration effort is not successful, then results of operations could be adversely affected, employee morale could decline, key employees could leave and customers could cancel existing orders or choose not to place new ones. In addition, difficulties or delays in the integration of the network and call center operations of Exodus and GlobalCenter could disrupt customer service after the merger. Until GlobalCenter's existing customers have had the opportunity to determine how well the combined companies will operate, they might cancel existing orders or delay placing new ones. If Exodus' operations after the merger do not meet the expectations of GlobalCenter's or Exodus' existing customers, then these customers might reduce their future orders or cease doing business with us altogether.

The market price of Exodus common stock is highly volatile and could decline as a result of the proposed merger.

   In the past, Exodus common stock has experienced substantial price volatility. This volatility might occur in the future, which could cause your Exodus common stock to be worth less after the merger than before the merger. Volatility can occur particularly as a result of quarter-to-quarter variations in the actual or anticipated financial results of Exodus, its customers or competitors, and announcements by Exodus or its competitors regarding new products and services introductions. In addition, the market price of Exodus common stock can fluctuate due to price and volume fluctuations in the stock market, especially those that have affected the market price of technology stocks in general and Internet stocks in particular.

   In addition, the market price of Exodus common stock might decline significantly as a result of the proposed merger if:

  . Exodus does not experience the benefits of the merger as quickly as anticipated, or at all, or the costs of or operational difficulties arising from the merger are greater than anticipated;

  . the impact of the merger on Exodus' financial results is not in line with the expectations of financial analysts; or

  . margins on professional services decline because of competitive or other factors or because the anticipated shift of the total mix of business toward managed and professional services does not materialize.

The business of Exodus and GlobalCenter could suffer due to announcement of the proposed merger.

   The announcement of the proposed merger may increase the likelihood of a number of changes to the businesses of Exodus or GlobalCenter. These potential changes include:

  . loss of key management, development or other personnel of Exodus and/or GlobalCenter;

  . cancellation or decline in the rate of orders for Exodus' or GlobalCenter's products or services or deterioration of Exodus' or GlobalCenter's customer relationships;

  . delays in product development or development of new service capabilities; and

  . loss of key strategic relationships, joint marketing arrangements and key business partners.

   Changes in the business of Exodus and GlobalCenter pending the merger could have a material impact on the business of Exodus after the merger. Even if the merger is not completed, Exodus could be harmed by the expectation of these changes and restoring Exodus's business to its pre-announcement value could take a long time and be costly.

GlobalCenter's historical financial information may not be representative of its results going forward.

   Global Crossing did not account for GlobalCenter and GlobalCenter was not operated as a separate, standalone entity for the periods presented in this proxy statement. GlobalCenter's consolidated historical financial statements have been extracted from the consolidated financial statements of Global Crossing Ltd. using the historical results of operations and historical bases of the assets and liabilities of the GlobalCenter Web hosting and Internet infrastructure services businesses that were transferred to GlobalCenter. GlobalCenter's costs and expenses include allocations of infrastructure costs associated with its use of or benefit from centralized corporate services, including:

  .  information technology;

  .  real estate;

  .  accounting, tax and treasury;

  .  human resources;

  .  legal; and

  .  sales and marketing.

   Accordingly, the consolidated historical financial information GlobalCenter has included in this proxy statement does not necessarily reflect what GlobalCenter's financial position, results of operations and cash flows would have been had GlobalCenter been a separate, standalone entity during the periods presented. As a result, this consolidated historical financial information is not necessarily indicative of the future financial results of GlobalCenter.

The merger could result in the loss of employees at Exodus and GlobalCenter before and after completion of the merger.

   Whether or not the merger occurs, Exodus and GlobalCenter may not be able to retain some of their key employees. Employees of a company are often uncertain as to their future employment during the time after the company enters into a merger agreement and before the merger is completed. Although incentives provided by Exodus and GlobalCenter during this period may mitigate this effect, it is possible that employees will seek employment elsewhere. After the merger, integration of the businesses of Exodus and GlobalCenter could result in changes in the culture and operations of the companies that could cause the combined company to lose key employees. The success of the combined company will depend upon its ability to attract and retain highly skilled technical, managerial, sales and marketing personnel, particularly additional management in the areas of application integration and technical support. In particular, the loss of key employees at any GlobalCenter regional office could adversely impact GlobalCenter's overall financial results, which could have a negative impact on the operating results of Exodus after the merger. Competition for such personnel is intense. After the merger, Exodus may not be able to hire or retain the necessary personnel to integrate GlobalCenter with Exodus and implement its business strategy, or may need to pay higher compensation for employees than it currently expects.

If members of GlobalCenter's management leave, the potential benefits of the merger may not be realized.

   GlobalCenter has hired most of its senior management within the last year. As a result, GlobalCenter's management team has worked for GlobalCenter for only a brief time. In addition, many members of GlobalCenter's senior management will benefit significantly from the full acceleration of vesting for their GlobalCenter options as a result of the merger. Success of the merger will depend, in significant part, on the continued services of GlobalCenter's senior management personnel and of its key technical and sales personnel. If members of GlobalCenter's current management were to terminate their employment with GlobalCenter, the ability of Exodus to manage GlobalCenter's business and workforce after the merger would be harmed and GlobalCenter's operations could be disrupted. GlobalCenter does not have employment agreements for any GlobalCenter employees other than Mr. Hindery, its Chairman and Chief Executive Officer. Although GlobalCenter's Chief Executive Officer and other members of the GlobalCenter management team will be subject to noncompetition agreements with Exodus and GlobalCenter after the merger, these agreements may not result in the retention of any members of the management of GlobalCenter for any significant period of time. A loss of any member of GlobalCenter's management could defer or prevent Exodus from realizing the benefits that it anticipates from the merger.

The merger could harm key customer third party and relationships.

   The proposed merger could harm the present and potential relationships of Exodus and GlobalCenter with customers and other third parties with whom they do business. For example, the continuance of GlobalCenter's customer relationships is generally based on continued customer goodwill and satisfaction rather than long-term orders or other contractual commitments. Customers might postpone or cancel sales orders for Web hosting and/or managed and professional services if they perceive that customer services and support would decline as a result of the merger. Any changes in customer relationships could harm the combined company's business. GlobalCenter's customers and other third parties may, in response to the announcement of the merger, delay or defer decisions concerning using GlobalCenter as their service provider. GlobalCenter could experience a decrease in expected revenue as a consequence of uncertainties associated with the merger.

The costs associated with the merger may be higher than expected, which could harm the financial results of the combined company and cause a decline in the value of Exodus common stock.

   Exodus and GlobalCenter estimate that they will incur total direct transaction costs of approximately $31 million associated with the merger. Exodus expects to incur additional costs associated with consolidation and integration of operations. These costs cannot be estimated accurately at this time. If the total costs of the merger and related consolidation and integration exceed estimates, or if the costs of the merger exceed the benefits of the merger, the financial results of the combined company would suffer. Any shortfall in anticipated operating results could cause the market price of Exodus common stock to decline. In addition, the market price of Exodus common stock could decline immediately, and perhaps significantly, if Exodus does not experience business benefits as quickly or in as great an amount as expected by securities analysts.

The acquisitions that Exodus has recently completed may increase the integration difficulties associated with the proposed merger with GlobalCenter.

   The challenges of integrating the operations of Exodus and GlobalCenter will be increased by ongoing efforts associated with the continuing integration of other recent acquisitions by Exodus. In October 1998, Exodus acquired Arca Systems, a provider of advanced network and system security consulting services. In February 1999, Exodus acquired American Information Systems, a provider of co-location, Web hosting and professional services in the Chicago metropolitan area. In July 1999, Exodus acquired Cohesive Technology Solutions, a technology professional services organization with expertise in networking, Web applications and technology solutions. In November 1999, Exodus acquired Service Metrics, an Internet monitoring applications and services company. In December 1999, Exodus acquired Global OnLine Japan, an Internet solutions provider in the Japanese market. In February 2000, Exodus acquired KeyLabs, Inc., a provider of e-business testing services. In February 2000, Exodus acquired the Professional Services Division of Network-1 Solutions, Inc. to strengthen Exodus' capabilities in network security design consulting. In April 2000, Exodus completed an investment in and entered into a commercial relationship with Mirror Image Internet, Inc. to help enhance its managed services platform by improving its content distribution offering. In August 2000, Exodus acquired Grenville Consulting UK Limited, a professional services organization based in the UK. Exodus anticipates that in the future it will continue to consider other acquisitions of businesses to expand its business and to acquire complementary technologies and personnel. The integration of multiple organizations requires a substantial amount of management resources and attention. These acquisitions, as well as other potential future acquisitions, will require Exodus to manage and integrate the acquired businesses and their personnel, which may be located in diverse geographic locations, and will also require Exodus to develop and market services to new markets with which Exodus may not be familiar. Failure of Exodus to integrate and manage acquired businesses successfully and to retain their employees and customers, and to address new markets associated with the acquired businesses successfully, would harm its business and increase the difficulties associated with the integration of the operations of GlobalCenter.

The number of shares of Exodus common stock to be issued in the merger will vary depending upon a number of factors, and could increase substantially, which would increase the dilutive affect of the merger to the Exodus stockholders.

   The number of shares that Exodus will be issue in the merger will be determined under a formula at the time the merger is completed. If the merger had been completed on September 28, 2000, the day Exodus announced the proposed merger, Exodus would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. in the merger, which would represent approximately 19% of the outstanding shares of Exodus after the merger. This estimate is based upon application of the merger conversion formula to information as of September 28, 2000 and on the assumptions stated on pages 36 and 37 under the heading "The Merger Agreement--Conversion of GlobalCenter Stock and Options." This estimate is an example only. If there is a substantial increase in the market price of Global Crossing Ltd. common stock before the merger, the number of shares of Exodus common stock issued in the merger would increase substantially. Exodus will not seek further approval of its stockholders if the number of shares of Exodus common stock to be issued in the merger differs materially from the estimates shown in this proxy statement. Stockholders are urged to obtain recent market quotations for Exodus common stock before they vote.

The merger will decrease the ownership interests of the current Exodus stockholders.

   Based upon the assumptions provided in this proxy statement on pages 36 and 37 under the heading "The Merger Agreement--Conversion of GlobalCenter Stock and Options," Exodus estimates that, it would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. in the merger which would represent approximately 19% of the outstanding shares of Exodus after the merger. This represents substantial dilution of the ownership interests of the current stockholders of Exodus compared to their ownership interests in Exodus before the merger. The issuance of additional shares of Exodus common stock upon exercise of the stock options being assumed and issued by Exodus in the merger and stock options that Exodus may grant to GlobalCenter's workforce after the merger will result in further dilution to the current stockholders of Exodus.

As a result of the merger, Global Crossing GlobalCenter Holdings, Inc., an indirect wholly owned affiliate of Global Crossing Ltd., will have a substantial ownership interest in Exodus.

   Global Crossing GlobalCenter Holdings, Inc. and Global Crossing Ltd. have agreed that they and their affiliates will vote their shares of Exodus common stock either as directed by Exodus or in the same proportion as the other Exodus stockholders until the earlier of five years after the merger or the time that their collective percentage ownership of Exodus is reduced to below 10%. This agreement does not, however, apply to a proposal relating to a change in control of Exodus. In addition, Global Crossing GlobalCenter has the right to designate one nominee for election to the Exodus board of directors for as long as it and its affiliates own a total of at least 10% of the Exodus common stock outstanding. As a result of these agreements, Global

Crossing GlobalCenter or its affiliates would be able to substantially influence the management of Exodus. In addition, Global Crossing GlobalCenter will have substantial influence over the outcome of a stockholder vote on any matter relating to a change in control of Exodus. Thus, actions might be taken even if other stockholders of Exodus oppose them.

Substantial future sales of Exodus common stock by Global Crossing and its affiliates could cause the price of Exodus common stock to decline.

   Based upon the assumptions provided in this proxy statement on pages 36 and 37 under the heading "The Merger Agreement--Conversion of GlobalCenter Stock and Options," Exodus estimates that, immediately after the merger, it would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. in the merger which would represent approximately 19% of the outstanding shares of Exodus after the merger. All of the shares of Exodus common stock issued at the completion of the merger will be restricted shares. Exodus has agreed to register these shares for resale within four months after the merger and to keep the registration statement effective until the registered shares are sold or until Global Crossing GlobalCenter and its affiliates own less than 3% of the Exodus common stock outstanding. Global Crossing and its affiliates have agreed not to sell their shares for one year after the first anniversary of the closing of the merger except under limited circumstances. From the first to the fifth anniversaries of the closing of the merger, Global Crossing and its affiliates have agreed not to transfer their Exodus shares except in underwritten offerings and other sales pursuant to their registration rights or pursuant to Rule 144, or under limited circumstances similar to those during the first year after the closing of the merger. The market price of Exodus common stock could decline as a result of sales by Global Crossing and its affiliates of a large number of shares of Exodus common stock in the market or the perception that these sales could occur.

Our ability to expand our network is unproven and will require substantial financial, operational and management resources.

   To satisfy customer requirements, we must continue to expand and adapt our network infrastructure. We are dependent on MCI WorldCom, Qwest, Global Crossing and other telecommunications providers for our network capacity. In the future, we intend to rely more heavily on one provider, Global Crossing Ltd., and will become more dependent on Global Crossing Ltd. and its affiliates for network operations and services. The expansion and adaptation of our telecommunications infrastructure will require substantial financial, operational and management resources as we negotiate telecommunications capacity with network infrastructure suppliers. Due to the limited deployment of our services at comparable levels of scale to date, our ability to connect and manage substantially larger number of customers at high transmission speeds is unknown. We have yet to prove our network's ability to be scaled up to higher customer levels while maintaining superior performance. Furthermore, it may be difficult for us to increase quickly our network capacity in light of current necessary lead times within the industry to purchase circuits and other critical items. If we fail to achieve or maintain high capacity data transmission circuits, customer demand could diminish because of possible degradation of service. In addition, as we upgrade our telecommunications infrastructure to increase bandwidth available to our customers, we expect to encounter equipment or software incompatibility which may cause delays in implementation.

GlobalCenter has a limited operating history and its business model is still evolving, which makes it difficult to evaluate GlobalCenter, its prospects and the benefits of the merger to Exodus.

   GlobalCenter's limited operating history makes evaluating its business operations and its prospects difficult. GlobalCenter's range of service offerings has changed since its inception and its business model is still new and developing. GlobalCenter recently began offering a wider range of applications and professional services. Because many of these services are new, GlobalCenter cannot be sure that customers will buy them. As a result, the revenue and income potential of its business is unproven.

Exodus and GlobalCenter have a history of significant losses and we expect these losses to continue for the foreseeable future, which makes the business of the combined company increasingly difficult to evaluate.

   Exodus' limited operating history and heavy losses make evaluating our business operations and our prospects difficult. We began offering server hosting and Internet connectivity services in late 1995, opened our first dedicated Internet Data Center in August 1996 and introduced managed services in 1997 and professional services in 1998. Due to our short operating history, our business model is still evolving. We have incurred operating losses each fiscal quarter and year since 1995. We have experienced negative cash flows from operations in each fiscal quarter from 1995 through March 31, 2000. For the quarters ended June 30, 2000 and September 30, 2000, we achieved positive cash from operations; however, there is no assurance that positive cash flows from operations will continue or increase in future periods. Our accumulated deficit was approximately $407.3 million at September 30, 2000.

   GlobalCenter also has experienced significant losses and negative cash flows from operations in the past. GlobalCenter's net loss from continuing operations was $269.0 million for the nine months ended September 30, 2000, $79.2 million for the three months ended December 31, 1999, $16.8 million for the nine months ended September 30, 1999, $10.8 million for the year ended December 31, 1998 and $2.8 million for the year ended December 31, 1997. While GlobalCenter's revenues have grown in recent periods, this growth may not continue.

   We anticipate continuing to make significant investments in new Internet Data Centers and network infrastructure, product development, sales and marketing programs and personnel. We believe that we will continue to experience net losses on a quarterly and annual basis for the foreseeable future. We may also use significant amounts of cash and/or equity to acquire complementary businesses, products, services or technologies. Although we have experienced significant growth in revenues in recent periods, this growth is not necessarily indicative of future operating results, and this growth will likely decrease. It is possible that we may never achieve profitability on a quarterly or annual basis.

Exodus and GlobalCenter both provide service level commitments to their customers, so any significant degradation in service to their customers could force Exodus to reduce its prices enough to harm the business and financial results of Exodus.

   Both Exodus' and GlobalCenter's customer contracts provide service level agreements related to the continuous availability of its data center and network services. Exodus' and GlobalCenter's commitments are generally limited to a credit consisting of reduction in monthly charges for disruptions in Internet transmission services. If Exodus or GlobalCenter incurs significant service degradation in connection with system downtime, Exodus will be forced to reduce its charges and its business and financial results would be harmed. As customers outsource more mission-critical operations to the combined company, Exodus risks increased liability claims and customer dissatisfaction if its systems fail to meet its customers' expectations.

                              THE SPECIAL MEETING

Date, time, place and purpose of the Exodus special meeting

   The special meeting of stockholders of Exodus will be held at the Company's executive offices at 2831 Mission College Boulevard, Santa Clara, CA 95054 at 10:00 a.m., Pacific Time on January 9, 2001. At the meeting, Exodus stockholders will be asked:

   1. To approve the issuance of shares of Exodus common stock in the merger. The merger agreement is attached as Annex A to this proxy statement.

   2. To transact other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record date, outstanding shares and quorum

   The Exodus board of directors has fixed the close of business on November 30, 2000, as the record date for determining which stockholders are entitled to vote at the special meeting. Only holders of record of Exodus common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were shares of Exodus common stock outstanding and entitled to vote, held of
record by approximately       stockholders. Exodus has been informed that there
are in excess of        beneficial owners of shares of its common stock. The
presence in person or by proxy at the meeting, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Vote required, effect of abstentions and broker non-votes

   Approval of the issuance of shares in the merger requires the affirmative vote of a majority of a quorum at the special meeting. Holders of Exodus common stock are entitled to one vote for each share held as of the record date. Abstentions and broken non-votes will have the same effect as votes against the issuance of the Exodus stock in the merger.

Share ownership of management and certain stockholders

   On the record date, directors, executive officers and affiliates of Exodus
as a group beneficially owned          shares of Exodus common stock. Such
shares constituted approximately     % of all of the outstanding Exodus common
stock, as of the record date.

Expenses of proxy solicitation

   Exodus will pay the expenses of soliciting proxies for the meeting. Following the original mailing of the proxies and other soliciting materials, Exodus or its agents may also solicit proxies by mail, telephone, telegraph or in person. Exodus has retained Skinner and Company to aid in the solicitation of proxies and to verify records relating to the solicitation. Skinner and Company will receive customary fees and expense reimbursement for these services. Exodus estimates these fees and expenses to be approximately $7,500. Following the original mailing of the proxies and other soliciting materials, Exodus will request that brokers, custodians, nominees and other record holders of Exodus shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares. In these cases, Exodus will reimburse the record holders for their reasonable expenses if they ask Exodus to do so.

Voting of proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the special meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the issuance of Exodus stock in the merger. A proxy may be revoked by any of the following methods:

  . a written instrument delivered to Exodus stating that the proxy is revoked;

  . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the special meeting; or

  .  attendance at the special meeting and voting in person.

   Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Exodus meeting, the stockholder must bring to the special meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

   Exodus' board of directors does not know of any matter to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on those matters in accordance with their best judgment.

No appraisal rights

   Holders of Exodus common stock are not entitled to dissenters' rights or appraisal rights with respect to the merger.

Recommendation of the Exodus board

   After careful consideration, the Exodus board of directors determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, the stockholders of Exodus and approved the merger agreement and the merger. The Exodus board of directors recommends that the stockholders of Exodus vote "FOR" the issuance of shares of Exodus common stock in the merger. All of the Exodus directors who considered the merger concurred in this determination and recommendation.

                      THE MERGER AND RELATED TRANSACTIONS

Background of the Merger

   On June 26, 2000, Ms. Ellen Hancock, Chairman and Chief Executive Officer, and Mr. Richard Stoltz, former Chief Financial Officer and Special Advisor, Strategy and Finance of Exodus and Thomas Weisel of Thomas Weisel Partners, met with Mr. Leo Hindery, Chairman and Chief Executive Officer of
GlobalCenter Inc., and began exploratory discussions regarding the possibility of a strategic transaction between Exodus and GlobalCenter, including a combination of the two companies. At the conclusion of this meeting, the parties agreed to meet four days later for further discussions.

   On June 30, 2000, representatives of Exodus, Thomas Weisel Partners and GlobalCenter met to discuss the principal terms under which the parties might consider a merger between the two companies. At this meeting the parties discussed potential approaches to valuation of the companies and other issues surrounding the transaction.

   On July 3, 2000, representatives of Exodus, Thomas Weisel Partners, GlobalCenter and Global Crossing Ltd. met at the offices of GlobalCenter's legal counsel to discuss the principal terms of a potential merger. On the same day, Exodus management received an initial draft of a proposed Merger Agreement from representatives of GlobalCenter.

   Between July 4 and July 14, 2000, representatives of Exodus, Thomas Weisel Partners, Goldman Sachs, GlobalCenter and Global Crossing Ltd. and their respective legal counsel continued to meet to discuss and negotiate the principal terms of the potential merger and the valuation of the two companies. In addition, the parties began discussions and drafting of a network services agreement and related transactions. During this period, Exodus and its legal and financial advisors conducted a business, legal and financial due diligence review of GlobalCenter and Global Crossing Ltd. and its legal and financial advisors conducted a business, legal and financial review of Exodus. On July 6 and 7, 2000 senior management of Exodus, GlobalCenter and Global Crossing Ltd. met to discuss the proposed valuation for the potential merger and additional transaction terms proposed by Exodus.

   On July 10, 2000, the finance committee of the board of directors of Exodus met to evaluate the potential merger of the two companies. On July 11, 2000, the Exodus board of directors met and heard presentations by Exodus management on the potential GlobalCenter merger. After its discussions, the board authorized Exodus management to continue negotiations with GlobalCenter but to pursue a lower valuation for the transaction. The board further advised Exodus management to continue to explore alternative strategic opportunities with other third parties.

   On July 11, 2000, Ms. Hancock and Mr. Joseph Stockwell of Exodus met with Mr. Hindery and Mr. David Walsh of Global Crossing Ltd., and representatives from Morgan Stanley, advisor to GlobalCenter, to discuss additional terms of the agreements. On July 12, 2000, representatives of Exodus and Global Crossing met to discuss the major points of the proposed merger agreement and other proposed commercial arrangements. On July 13, 2000, GlobalCenter delivered a GlobalCenter disclosure schedule to Exodus' legal counsel.

   On July 14, 2000, the Global Crossing Ltd. board of directors met and approved the terms of the proposed merger. Also on this date, the Exodus board of directors met and discussed the terms of the proposed merger. Following this meeting, Exodus proposed to GlobalCenter Holding Co. and Global Crossing Ltd. a lower price for GlobalCenter Holding Co. in the proposed merger. GlobalCenter Holding Co. and Global Crossing Ltd. rejected the price proposal and negotiations between the parties were suspended.

   Between July 18 and July 22, 2000, Exodus management conferred with its legal and financial advisors, including representatives of Donaldson Lufkin & Jenrette and Goldman Sachs, as to potential counteroffers to GlobalCenter and Global Crossing Ltd. On July 22, 2000, Exodus delivered a revised merger proposal to

Mr. Hindery as well as a revised offer letter on July 25, 2000. Between July 23 and July 27, 2000, representatives of the two parties met to discuss the revised terms of the potential merger proposed by Exodus. On July 26, 2000, Mr. R. Marshall Case, Chief Financial Officer of Exodus, and Mr. Hindery discussed via conference call a commercial arrangement between the two companies for network services as well as other issues. On July 28, 2000 legal counsel for Exodus delivered a revised merger agreement to GlobalCenter and Global Crossing Ltd.

   On August 1, 2000, Mr. Case informed Mr. Hindery by telephone that Exodus was interested in pursuing a transaction with GlobalCenter under the terms originally proposed on July 22. Mr. Hindery rejected these terms as a basis for the transaction and expressed his intention to pursue alternative transactions with other companies. By letter dated August 1, 2000 to Ms. Hancock, Mr. Hindery confirmed GlobalCenter's rejection of Exodus' offer, and discussions between the two companies were suspended again. Exodus management subsequently informed the finance committee of the Exodus board of directors that the two companies had ceased negotiations.

   During the period between August 1 and the end of August, Exodus management pursued discussions with another company regarding a potential strategic transaction which ultimately did not come to fruition.

   On September 1, 2000, Mr. Hindery contacted Ms. Hancock to renew discussions between the companies. The following day, representatives of the parties met at the offices of Exodus' legal counsel to discuss open issues in the merger document and ancillary agreements. On September 7, 2000, Exodus' legal counsel delivered a revised merger proposal to GlobalCenter and Global Crossing Ltd., on which GlobalCenter and Global Crossing Ltd. management and legal counsel provided comments. The following day, Exodus management and its advisors delivered a revised merger proposal to GlobalCenter and Global Crossing Ltd. based on these comments.

   On September 14, 2000, representatives of Donaldson Lufkin & Jenrette, spoke via telephone with Mr. Gary Winnick, the Chairman of the Board of Global Crossing Ltd., and Mr. Tom Casey, at that time the Vice Chairman of the Board of Global Crossing Ltd., about the major outstanding issues of the proposed transaction. On September 16, Mr. Casey contacted Mr. Case of Exodus for further negotiations on these points. By telephone on September 21, 2000, Ms. Hancock and Mr. Casey discussed the price collar mechanism for the merger. Exodus' legal counsel subsequently delivered a revised merger proposal to GlobalCenter and Global Crossing Ltd.

   On September 23, 2000, Exodus senior management and its advisors delivered to GlobalCenter and Global Crossing Ltd. a document outlining the major terms of the transaction. After review of this document, the parties reached tentative agreement on all major terms. The following day, Exodus' legal counsel delivered a revised set of transaction agreements, based on the agreed upon terms, to GlobalCenter and Global Crossing Ltd.

   Between September 25 and 28, 2000, representatives of Exodus, GlobalCenter and Global Crossing Ltd. met at the offices of Exodus' legal counsel to negotiate the final terms of the merger agreement and the networking and joint venture agreements. During this period, Exodus and its legal and financial advisors conducted a business, legal and financial due diligence review of GlobalCenter and Global Crossing and its legal and financial advisors conducted a business, legal and financial review of Exodus. On September 26, Exodus management presented to the finance committee of Exodus' board of directors the revised agreements and each of Donaldson Lufkin & Jenrette and Goldman Sachs delivered presentations regarding the fairness from a financial point of view to Exodus of the proposed exchange ratio and merger consideration. The finance committee of Exodus' board of directors recommended the transactions to the Exodus board of directors. The following day, September 27, 2000, the board of directors of Exodus met and approved the merger and the board of directors of Global Crossing Ltd. met and approved the merger. On September 28, 2000, Exodus, GlobalCenter and Global Crossing Ltd. signed the completed transaction documents and issued a joint press release announcing the transaction.

Reasons for the Merger

   The Exodus board of directors has approved the merger agreement. It has deemed the merger advisable and determined that the terms of the merger agreement are fair and in the best interests of Exodus and its stockholders. During the course of its deliberations, the board considered a number of factors, with the assistance of management and its financial and other advisors. The following discussion of the factors considered by the Exodus board in making its decision is not intended to be exhaustive, but includes all material factors considered by the Exodus board of directors.

   The Exodus board of directors believed that the proposed merger would accelerate the pace of Exodus' global expansion and enhance its position as a leader in managed services and complex Web hosting. The board considered the following factors to be reasons that the merger would be beneficial to Exodus and its stockholders:

  . combining two leading Web hosting providers with similar scale, businesses and organizational models and focused on providing hosting solutions for enterprises worldwide;

  . enhancing Exodus' global Internet Data Center infrastructure, resulting in significant scale and time-to-market advantages in space-constrained locations. The combined company would have, as of June 30, 2000, 32 Internet Data Centers, with approximately 2.6 million gross square feet, approximately 4,000 customers, and strategic partnerships with Cisco, Compaq, Dell, Inktomi, Microsoft, Oracle, Softbank and Sun Microsystems;

  . supporting Exodus' long-term needs through global network access arrangements with Global Crossing Ltd. and Asia Global Crossing. The benefits to Exodus of this network arrangement with Global Crossing include:

    . preferred pricing on network services and assets, to help Exodus' network services remain price competitive;

    . Exodus' Internet Data Centers would be more closely integrated into Global Crossing's advanced international Internet Protocol network, providing Exodus with superior network quality of service;

    .  local fiber capabilities that would enhance network control;

  . strengthening Exodus' customer support, sales and professional services infrastructure;

  . expanding the customer base, to which Exodus can offer its comprehensive and expanding suite of managed hosting services;

  . giving Exodus a strong presence in Asia, and an enhanced ability to provide complex Web hosting and managed services in Asia. Specifically, through the formation and operation of a joint venture between Exodus and Asia Global Crossing, Exodus will acquire an interest in Internet Data Centers and other assets, management and technical talent, network resources and joint venture relationships in Asia;

   In the course of its deliberations the Exodus board of directors also considered a number of additional factors relevant to the merger, including:

  . the financial condition, results of operations, business and prospects of Exodus and GlobalCenter before and after giving effect to the merger;

  . current financial market conditions and historical market prices, market volatility and trading information with respect to Exodus common stock;

  . reports from management and from legal, accounting and financial advisors as to the results of their due diligence investigation of GlobalCenter;

  . financial analyses and pro forma and other information with respect to the companies presented by Donaldson Lufkin and Jenrette, Goldman Sachs and Thomas Weisel Partners to the Exodus board of directors;

  . the terms of the merger agreement, including the parties' representations, warranties and covenants, and the condition to their respective obligations;

  . historical information regarding Exodus' and GlobalCenter's businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter;

  .  a comparison of comparable merger transactions;

  . the potential and timing for Exodus to develop assets similar to those it would acquire in the merger, and the possibility of acquiring them from third parties;

  .  the technical expertise and experience of GlobalCenter's employees;

  .  the depth of experience of the combined management; and

  .  the impact of the merger on Exodus' customers and employees.

   The Exodus board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including but not limited to:

  . the risk that the potential benefits sought in the merger, including network cost savings and operating efficiencies, might not be fully realized;

  . the risk of disruption of sales or existing customer relationships as a result of uncertainties created by the announcement of the merger and the integration of the companies operations;

  . the risk that commitments by Exodus to expansion in Asia and to the network agreements with Global Crossing will prevent Exodus from taking advantage of alternative opportunities that may arise in the future;

  . the challenges of integrating the management teams, strategies, cultures and organizations of the companies;

  . the risk that despite the efforts of the combined company, key management and other personnel might not remain employed by the combined company;

  . the risk that certain key employees of GlobalCenter that are parties to change of control agreements will leave the combined company upon any triggering of such change of control agreements, and the costs resulting from such departures;

  . the effect of the public announcement of the merger and the possibility that the merger might not be consummated on (a) demand for Exodus's services, its relationships with strategic partners, operating results and its stock price and (b) Exodus' ability to attract and retain key management and marketing, sales, technical and other personnel;

  . costs expected to be incurred in connection with the merger, including future merger-related costs and potential costs of combining operations or related to GlobalCenter contractual obligations;

  . the increased cash needs of the combined company, which will be more difficult for Exodus to meet than its capital needs as without the combination;

  . the adverse impact to the net income of the combined company due to the amortization of goodwill and other intangibles in light of the impact of purchase accounting for the merger;

  . the substantial costs and related charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger; and

  . other applicable risks described in the section of this proxy statement entitled "Risks Related to the Merger."

  . risk that operations of GlobalCenter at close may not be as expected because of the difficulty in accessing them separately from Global Crossing.

   The Exodus board of directors believed that these risks were outweighed by the potential benefits of the merger.

   The foregoing discussion is not exhaustive of all factors considered by the Exodus board of directors. Each member of the Exodus board may have considered different factors, and the Exodus board of directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered. In addition, the Exodus board of directors did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the Exodus board conducted an overall analysis of the factors described above, including thorough discussions with Exodus' management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Exodus board may have given different weight to different factors. The Exodus board of directors evaluated these factors as a whole and believed the factors supported its determination to approve the merger. After taking into consideration all of the factors set forth above, Exodus' board of directors concluded that the merger was in the best interests of Exodus and its stockholders and that Exodus should proceed with the merger.

Recommendation of the Exodus Board

   After careful consideration, the Exodus board of directors determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, the stockholders of Exodus and approved the merger agreement and the merger. The Exodus board of directors recommends that the stockholders of Exodus vote "FOR" the issuance of shares of Exodus common stock pursuant to the merger agreement. All of the Exodus directors who considered the merger concurred in the foregoing determination and recommendation.

Opinions of Financial Advisors

   The full text of each of the DLJ opinion, dated September 27, 2000, and the Goldman Sachs opinion dated September 28, 2000 is attached as Annex B and C respectively to this proxy statement. The summaries of the DLJ and Goldman Sachs opinions set forth in this proxy statement are qualified in their entirety by reference to the full text of each of the DLJ and Goldman Sachs opinions. Holders of Exodus common stock are urged to read the DLJ and Goldman Sachs opinions carefully and in their entirety for the procedures followed, assumptions made, other matters considered and limits of the review by DLJ and Goldman Sachs in connection with their opinions.

   DLJ and Goldman Sachs have both acted as financial advisor to Exodus in connection with the merger. In their roles as financial advisors to Exodus, each of DLJ and Goldman Sachs were asked by Exodus to render an opinion to the Exodus board as to the fairness of the exchange ratio, from a financial point of view, to Exodus. On September 27, 2000, at a meeting of the Exodus board held to evaluate the merger, each of DLJ and Goldman Sachs delivered to the Exodus board an oral opinion, subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications stated in the opinion, the exchange ratio was fair, from a financial point of view, to Exodus.

   DLJ is an internationally recognized investment banking firm that has substantial experience in the Internet infrastructure sector and in providing strategic advisory services. DLJ was not retained as an advisor or agent to the stockholders of Exodus or any other person. As part of its investment banking services, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for Exodus in the past and has been compensated for such services, including acting as its co-lead manager in two high yield financings and in two issuances of convertible notes, as well as acting as its financial advisor in connection with its acquisition of Cohesive Technology Solutions, Inc. In addition, DLJ has performed investment banking and other services for Global Crossing Ltd. and its affiliates in the past, including acting as its co-lead manager in a previously proposed initial public offering, and received usual and customary underwriter's compensation in connection with such offerings. Except as set forth in the following paragraph, Exodus did not impose any restrictions or limitations upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

   In arriving at its opinion, DLJ reviewed the draft dated September 26, 2000 of the merger agreement; annual reports to stockholders and annual reports on Form 10-K of Exodus for the two years ended December 31, 1999; certain interim reports to stockholders and quarterly reports on Form 10-Q of Exodus; certain other communications from Exodus to its stockholders; certain internal financial analyses and forecasts for GlobalCenter prepared by the management of GlobalCenter; and certain internal financial analyses and forecasts for Exodus and GlobalCenter prepared by the management of Exodus (the "Forecasts"), including certain cost savings and operating synergies projected by the management of Exodus to result from the merger. DLJ also has held discussions with members of the senior management of Exodus and GlobalCenter regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of Exodus and GlobalCenter and of the combined business consisting of Exodus and GlobalCenter. In addition, DLJ has reviewed the reported price and trading activity for Exodus common stock, which like many Internet-related stocks has been and is likely to continue to be subject to significant short-term price and trading volatility, compared certain financial and stock market information for Exodus with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Internet infrastructure industry specifically and in other industries generally and performed such other financial studies and analyses as DLJ considered appropriate for the purposes of rendering its opinion.

   In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Exodus, GlobalCenter or their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the management of Exodus of the cost savings and operating synergies achievable as a result of the merger and on its discussion of such synergies with the management of GlobalCenter. With respect to the Forecasts referred to above, DLJ relied on representations that the Forecasts have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Exodus as to the future operating and financial performance of Exodus and GlobalCenter. DLJ also assumed that the network services agreement and the joint venture agreement to be entered into by Exodus, Global Crossing Ltd. and Asia Global Crossing Ltd. in connection with the merger will have neither a positive nor negative effect on Exodus from a financial point of view. DLJ did not assume any responsibility for making any independent evaluation of any assets or liabilities or of the network services agreement or the joint venture agreement or for making any independent verification of any of the information reviewed by us. DLJ relied as to certain legal matters on advice of counsel to Exodus.

   The DLJ opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of the date of its opinion. DLJ states in its opinion that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion. DLJ expressed no opinion as to the prices at which Exodus common stock will actually trade at any time. The DLJ opinion does not address the relative merits of the merger, the network services agreement, the joint venture agreement and the other business strategies being considered by the Exodus board, nor does it address the Exodus board's decision to proceed with the merger. The DLJ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote their shares of Exodus common stock in connection with the proposed transaction.

   Goldman Sachs, as part of its investment banking services, is continually engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Goldman Sachs is familiar with Exodus having provided certain investment banking services to Exodus from time to time, including having acted as lead manager in the initial public offering of 4,500,000 shares of Exodus common stock in March 1998; lead manager on a private offering of $200 million principal amount of 11 1/4% Senior Notes of Exodus, due 2008, in June 1998; lead manager on a private offering of $200 million principal amount of 5% Convertible Subordinated Notes of Exodus, due 2006, in February 1999; lead manager on a private offering of $75 million principal amount of 11 1/4% Senior Notes of Exodus, due 2008, in June 1999; financial advisor to Exodus in connection with the acquisition of Service Metrics Inc. in November 1999; lead manager on a private offering of $400 million principal amount of 4 3/4% Convertible Subordinated Notes of Exodus due 2008, in December 1999; manager on a private offering of $500 million aggregate principal amount of 10 3/4% Senior Notes of Exodus, including co-manager of principal amount of 125 million of 10 3/4% Senior Notes of Exodus, due 2009, and lead-manager of $375 million principal amount of 10 3/4% Senior Notes of Exodus, due 2009, in December 1999; financial advisor to Exodus in connection with the acquisition of a minority equity interest in Mirror Image Internet, Inc. in April 2000; co-lead manager on a private offering of $1 billion principal amount of 11 5/8% Senior Notes of Exodus, due 2010, in June 2000; and co-lead manager on an offering of 200 million principal amount of 11 3/8% Senior Notes of Exodus, due 2010, in June 2000; and having acted as Exodus' financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Global Crossing Ltd., including having acted as co-manager in the initial public offering of 21,000,000 shares of Global Crossing Ltd. common stock; financial advisor to Global Crossing Ltd. in connection with its acquisition of Racal Telecommunications Limited in October 1999; co-manager on a private offering of $500 million principal amount of 7% Convertible Preferred Stock of Global Crossing Ltd., due 2049, in December 1999; co-manager on a private offering of $1 billion principal amount of 6 3/8% Convertible Preferred Stock of Global Crossing Ltd., due 2049, in November 1999; co-books and co-lead manager in the public offering of 43,000,000 shares of Global Crossing common stock in April 2000; co-books and co-lead manager on a public offering of $1 billion liquidation preference of 6 3/4% Convertible Preferred Stock of Global Crossing Ltd., due 2012, in April 2000; and co-lead manager in the initial public offering of 53,000,000 shares of Class A Common Stock of Asia Global Crossing, Ltd. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of GlobalCenter, Global Crossing Ltd. and Asia Global Crossing Ltd., for its own account and the accounts of customers. In addition, Goldman Sachs had previously received shares of Class C Common Stock of Asia Global Crossing Holdings in connection with certain advisory services provided to Asia Global Crossing Holdings, which shares were converted into a number of shares of Asia Global Crossing Class A Common Stock based on a percentage of the total enterprise value of Asia Global Crossing at the time of Asia Global Crossing's initial public offering. Goldman Sachs may provide investment banking services to Global Crossing Ltd. and its subsidiaries in the future.

   In connection with their opinion, Goldman Sachs reviewed, among other things, the merger agreement, the stockholder agreement, the network services agreement, the joint venture agreement, the registration rights agreement, annual reports to stockholders and annual reports on Form 10-K of Exodus and of Global Crossing for the two years ended December 31, 1999; certain interim reports to stockholders and quarterly reports on Form 10-Q of Exodus and of Global Crossing; the registration statement on Form S-3 of Global Crossing dated April 19, 2000; the registration statements on Form S-1 of Exodus, dated March 18, 1998, and of Global Crossing dated May 22, 1998; the amended preliminary proxy statement filed with respect to GlobalCenter on August 7, 2000; the audited financial statements for GlobalCenter as at and for the twelve-month periods ended December 31, 1999, 1998 and 1997 and unaudited financial statements for GlobalCenter at and for the three-month period ended March 31, 2000; certain other communications from Exodus and Global Crossing to their respective stockholders; certain internal financial analyses and forecasts for GlobalCenter prepared by the management of GlobalCenter; the Forecasts, including certain cost savings and operating synergies projected by the management of Exodus to result from the transaction contemplated by the merger agreement, the stockholders agreement, the network services agreement, the joint venture agreement and the registration rights agreement, referred to as the Synergies. Goldman Sachs also held discussions with members of the senior management of Exodus and Global Crossing regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the stockholders agreement, network services agreement, joint venture agreement, registration rights agreement and merger agreement and the past and current business operations, financial condition and future prospects of Exodus and GlobalCenter. In addition, Goldman Sachs reviewed the reported price and trading activity for Exodus common stock, which like many Internet-related stocks has been and is likely to continue to be subject to significant short-term price and trading volatility, compared certain financial stock market information for Exodus and certain financial information for GlobalCenter with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Internet infrastructure industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of the Exodus board that the Forecasts, including the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Exodus and that the Forecasts will be realized in the amounts and time periods contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Exodus or GlobalCenter or any of their subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs' advisory services and the Goldman Sachs opinion were provided for the information and assistance of the Exodus board in connection with its consideration of the transaction contemplated by the merger agreement and the Goldman Sachs opinion does not constitute a recommendation as to how any holder of Exodus common stock should vote with respect to such transaction.

   The Goldman Sachs opinion only addresses the fairness from a financial point of view of the exchange ratio to Exodus and Goldman Sachs did not opine upon the other contractual and governance terms contained in the joint venture agreement, the network services agreement, the registration rights agreement, the stockholder agreement and the merger agreement nor on the ongoing commercial relationship contemplated by the network services agreement and the joint venture agreement.

 Summary of Financial Analyses Performed by Exodus' Financial Advisors

   The following is a summary of the financial analyses used by DLJ and Goldman Sachs in connection with providing their opinions to the Exodus board.

   Comparable Public Companies Analysis. The financial advisors analyzed the enterprise value of GlobalCenter based on the market values and trading multiples of the following six publicly traded companies:

  .  Data Return Corp.

  .  Digex

  .  Digital Island

  .  Globix Corp.

  .  Navisite, Inc.

  .  USInternetworking, Inc.

   For each comparable public company listed above, the financial advisors analyzed the equity and the enterprise values as of September 25, 2000 and the enterprise value as a multiple of its estimated revenue for calendar years 2000 and 2001. The revenue estimates for calendar years 2000 and 2001 were based on publicly available estimates from equity research analysts. From this analysis, the financial advisors developed enterprise valuation multiples ranging from 7.5 to
28.0 times revenue for the calendar year 2000. The financial advisors also derived enterprise valuation multiples ranging from 3.4 to 12.8 times revenue for the calendar year 2001.

   Precedent Merger and Acquisition Transactions Analysis. Using public information, the financial advisors reviewed the purchase prices and implied transaction multiples paid in the following selected transactions, which the financial advisors deemed comparable to an acquisition of GlobalCenter:

  .  Verio/NTT Communications

  .  Concentric Network/Nextlink

  .  AboveNet/Metromedia Fiber Network

   In examining these acquisitions, the financial advisors calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of the annualized revenues based on the last publicly announced quarter prior to the announced transaction ("LQA") and as a multiple of the revenues based on the last four publicly announced quarters prior to the transaction ("LTM"). The financial advisors' analysis of these comparable acquisitions yielded multiples ranging from 14.5 to 67.1 times revenue for LQA and 17.4 to 83.3 times revenue for LTM.

   Pro Forma Accretion/Dilution Analysis. The financial advisors compared the projected revenue and earnings before interest, tax, depreciation and amortization ("EBITDA") generated per dollar of enterprise value of Exodus for the fiscal years ending December 31, 2001 and December 31, 2002 on a stand-alone basis to the projected pro forma revenue and EBITDA generated per dollar of enterprise value for the same period of the combined company after the merger. This measure is analogous to earnings per share for those financial items that occur prior to interest charges. The revenue and EBITDA per dollar of enterprise value for Exodus and GlobalCenter were provided by Exodus management and included operating efficiencies expected to be achieved as a result of the merger. As set forth in the table below, this analysis indicated that the transaction was expected to have an accretive effect on the projected revenue and EBITDA per dollar of enterprise value for the periods indicated below.

                                                                     Fiscal Year
                                                                       Ending
                                                                      December
                                                                         31,
                                                                     -----------
                                                                     2001E 2002E
                                                                     ----- -----
   Revenue
   Accretion/(Dilution) at the bottom of the collar.................  2.5%  0.8%
   Accretion/(Dilution) at the mid-point of the collar..............  3.5%  1.8%
   Accretion/(Dilution) at the top of the collar....................  5.3%  3.5%
   EBITDA
   Accretion/(Dilution) at the bottom of the collar.................  2.7%  3.0%
   Accretion/(Dilution) at the mid-point of the collar..............  3.7%  4.0%
   Accretion/(Dilution) at the top of the collar....................  5.5%  5.8%

   Contribution Analysis. The financial advisors analyzed the relative contributions from Exodus and GlobalCenter to the pro forma combined revenue and EBITDA for the calendar years 2001 through 2004 and the relative enterprise valuations (calculated as the equity value plus debt minus cash, marketable securities and investments) of Exodus and GlobalCenter over the same period. GlobalCenter revenue and EBITDA estimates for calendar years 2001 through 2004 were based on financial projections prepared by the Exodus management and included operating efficiencies expected to be achieved as a result of the merger.

                                                                    % Revenue
                                                                   Contribution
                                                                  --------------
                                                                  Exodus Company
                                                                  ------ -------
   2001E.........................................................  79.9%  20.1%
   2002E.........................................................  81.2%  18.8%
   2003E.........................................................  79.1%  20.9%
   2004E.........................................................  78.2%  21.8%

                                                                     % EBITDA
                                                                   Contribution
                                                                  --------------
                                                                  Exodus Company
                                                                  ------ -------
   2001E.........................................................  79.7%  20.3%
   2002E.........................................................  79.5%  20.5%
   2003E.........................................................  72.3%  27.7%
   2004E.........................................................  68.8%  31.2%

                                                                   % Enterprise
                                                                      Value
                                                                  --------------
                                                                  Exodus Company
                                                                  ------ -------
   2001E.........................................................  81.3%  18.7%
   2002E.........................................................  80.5%  19.5%
   2003E.........................................................  80.0%  20.0%
   2004E.........................................................  79.9%  20.1%

   No company or transaction used in the above analyses is directly comparable to Exodus or GlobalCenter or the contemplated merger.

   The summary set forth above does not purport to be a complete description of the analyses performed by the financial advisors. Instead, it describes in summary form the material elements of the presentation the financial advisors made to the Exodus board on September 27, 2000 in connection with the preparation of their opinions.

   The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Each of the analyses was carried out to provide a different perspective on the transaction and to add to the total mix of information available. DLJ and Goldman Sachs did not form a conclusion as to whether any individual analysis, considered by itself, supported or failed to support an opinion as to the fairness from a financial point of view. Rather, in reaching their conclusions, DLJ and Goldman Sachs considered the results of the analyses in light of each other and ultimately rendered its opinion based on the results of all these analyses taken as a whole. DLJ and Goldman Sachs did not place particular reliance or weight on any individual analysis, but instead concluded that their analyses, taken as whole, supported their determination. Accordingly, notwithstanding the separate factors summarized above, DLJ and Goldman Sachs have indicated to Exodus that they believe that the analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered by them, without considering all such analyses and factors, could create an incomplete or misleading view of the process underlying its opinion. The analyses performed by DLJ and Goldman Sachs are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

   Exodus agreed to pay each of DLJ and Goldman Sachs a fee of $10,000,000 upon consummation of the merger. In addition, Exodus has agreed to reimburse DLJ and Goldman Sachs for their reasonable out-of-pocket expenses including attorneys' fees and disbursements incurred in connection with the services provided by DLJ and Goldman Sachs and to indemnify and hold harmless each of DLJ and Goldman Sachs and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with each of their engagements with Exodus.

Regulatory Matters

   The merger may be reviewed by the Department of Justice and the Federal Trade Commission to determine whether it complies with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until Exodus and Global Crossing Ltd. furnish information to the Department of Justice and the FTC and the specified waiting period requirements of the HSR Act have been satisfied. Exodus and Global Crossing Ltd. furnished the appropriate information and received early termination of the waiting period under the HSR Act effective October 31, 2000.

   At any time, however, the Department of Justice, the FTC, state attorneys general, foreign regulatory agencies or a private person or entity could challenge the merger under the antitrust laws and seek, among other things, to enjoin the merger, to cause Exodus to divest itself of significant assets of Exodus and GlobalCenter, or to impose conditions on Exodus with respect to the business operations of the combined companies. Based on information available to them, Exodus and Global Crossing Ltd. believe that the merger does not violate federal, state or foreign antitrust laws.

   Exodus and GlobalCenter each conduct operations in foreign countries where regulatory filings may be required as a result of the merger. Exodus and Global Crossing Ltd. will make filings as they determine are necessary or appropriate.

   Exodus and GlobalCenter are aware of no other material governmental or regulatory approvals required for consummation of the merger, other than compliance with the United States federal and state securities laws.

Accounting Treatment

   The merger will be accounted for as a purchase transaction for financial accounting purposes in accordance with accounting principles generally accepted in the United States. Under this method of accounting, Exodus will allocate the value of the stock, including stock options, that it is issuing in the merger to the fair value of the assets it acquires, including goodwill and other intangible assets. The purchase price allocation is subject to revision when Exodus obtains additional information concerning asset valuation. Exodus anticipates that the value it will allocate to goodwill and other intangible assets will be approximately $5.333 billion. This amount will be amortized over the next seven to ten years, depending on the particular asset. This amortization will reduce Exodus' earnings during those years.

No Appraisal Rights

   Holders of Exodus common stock are not entitled to dissenters' rights or appraisal rights with respect to the merger or any other proposals to be considered at the meeting.

                              THE MERGER AGREEMENT

   This section summarizes the material provisions of the merger agreement and related transactions. The following is not, however, a complete statement of all the provisions of the merger agreement. Detailed terms and conditions are contained in the merger agreement, a copy of which is attached to this document as Annex A and is incorporated into this document by reference. For a complete presentation of this information, please read the full text of the merger agreement.

   When the merger is completed, GlobalCenter Holding Co. will be a wholly-owned subsidiary of Exodus and Global Crossing GlobalCenter Holdings, Inc., the parent corporation of GlobalCenter Holding Co., will be a stockholder of Exodus. See the chart on page 6.

Conversion of GlobalCenter Stock and Options

 Conversion of Common Stock

   When the merger is completed, each share of common stock of GlobalCenter Holding Co. will be converted into and exchanged for shares of Exodus common stock. The number of shares of Exodus common stock to be issued at the completion of the merger will be based on an exchange ratio that will depend on a number of different factors, including:

  . the number of shares of GlobalCenter Holding Co. common stock outstanding;

  . the exercise price and number of shares of Global Center Inc. common stock subject to options outstanding, including the Global Crossing Ltd. options that convert into GlobalCenter Inc. options;

  . the exercise price and number of shares subject to the Global Crossing Ltd. options being cancelled and replaced in connection with the merger;

  . the average price of Exodus common stock over the ten trading days ending two days before the completion of the merger, subject to a minimum price of $56.41 and a maximum price of $65.55; and

  . the average price of Global Crossing Ltd. common stock over the ten trading days ending two days before completion of the merger.

   The chart below illustrates how the exchange ratio may be affected by changes in the average stock prices of Exodus and Global Crossing Ltd.:

                                             Exodus Stock Price
                             --------------------------------------------------
                              $29.4375 the             $60.3375 the
                             Exodus closing $56.41     Exodus price     $65.55
                                price on    low end    assuming the    high end
Global Crossing Ltd. Stock    November 16,  of the    merger closed     of the
Price                             2000      collar  September 28, 2000  collar
--------------------------   -------------- ------- ------------------ --------
$10.00......................     .4586       .4586        .4288         .3947
$15.50, the Global Crossing
 Ltd. stock price on
 November 16, 2000..........     .4579       .4579        .4281         .3940
$22.00......................     .4569       .4569        .4272         .3932
$29.3875, the Global
 Crossing Ltd. price
 assuming the merger closed
 September 28, 2000.........     .4559       .4559        .4262         .3923

   This table assumes the following:

  . there will be 233,500,000 shares of GlobalCenter Holding Co. common stock outstanding at the completion of the merger;

  . there will be options outstanding at the completion of the merger to purchase 31,157,118 shares of GlobalCenter Holding Co. common stock, including the Global Crossing Ltd. options that convert into GlobalCenter Inc. options;

  . the aggregate proceeds from the exercise of all GlobalCenter Inc. options and Global Crossing Ltd. assumed options will be $285,286,782; and

  . the aggregate proceeds from the exercise of all Global Crossing Ltd. cancelled options will be $58,900,719.

 Exchange Ratio

   The exchange ratio used to determine how many shares of Exodus common stock will be issued is calculated with the following formula:

                                ($6.525 billion + A - (B X C - D)) / E
                exchange ratio =
                                      (233,500,000 + F + G)

  A= the aggregate proceeds from the exercise of all of the GlobalCenter Inc.
     options and the Global Crossing Ltd. assumed options.

  B= the average closing price per share as quoted on the Nasdaq National
     Market of Global Crossing Ltd. common stock for the ten trading days ending two days prior to the completion of the merger.

  C= the total number of shares of Global Crossing Ltd. stock issuable pursuant to the Global Crossing Ltd. cancelled options.

  D= the aggregate proceeds from the exercise of all of the Global Crossing
     Ltd. cancelled options.

  E= the average closing price per share of Exodus common stock for the ten trading days ending two days prior to the completion of the merger; however, if the average price is less than $56.41, E will equal $56.41 and if the average price is over $65.55, E will equal $65.55.

  F= the total number of shares of GlobalCenter Inc. common stock issuable under the Global Crossing Ltd. assumed options.

  G= the total number of shares of GlobalCenter Inc. common stock deemed to be issuable under the GlobalCenter Inc. assumed options.

 Assumption of GlobalCenter Options

   When the merger is completed, each option to purchase shares of GlobalCenter Inc. common stock will be assumed by Exodus and converted into an option to purchase a number of shares of Exodus common stock equal to the number of shares of GlobalCenter Inc. common stock subject to the option before completion of the merger, multiplied by the exchange ratio. The post-merger exercise price of each converted GlobalCenter option will be its pre-merger exercise price divided by the exchange ratio.

   As of September 27, 2000, there were outstanding options granted under the GlobalCenter Management Stock Plan to purchase 25,616,795 shares of GlobalCenter Inc. common stock with a weighted average exercise price per share of $7.46.

 Assumption of Global Crossing Options

   Options granted under the Global Crossing Ltd. 1998 Stock Incentive Plan are generally exercisable for shares of Global Crossing Ltd. However, under the terms of the Global Crossing Ltd. 1998 Stock Incentive Plan and the applicable option agreements, immediately prior to the completion of the merger, certain of these outstanding options to purchase shares of Global Crossing Ltd. common stock will be converted into options to purchase shares of GlobalCenter Inc. common stock. At the completion of the merger, each of these options held by an employee of GlobalCenter will be assumed by Exodus and be converted into an option to purchase a number of shares of Exodus common stock equal to the number of shares of GlobalCenter Inc. common stock subject to the option before completion of the merger, multiplied by the exchange ratio. The post-merger exercise price of each converted Global Crossing Ltd. option will be $17.00 divided by the exchange ratio.

   As of September 27, 2000, there were outstanding options granted under the Global Crossing Ltd. 1998 Stock Incentive Plan to purchase 2,934,493 shares of Global Crossing Ltd. common stock that will be converted prior to the merger into options to purchase 5,540,323 shares of GlobalCenter Inc. common stock with an exercise price per share of $17.00.

 Issuance of Exodus Options for Cancelled Global Crossing Options

   Except for the options granted under the Global Crossing Ltd. 1998 Stock Incentive Plan described above that will be assumed by Exodus,

  . all outstanding options to purchase shares of Global Crossing Ltd. common stock granted to GlobalCenter employees under the Global Crossing Ltd. 1998 Stock Incentive Plan that are vested at the time of the completion of the merger will not be converted into Exodus options and will continue to be options to purchase shares of Global Crossing Ltd. common stock; and

  . at the completion of the merger, all outstanding options to purchase shares of Global Crossing Ltd. common stock granted to GlobalCenter employees under the Global Crossing Ltd. 1998 Stock Incentive Plan that are unvested at the time of the completion of the merger will be cancelled and new Exodus options will be granted to the former option holders.

Each new Exodus option granted to GlobalCenter employees will continue to have the same vesting schedule as the Global Crossing Ltd. option it replaces. Each new Exodus option will be an option to purchase a number of shares of Exodus common stock equal to the number of shares of Global Crossing Ltd. common stock subject to the option multiplied by the quotient obtained by dividing the average closing price per share of Global Crossing Ltd. common stock for the ten trading days ending two days before the merger by the average closing price per share of Exodus common stock for the same time period. The post-merger exercise price of each new Exodus option will be its pre-merger exercise price multiplied by the quotient obtained by dividing the average closing price per share of Exodus common stock for the ten trading days ending two days before the merger by the average closing price per share of Global Crossing Ltd. common stock for the same time period. All other terms of the new Exodus options will be as set forth in the Exodus 1998 Equity Incentive Plan or the Exodus 1999 Stock Option Plan, as in effect at the completion of the merger and the applicable stock option agreement under which the new Exodus options are granted.

   As of September 27, 2000, there were outstanding unvested options under the Global Crossing Ltd. 1998 Stock Incentive Plan to purchase 1,537,877 shares of Global Crossing Ltd. common stock with a weighted average exercise price per share of approximately $27.41 and commitments to grant options to purchase 364,000 shares of Global Crossing Ltd. common stock at exercise prices not yet determined that will be replaced with new Exodus options. In addition, Global Crossing Ltd. may grant additional options under the Global Crossing Ltd. 1998 Stock Incentive Plan to GlobalCenter employees to purchase up to 250,000 shares of Global Crossing Ltd. common stock prior to the completion of the merger.

   Exodus has agreed to file a registration statement on Form S-8 within two business days after the completion of the merger covering the shares of Exodus common stock issuable upon exercise of the options that will be assumed or issued by it as a result of the merger.

Conditions to the Merger

 Conditions to Obligations of Both Parties

   Neither Exodus nor GlobalCenter is obligated to complete the merger unless various conditions are satisfied or waived, including:

  . approval of the issuance of Exodus common stock in the merger by the Exodus stockholders;

  . the absence of any law, order or injunction prohibiting completion of the merger;

  . receipt from each applicable governmental authority of all approvals, waivers and consents under antitrust laws; and

  . Amendment No. 2 to the Exodus Stockholder Rights Agreement must be effective;

  . the agreements relating to the merger, including the stockholder agreement, the registration rights agreement, the network services agreements, the joint venture agreement and the transition agreement must be effective and any transactions contemplated by these agreements must be in effect.

 Conditions to Obligations of GlobalCenter

   Global Crossing NA, Global Crossing GlobalCenter Holdings, Inc. and GlobalCenter are not obligated to complete the merger unless various conditions are satisfied or waived, including:

  . the representations and warranties of Exodus in the merger agreement shall be true and correct as of the date of the agreement and as of the time of completion of the merger, disregarding any qualifications as to materiality or material adverse effect, except for:

    . any representations that are expressly made as of an earlier date, which must be true and correct as of the earlier date; and

    . any failure of representations and warranties to be true that would not be expected to have a material adverse effect on Exodus or on Exodus' ability to complete the merger;

  . Exodus shall have performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by Exodus as of the completion of the merger;

  . Global Crossing NA shall have received a written opinion from its counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  . Global Crossing NA and its affiliates shall have been released from any guarantees of GlobalCenter and its affiliates under their leases and Exodus shall have assumed the guarantees under such leases or shall have indemnified Global Crossing NA from all liabilities under the guarantees; and

  . no material adverse effect to Exodus shall have occurred and be continuing.

 Conditions to Obligations of Exodus

   Exodus is not obligated to complete the merger unless various conditions are satisfied or waived, including:

  . the representations and warranties of GlobalCenter in the merger agreement shall be true and correct as of the date of the agreement and as of the time of completion of the merger, disregarding any qualifications as to materiality or material adverse effect, except for:

    . any representations that are expressly made as of an earlier date, which must be true and correct as of the earlier date; and

    . any failure of representations and warranties to be true that would not be expected to have a material adverse effect on GlobalCenter or on GlobalCenter's ability to complete the merger;

  . GlobalCenter shall have performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by GlobalCenter as of the completion of the merger;

  . Exodus shall have received a written opinion from its counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  . no material adverse effect to GlobalCenter shall have occurred and be continuing;

  . the Chief Executive Officer of GlobalCenter and each person who reports directly to the Chief Executive Officer shall have signed noncompetition agreements;

  . Exodus and Global Crossing NA or one of its affiliates shall have entered into agreements to sublease to the surviving corporation in the merger, or obtain the necessary rights for the surviving corporation with respect to any real property used by GlobalCenter and its subsidiaries as a data center as of the completion of the merger; and

  . there shall not be pending any action before any agency, court or tribunal against GlobalCenter, any of its subsidiaries or any of their properties or any of their officers or directors that would reasonably be expected to have a material adverse effect on GlobalCenter unless Global Crossing NA affirmatively agrees to indemnify Exodus against claims relating to the action.

   Material adverse effect in the merger agreement means any event, change, violation, inaccuracy, circumstance or effect that is materially adverse to the financial condition, properties, assets, business or prospects of a party and its direct and indirect subsidiaries, taken as a whole, except that it does not include:

  . changes in general economic conditions or conditions in the industry in which Exodus and GlobalCenter operate which generally affect industry participants;

  . changes after the date of the merger agreement in generally accepted accounting principles;

  .  the announcement of the merger agreement and the transactions; or

  . changes in the trading prices of the capital stock of Exodus or Global Crossing Ltd.

No Other Negotiations

   The merger agreement contains detailed provisions prohibiting Exodus from seeking a transaction regarding the acquisition of Exodus. Under these "non solicitation" provisions, Exodus has agreed that before the special meeting, neither Exodus nor any of its affiliates will knowingly solicit or knowingly initiate discussions or negotiations with or provide any non-public information to any person or group concerning any acquisition proposal. In addition, neither Exodus nor any of its affiliates will authorize or permit any of its officers, directors, employees, representatives or agents to do any of the actions listed above.

   Acquisition proposal means any proposal or offer with respect to:

  . a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Exodus and any person where the shares of Exodus voting stock before the transaction will not represent a majority of the voting stock after the transaction;

  . the acquisition of a material portion of the assets of Exodus and its subsidiaries taken as a whole;

  . the acquisition of securities of Exodus that would result in any person beneficially owning 30% or more of the voting power of Exodus;

  . the adoption by Exodus of a plan of liquidation or the declaration or payment of an extraordinary dividend; or

  . the repurchase by Exodus or any of its subsidiaries of more than 20% of the outstanding shares of Exodus common stock.

   The merger agreement does not, however, prevent Exodus from doing any of the following in response to an acquisition proposal that was not solicited or initiated by Exodus:

  . furnishing information to any person pursuant to a confidentiality agreement substantially the same as the confidentiality agreement entered into between Exodus and GlobalCenter; and

  . participating in discussions and negotiations regarding such proposal or offer.

   The merger agreement also does not prevent Exodus from taking and disclosing to Exodus stockholders a position contemplated by Rules 14d-9 and 14e-2 under the Securities and Exchange Act of 1934 regarding any tender or exchange offer.

   Exodus has agreed in the merger agreement to promptly notify GlobalCenter if Exodus or any of its subsidiaries or affiliates receives an acquisition proposal and to provide GlobalCenter the information and documents necessary to enable GlobalCenter to fully understand the potential impact of the acquisition proposal on the completion of the merger, provided GlobalCenter agrees to keep the information confidential. Exodus has also agreed to request that the party making an acquisition proposal publicly support the merger with GlobalCenter and not require the cancellation, termination, abandonment or modification of the merger or the other transactions contemplated by the merger.

Exodus Acquisitions

   The merger agreement contains detailed provisions restricting Exodus' ability to acquire other companies before completion of the merger. Under these provisions, Exodus has agreed that before the completion of the merger, Exodus will not acquire a substantial portion of the assets or stock of any business or any corporation or other entity if:

  .  the acquisition is for more than $750 million;

  . the acquisition requires the vote of Exodus stockholders and that stockholder vote will be held before the stockholder meeting to approve the merger; and

  .  the acquisition is conditioned on

    . the cancellation, termination, abandonment or modification of the merger or any of the related agreements;

    . the Exodus board recommending against the issuance of the Exodus common stock in the merger; or

    .  the Exodus stockholders voting against approval of the merger.

Termination

   The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after approval of the merger by the Exodus stockholders:

  .  by the mutual written consent of Exodus and GlobalCenter;

  . by either Exodus or GlobalCenter, if the merger has not been completed by March 31, 2001 or, in limited circumstances, May 31, 2001, except that a party may not terminate the merger agreement if that party's action or failure to act resulted in the merger not being completed;

  .  by Exodus if:

    . GlobalCenter has breached any representation, warranty, obligation or agreement in the merger agreement and the breach would cause GlobalCenter to fail to satisfy a closing condition, and the breach is not cured within ten days, except that Exodus cannot terminate the merger agreement if it is at that time in material breach; or

    . if the stockholders of Exodus fail to approve the issuance of Exodus stock in the merger;

  .  by GlobalCenter if:

    . Exodus has breached any representation, warranty, obligation or agreement in the merger agreement and the breach would cause Exodus to fail to satisfy a closing condition, and the breach is not cured within ten days or within 30 days if the breach is curable but not reasonably curable within ten days, except that GlobalCenter cannot terminate the merger agreement if it is at that time in material breach;

    . if the stockholders of Exodus fail to approve the issuance of Exodus stock in the merger;

    . if the board of directors of Exodus withholds, withdraws, amends or modifies its recommendation to the stockholders of Exodus in this proxy statement; or

    . if Exodus or any of its officers, directors, employees or agents knowingly breach portions of the merger agreement relating to acquisitions of Exodus or by Exodus; and

  . by either Exodus or GlobalCenter, if a governmental authority has issued a final, non-appealable order, decree or ruling, or taken any other action, that would permanently restrain, enjoin or otherwise prohibit the merger.

   Termination of the merger agreement will generally terminate the obligations of the parties to perform their covenants in the merger agreement, except that the parties must continue to comply with various miscellaneous provisions, including continuing mutual confidentiality.

 Termination Fees

   Exodus has agreed in the merger agreement to pay GlobalCenter a termination fee after GlobalCenter terminates the merger agreement in the following amounts and under the following circumstances:

  . The termination fee will be $65 million if the Exodus board changes its recommendation to the Exodus stockholders because a third party offers to acquire Exodus and GlobalCenter terminates the merger agreement before the special meeting. Exodus will pay an additional $235 million as part of the termination fee, at the time of the acquisition of Exodus by a third party if Exodus is subsequently acquired or agrees to be acquired within one year after GlobalCenter terminates the merger agreement.

  . The termination fee will be $300 million if the Exodus stockholders do not approve the issuance of Exodus common stock in the merger after a third party offers to acquire Exodus and GlobalCenter terminates the merger agreements, and if:

    . Exodus is acquired within one year after termination of the merger agreement;

    . Exodus agrees to be acquired within one year after termination of the merger agreement and is acquired; or

    . Exodus is acquired or agrees to be acquired by another party within six months after GlobalCenter terminates the merger agreement.

Indemnification

 Global Crossing NA's Obligation to Indemnify

   Global Crossing NA has agreed to indemnify Exodus and its subsidiaries and affiliates and their employees, agents and representatives from:

  . any claims, liabilities or damages incurred by reason of the breach of any representation, warranty or covenant made by GlobalCenter in the merger agreement; and

  . from any liabilities relating to assets of Global Crossing NA, Global Crossing GlobalCenter Holdings, Inc. and GlobalCenter not used in GlobalCenter's business and not included in its assets on the date of the merger agreement.

   Global Crossing NA will not have any obligation to indemnify Exodus or any other person indemnified under the merger agreement until the aggregate amount of all claims against Global Crossing NA exceeds $33 million. The maximum amount for which Global Crossing NA is obligated to indemnify Exodus is $660 million.

 Survival of Representations, Warranties and Covenants

   Most representations, warranties and covenants of Exodus and GlobalCenter in the merger agreement will remain in full force for one year after the completion of the merger . However, to pursue a claim for a violation of the GlobalCenter representations, warranties and covenants, Exodus must give notice of the claim to Global Crossing NA on or prior to the first anniversary of the completion of the merger.

Covenants

 Conduct of Business of GlobalCenter

   GlobalCenter agreed in the merger agreement to conduct its business in the ordinary course before the completion of the merger and will not take a variety of actions that could affect its business without the prior consent of Exodus. For instance until the termination of the merger agreement or completion of the merger, GlobalCenter will not:

  . borrow any money in excess of $500,000 or guarantee any indebtedness or issue or sell any debt securities in excess of $500,000 or guarantee any debt securities of others or options, warrants, calls or other rights to acquire any debt securities of other parties;

  . amend the certificate of incorporation or bylaws of GlobalCenter Holding Co. or any of its subsidiaries;

  . declare or pay any dividends on or make other distributions on its capital stock, other than in connection with a stock split, or repurchase any shares of its capital stock;

  . waive any stock repurchase rights, accelerate, amend or change the vesting of options or other rights or pay cash in exchange for any options or similar rights or increase or accelerate the compensation, severance or fringe benefits of any current or former director or employee of GlobalCenter or adopt any new GlobalCenter employee benefit plan;

  . issue, deliver, pledge or sell or authorize or propose the issuance, delivery, pledge or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than in connection with the merger or pursuant to the merger agreement;

  . materially reduce the aggregate amount of insurance coverage provided by existing insurance policies;

  . enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other material exclusive rights of any type with respect to any of its material products or technology or with respect to any market segment or geographic area, or enter into any noncompetition, nonsolicitation or similar agreement materially restricting the rights of GlobalCenter or its subsidiaries;

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, any material business or any corporation, entity or other business organization or division thereof or sell, lease, license, contractually encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to GlobalCenter's business except for sales of products and services in the ordinary course, or sales of obsolete or unused equipment or other assets;

  . enter into materially amend or terminate any material joint venture agreements;

  . enter into any tax sharing or tax allocation agreements or engage in any tax restructuring transactions or other transactions designed primarily for tax purposes;

  . enter into any material joint development agreements that are not terminable on thirty days notice or that give third parties joint or exclusive ownership of the intellectual property of GlobalCenter;

  . modify, amend or terminate any contract to which GlobalCenter or any subsidiary thereof is a party or waive, release or assign any material rights or claims in a manner that would reasonably be expected to have a material adverse effect on GlobalCenter, or enter into any material contract having terms that are not in the ordinary course and consistent with past practice; or

  . materially revalue any assets of GlobalCenter or change accounting methods.

   Global Crossing NA has also agreed to do the following before completion of the merger:

  . make capital expenditures required to continue GlobalCenter's business as conducted on the date of the merger agreement and manage
     GlobalCenter's working capital accounts in the ordinary course and consistent with past practice; and

  . cause intercompany and third party indebtedness of GlobalCenter and its subsidiaries for borrowed money or guarantees by GlobalCenter or any of its subsidiaries of any third party indebtedness to be settled or otherwise terminated.

 Exodus Covenants

   Exodus agreed in the merger agreement to conduct its business in the ordinary course before the completion of the merger and will not take a variety of actions that could affect its business without the prior consent of GlobalCenter. For example, until the termination of the merger agreement or the completion of the merger, each of Exodus and its subsidiaries will not:

  .  amend its certificate of incorporation or bylaws;

  . declare or pay any dividends on or make other distributions on its capital stock, other than in connection with a stock split, or repurchase any shares of its capital stock; or

  . effect or attempt or propose to effect any amendment to the Exodus Rights Agreement in a manner adverse to Global Crossing NA, Global Crossing GlobalCenter Holdings, Inc. or GlobalCenter Holding Co. except as contemplated by the merger agreement.

   In addition, Exodus made covenants that apply at or after the completion of the merger, including:

  . Exodus will take all actions to appoint to its board of directors one individual designated by an affiliate of Global Crossing; and

  . subject to specified conditions, Exodus will generally indemnify the current and former directors and officers of GlobalCenter for claims arising prior to the completion of the merger.

Representations and Warranties

   The merger agreement contains various representations and warranties of Global Crossing NA and GlobalCenter Holding Co., including representations and warranties as to:

  . GlobalCenter's due organization, valid existence and good standing and its corporate power and authority to own and operate its properties and carry on its business;

  . GlobalCenter's power and authority to enter into and perform under the merger agreement and ancillary agreements;

  . GlobalCenter's capitalization and the ownership of GlobalCenter capital stock;

  . the third party consents required for the merger and the absence of conflict between (a) the merger agreement and ancillary agreements and
     (b) GlobalCenter's corporate documents and applicable law;

  .  the absence of pending or threatened litigation against GlobalCenter;

  .  the accuracy of GlobalCenter's financial statements;

  . GlobalCenter's timely filing of tax returns and GlobalCenter's liabilities for taxes;

  . the absence of certain changes with respect to GlobalCenter since March 31, 2000, the date of GlobalCenter's audited balance sheet;

  . GlobalCenter's material contracts and GlobalCenter's compliance with the terms of these contracts;

  . GlobalCenter's ownership of intellectual property and the absence of infringement of third party intellectual property rights by GlobalCenter;

  . GlobalCenter's compliance with all applicable laws, including employment, health and safety, environmental, export and immigration laws and regulations;

  .  title to and sufficiency of GlobalCenter's assets;

  .  GlobalCenter's relationships with its customers; and

  .  brokers fees or finders fees.

   The merger agreement contains representations and warranties of Exodus as to:

  . Exodus' due organization, valid existence and good standing and Exodus' corporate power and authority to own and operate its properties and carry on its business;

  . Exodus' corporate power and authority to enter into and perform under the merger agreement and ancillary agreements;

  . the absence of conflict between (a) the merger agreement and ancillary agreements and (b) the corporate documents of Exodus and agreements and laws applicable to Exodus;

  .  the documents filed by Exodus with the Securities and Exchange
     Commission;

  .  Exodus' capitalization;

  . the third party consents required for the merger and the absence of conflict between (a) the merger agreement and ancillary agreements and
     (b) Exodus' corporate documents and applicable law;

  .  the absence of pending or threatened litigation against Exodus;

  .  the accuracy of Exodus' financial statements;

  .  Exodus' timely filing of tax returns and Exodus' liabilities for taxes;

  . the absence of certain changes with respect to Exodus since June 30, 2000;

  .  brokers fees or finders fees; and

  .  the approval of the merger by Exodus' board.

Possible Tax Refund to Global Crossing NA

   Exodus has agreed to pay to Global Crossing NA an amount equal to any refund of any pre-closing taxes of GlobalCenter Holding Co. and its subsidiaries.

Management Following the Merger

   The current directors and executive officers of Exodus will continue to be the directors and executive officers of Exodus after the Merger. At the completion of the merger, Exodus will appoint one additional director to be designated by an affiliate of Global Crossing.

                             THE RELATED AGREEMENTS

The Network Services Agreements

   At the same time as the signing of the merger agreement, Exodus signed a Network Services, Marketing and Cooperation Agreement with Global Crossing Ltd. and a similar agreement with Asia Global Crossing Ltd. Except as indicated below, each of these agreements has a ten year term.

 The Network Services Agreement with Global Crossing Ltd.

   Under the Network Services, Marketing and Cooperation Agreement with Global Crossing Ltd., Exodus committed to purchase at least 50% of its network needs for all areas of the world other than Asia from Global Crossing Ltd. In addition, Global Crossing Ltd. agreed to use Exodus as its exclusive provider of Internet Web hosting services for a period of two years after the completion of the merger.

   During the term of this network services agreement, Global Crossing Ltd. and its controlled affiliates will make their telecommunications services available to Exodus and its controlled affiliates, other than the company formed pursuant to the joint venture agreement described below, on an equal access basis. Also during the term of this network services agreement, Exodus agreed to promote Global Crossing Ltd. as its primary provider of network services for its network operations, and Exodus will, during the term of the agreement, purchase at least 50% of its future network services requirements from Global Crossing Ltd. except in limited circumstances. Subject to limited exceptions, for two years after the completion of the merger, Global Crossing has agreed not to engage in or own, manage or control an entity involved in Internet Web-hosting. In addition, Global Crossing Ltd. and Exodus have agreed under the network services agreement, that Global Crossing Ltd. may resell Exodus services.

   "Network services" means capacity and/or connectivity both fixed and usage based, including local and long haul private line ATM and Frame and IP services, such as managed IP services and IP transit (other than certain existing and future short term transit arrangements), but excluding paid peering.

   Usage Credit. As part of the network services agreement, Global Crossing Ltd. agreed to grant Exodus a credit of $100,000,000 to be applied against purchases of assets or services under the network services agreements with either Global Crossing Ltd. or Asia Global Crossing Ltd. provided that Exodus applies no more than $25,000,000 against purchases under the Asia Global Crossing network services agreement. Up to $50 million of this credit may be applied in 2001, after the merger is completed, and the remainder may be applied after January 1, 2002.

   Network Arrangements. Global Crossing Ltd. has committed to create a new network for Exodus in order to more easily scale the Network Services available to Exodus and its controlled affiliates to meet anticipated future demands. The new network will consist of a 2.5 GB/s, wavelength based, intra-region network, which will be upgraded as soon as reasonably practicable to 10 GB/s.

   Termination. If the merger agreement is terminated prior to the completion of the merger, then Global Crossing Ltd. or Exodus may terminate the network services agreement.

   If the merger agreement is terminated prior to the completion of the merger, under circumstances that do not lead to a termination fee payment by Exodus pursuant to the merger agreement, Exodus is entitled to receive from Global Crossing Ltd. a $50,000,000 credit to be applied against purchases of assets and services by Exodus from Global Crossing Ltd. for payments due after January 1, 2001.

 The Network Services Agreement with Asia Global Crossing Ltd.

   Under the Network Services, Marketing and Cooperation Agreement with Asia Global Crossing Ltd., Exodus committed to purchase from Asia Global Crossing Ltd. at least 60% of its network needs within the

Territory and to provide Asia Global Crossing Ltd. with the opportunity to provide 67% of Exodus' network needs within the Territory and Asia Global Crossing Ltd. agreed to use Exodus as its exclusive provider of Internet Web-Hosting services in the Territory for a period of two years following the closing of the merger. "Territory" in this networking services agreement includes parts of Asia and the Pacific Rim not including Australia or New Zealand.

   During the term of the network services agreement, Asia Global Crossing Ltd. and its controlled affiliates will make all Asia Global Crossing Ltd. telecommunications services available to Exodus and its controlled affiliates, including the joint venture company, on an equal access basis. Exodus will promote Asia Global Crossing Ltd. as its primary provider of Network Services for its network operations; and Exodus and its controlled affiliates will, during the term of the agreement, purchase at least 60% of its Network Services requirements in the Territory from Asia Global Crossing Ltd., provided that before completion of the merger this percentage will be 50%. In addition, Exodus will give Asia Global Crossing Ltd. the opportunity to provide at least 67% of Exodus' Network Services requirements in the Territory from Asia Global Crossing Ltd. and Exodus will use reasonable efforts consistent with its business objectives to exceed this 67% commitment. Asia Global Crossing Ltd. and Exodus have also agreed, under the network services agreement, that Asia Global Crossing Ltd. may resell Exodus services.

   Network Arrangements. Asia Global Crossing Ltd. has committed to extend the broadband telecommunications system within each city served by the Asia Global Crossing Ltd. network to provide connectivity between the Asian joint venture company Internet Data Centers and the Asia Global Crossing Ltd. network in order to enable Exodus to meet anticipated future demands. The new network will consist of a 2.5 GB/s, wavelength based, intra-region network, which will be upgraded as soon as reasonably practicable to 10 GB/s.

   Termination. If the merger agreement is terminated prior to completion of the merger, then Asia Global Crossing Ltd. or Exodus may terminate the network services agreement.

Joint Venture Agreement

   Exodus and Asia Global Crossing Ltd. have agreed to form a company under the laws of Bermuda or another mutually agreed jurisdiction to provide complex Web hosting and managed services in Asia. The shares of Exodus Asia-Pacific Ltd. will be owned 67% by Exodus and 33% by Asia Global Crossing Ltd. The board of the joint venture will be comprised of six directors. Four members of the board will be appointed by Exodus and two members will be appointed by Asia Global Crossing Ltd. This joint venture may be terminated by the mutual agreement of all the shareholders.

   The business of the joint venture will be identical to Exodus' existing Web hosting business and managed services made available to its customers. The territory covered by the joint venture is limited to parts of Asia and the Pacific Rim, not including Australia and New Zealand and, subject to certain limited exceptions, will be the shareholders' exclusive means of conducting business in the territory.

   Capital contributions will be in cash and in kind. Cash contributions in the aggregate amount of up to $750 million may be required during first three years as follows:

  . Initial Capital Subscription. At the completion of the merger or at a later date agreed by the parties, Exodus and Asia Global Crossing Ltd. will contribute $67 million in cash and $33 million in cash, respectively.

  . Funding Obligation--First 3 Years. By simple majority vote, the board of the joint venture may require subscriptions for additional shares according to pro-rata equity interests, up to an aggregate additional amount of (1) $250 million, including the $100 million initial cash capital subscription, during the first year, (2) $250 million during the second year, and (3) $250 million during the third year, each such period being measured from the completion of the merger.

  . The board of the joint venture may require funding for the venture beyond the obligations outlined above. However, funding obligations greater than an aggregate of $750 million during the first three years require unanimous shareholder approval.

   In addition, Exodus will contribute its interest in Exodus Japan and Asia Global Crossing Ltd. will contribute its interests in GlobalCenter Japan and Hutchison Global Crossing, or the fair market value equivalent up to a maximum of $25 million, which is a Web hosting joint venture in Hong Kong.

   A shareholder's joint venture interest may be assigned to an affiliate who becomes a party to the joint venture agreement, provided that the transferring shareholder will remain liable as the primary obligor. Other than permitted transfers to affiliates, a shareholder in the joint venture may not dispose of its interest without the unanimous consent of the board during the first five years of the joint venture. However, if a shareholder intends to sell any part of its interest in the joint venture, the other shareholders have a right to purchase the interest or to require that the sale include a pro rata portion of their interests in the joint venture as well.

   After three years Asia Global Crossing Ltd. may require the joint venture to effect a qualified initial public offering, which is an underwritten, firm commitment public offering of the shares of the joint venture in the United States where the joint venture receives net cash proceeds of at least $35 million; however the, offering may be delayed for up to one year if such delay is reasonably prudent as a result of market conditions.

Registration Rights Agreement, Stockholder Agreement and Other Agreements

 Registration Rights Agreement

   Global Crossing Ltd. and its subsidiaries will be entitled to offer for sale the shares of Exodus common stock acquired by Global Crossing in the merger pursuant to a shelf registration statement that Exodus has agreed to file with the SEC within four months of the closing of the merger. Exodus will use its best efforts to cause the registration statement to be declared effective by the SEC within six months after the closing of the merger, and to keep it effective until all of the registrable shares are sold or Global Crossing Ltd., Global Crossing GlobalCenter Holdings, Inc. and their subsidiaries own in the aggregate less than three percent of the outstanding common stock of Exodus. Global Crossing may sell shares pursuant to an underwritten public offering by Exodus by giving Exodus 30 days prior written notice. In order for Global Crossing to make any such demand, the minimum aggregate total gross proceeds from the sale of the registrable shares to the investors must equal or exceed $10,000,000 and must total at least 500,000 shares for each such underwritten demand. Global Crossing may not exercise more than one underwritten demand in any six-month period. Global Crossing may sell registrable shares other than pursuant to an underwritten public offering under the shelf registration statement, by delivering a resale notice of the number of registrable shares such investor proposes to sell, transfer or otherwise dispose of. Global Crossing may also piggyback onto registration statements filed by Exodus any registrable shares held by it in the event that Exodus sells its shares in an underwritten offering with a "road show."

   Exodus has agreed to pay all expenses of the registrations and offerings, except that Global Crossing Ltd., Global Crossing GlobalCenter Holdings, Inc. and their subsidiaries have agreed to pay any brokerage and sales commissions and any transfer taxes relating to the sale or disposition of the registrable shares.

   Global Crossing shall have the right to select the lead managing underwriter of an underwritten offering, which must be an investment banking firm of nationally recognized standing reasonably satisfactory to Exodus. Exodus management will participate in customary road show meetings reasonably requested (and reasonable in scope in light of the size of the offering) upon reasonable prior notice by the lead managing underwriter of an offering. If the lead managing underwriter of an underwritten offering advises of a limitation on the size of the offering due to market conditions, Exodus and Global Crossing will include in such offering Global Crossing of shares which, in the opinion of the lead managing underwriter can be sold. Exodus and Global Crossing each have indemnification and contribution obligations to each other for material misstatements and omission attributable to them with respect to any registration statement filed with the SEC.

 Stockholder Agreement

   When the merger is completed, an affiliate of Global Crossing will have the right to appoint one designee to the Exodus board of directors for so long as Global Crossing Ltd., Global Crossing GlobalCenter Holdings, Inc. and their subsidiaries own in the aggregate at least 10% of the outstanding voting stock of Exodus. Any such nominee must be approved by the Exodus board of directors which approval will not be withheld unless, based on the advice of counsel, such approval would be inconsistent with the fiduciary obligations of the directors.

   Global Crossing will, except in a few circumstances, vote its shares of Exodus stock at Global Crossing's option either as recommended by the Exodus board or in the same proportion as all votes cast by disinterested stockholders. These voting obligations generally will continue until the earlier of

  .  five years after the closing of the merger,

  .  Global Crossing owns less than 10% of the voting stock of Exodus, or

  .  there is a change of control of Exodus.

   While Global Crossing is under these obligations to Exodus relating to the voting of its Exodus shares, Global Crossing may not increase its percentage ownership of outstanding Exodus voting stock by more than 1%. The restrictions on Global Crossing's acquisition of additional shares of Exodus common stock are suspended or terminated if certain events relating to an actual or potential change of control of Exodus occur.

   For one year after the completion of the merger, Global Crossing has agreed not to transfer its Exodus shares except under limited circumstances such as transfers among affiliates and limited "cashless collar" hedging transactions. From the first to the fifth anniversaries of the closing of the merger, Global Crossing has agreed not to transfer its Exodus shares except in underwritten offerings and other sales pursuant to their registration rights, pursuant to Rule 144, in private sales or under limited circumstances similar to those during the first year after the completion of the merger.

   Exodus shall indemnify Global Crossing and its subsidiaries and any controlling person of Global Crossing Ltd. from damages resulting from any of them being deemed to be a controlling person of Exodus under the securities laws and for any act or omission of Exodus.

 Transition Agreement

   After the completion of the merger, Global Crossing will continue to provide to Exodus and GlobalCenter all services provided to GlobalCenter and its subsidiaries during the six months prior to the closing of the merger. The parties may specify at any time any services to be provided in a statement of work to be attached to the transition agreement. The price paid for such services shall be equal to a third party quote for the same bundle of services. Services will be performed on these terms for one year or a later time specified in the statement of work for the particular service.

 Noncompetition Agreements

   At the completion of the merger, the chief executive officer of GlobalCenter Holding Co. and each person who reports directly to him will sign noncompetition agreements. These noncompetition agreements will require, for two years after the completion of the merger and in the locations where Exodus or GlobalCenter conducts or is planning to conduct business at the completion of the merger, that the person signing it will not:

  . provide services that compete with Exodus' or GlobalCenter's products, services or technology in existence at the effective time of the merger;

  . be an employee, director, stockholder, owner or consultant of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of service to, any person or entity that is directly competitive with Exodus or GlobalCenter at the time of the merger; or

  . permit the person's name to be used in a business that is directly competitive with Exodus or GlobalCenter's business at the time of the merger.

However, the noncompetition agreements permit the person signing it to own a passive investment of less than 1% of the shares of a publicly held corporation.

   These noncompetition agreements will also require that, for two years after completion of the merger, the person signing it will not directly or indirectly solicit the employment or consulting services of any of the employees or consultants of Exodus or GlobalCenter or attempt to take away suppliers or customers of Exodus or GlobalCenter.

   Each person signing a noncompetition agreement will also agree not to use or disclose proprietary information of Exodus or GlobalCenter, except as may be necessary to perform duties as an employee of Exodus or GlobalCenter.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   On July 27, 1999, Exodus completed its acquisition of Cohesive in a transaction accounted for as a purchase business combination. Exodus issued as consideration for Cohesive 1,600,796 shares of Exodus common stock, options to purchase a total of 408,712 shares of Exodus common stock, and $46,530,000 in cash for a total purchase price of $111,440,000. The pro forma adjustments related to the Cohesive acquisition that are reflected in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1999 are based on the value of the tangible and intangible assets acquired by Exodus as well as management's estimates of the useful lives of those acquired assets and assumes that the acquisition had taken place on January 1, 1999.

   In February 1998, GlobalCenter completed a merger with Frontier Corporation in a transaction accounted for as a pooling of interests. On September 28, 1999, Global Crossing Ltd. acquired Frontier Corporation in a merger transaction accounted for as a purchase. For financial reporting purposes, the acquisition of Frontier Corporation by Global Crossing Ltd. was deemed to have occurred on September 30, 1999. The historical consolidated statement of operations of GlobalCenter for the nine months ended September 30, 1999 are included under the heading "Predecessor" in the accompanying pro forma statement of operations for the year ended December 31, 1999. The consolidated statements of operations of GlobalCenter for the three months ended December 1999 and for the nine months ended September 30, 2000 are included under the heading "GlobalCenter." In September, 2000, Exodus entered into an agreement to acquire GlobalCenter in a transaction to be accounted for as a purchase. Based on the closing price of Exodus' common stock at September 28, 2000, and subject to adjustment, the GlobalCenter purchase price is estimated to be approximately $6.160 billion consisting of Exodus common stock valued at approximately $5.730 billion, Exodus stock options valued at approximately $395 million, and merger related expenses estimated at approximately $35 million. The acquisition is expected to close in the first quarter of 2001.

   The Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1999 gives effect to the merger between Exodus and Cohesive and to the merger between Exodus and GlobalCenter as if both mergers had taken place on January 1, 1999. The Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1999 combine Exodus' audited consolidated statement of operations for the year ended December 31, 1999, Cohesive's unaudited historical statement of operations for the seven-month period ended July 27, 1999, Predecessor's audited historical consolidated statement of operations for the period from January 1, 1999 to September 30, 1999, and GlobalCenter's audited historical consolidated statement of operations for the period from October 1, 1999 to December 31, 1999. The Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months Ended September 30, 2000 gives effect to the merger between Exodus and GlobalCenter as if it had taken place on January 1, 2000. The Unaudited Pro Forma Combined Condensed Statement of Operations for the Nine Months Ended September 30, 2000 combine Exodus' unaudited consolidated statement of operations for the nine months ended September 30, 2000 and GlobalCenter's unaudited consolidated statement of operations for the nine months ended September 30, 2000. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the GlobalCenter acquisition as if it had taken place on September 30, 2000 and combines Exodus' unaudited historical consolidated balance sheet as of September 30, 2000 and GlobalCenter's unaudited historical consolidated balance sheet as of September 30, 2000. A condensed balance sheet of Cohesive as of September 30, 2000 has not been presented since the acquisition of Cohesive has already been reflected in Exodus' unaudited historical consolidated balance sheet.

   The Unaudited Pro Forma Combined Condensed Financial Statements have been prepared on the basis of assumptions described in the notes thereto and include assumptions relating to the allocation of consideration paid for the assets and liabilities of GlobalCenter based on preliminary estimates of their respective fair values. The actual allocation of consideration paid for GlobalCenter may differ from that reflected in the Unaudited Pro Forma Combined Condensed Financial Statements upon the completion of the GlobalCenter acquisition when the final valuation and purchase price allocation has been performed. In the opinion of management, all adjustments necessary to present fairly such Unaudited Pro Forma Combined Condensed Financial Statements have been made on the proposed terms and structure of the GlobalCenter acquisition.

                          EXODUS COMMUNICATIONS, INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                               September 30, 2000
                                 (in thousands)

                                 Historical               Pro forma
                          ------------------------- --------------------------------
                            Exodus    Global Center Adjustments            Combined
                          ----------  ------------- -----------           ----------
Assets
Current assets:
  Cash and cash
   equivalents..........  $1,246,550   $   11,210   $      --             $1,257,760
  Accounts receivable,
   net..................     134,417       57,601          --                192,018
  Prepaid expenses and
   other current
   assets...............      38,219       16,835          --                 55,054
  Deferred tax asset....         --         4,155       (4,155)(a)               --
                          ----------   ----------   ----------            ----------
    Total current
     assets.............   1,419,186       89,801       (4,155)            1,504,832
Property and equipment,
 net....................   1,262,446      358,149          --              1,620,595
Restricted cash
 equivalents............      73,051          --           --                 73,051
Goodwill and other
 intangible assets......     191,003    1,188,320    4,630,073 (a)(b)(c)   6,009,396
Other assets............     709,666        3,395          --                713,061
                          ----------   ----------   ----------            ----------
                          $3,655,352   $1,639,665   $4,625,918            $9,920,935
                          ==========   ==========   ==========            ==========

Liabilities and
 Stockholders' Equity
Current Liabilities:
  Current portion of
   equipment loans and
   line of credit
   facilities...........  $    7,149   $      --    $      --             $    7,149
  Current portion of
   capital lease
   obligations..........      38,183          --           --                 38,183
  Accounts payable......     324,929       87,082          --                412,011
  Accrued expenses......      82,063       17,538          --                 99,601
  Accrued interest
   payable..............      65,056          --           --                 65,056
  Accrued liability,
   acquisition costs....         --           --        35,000 (b)            35,000
                          ----------   ----------   ----------            ----------
    Total current
     liabilities........     517,380      104,620       35,000               657,000
Equipment loans and line
 of credit facilities,
 less current portion...      11,834          --           --                 11,834
Capital lease
 obligations, less
 current portion........      52,339          --           --                 52,339
Convertible subordinated
 notes..................     562,494          --           --                562,494
Senior Notes............   1,936,062          --           --              1,936,062
Long-term deferred tax
 liabilities............         --        22,605      (22,605)(a)               --
Other non-current
 liabilities............       7,599        2,381       (1,418)(a)             8,562
                          ----------   ----------   ----------            ----------
    Total liabilities...   3,087,708      129,606       10,977             3,228,291
Stockholders' equity:
  Common stock..........         424        2,335        5,142 (b)(c)          7,901
  Additional paid-in
   capital..............     915,227    1,871,077    4,246,446 (b)(c)      7,032,750
  Deferred stock
   compensation.........      (1,261)         --           --                 (1,261)
  Accumulated deficit...    (407,342)    (363,353)     363,353(a)(c)        (407,342)
  Accumulated other
   comprehensive
   income...............      60,596          --           --                 60,596
                          ----------   ----------   ----------            ----------
    Total stockholders'
     equity.............     567,644    1,510,059    4,614,941             6,692,644
                          ----------   ----------   ----------            ----------
                          $3,655,352   $1,639,665   $4,625,918            $9,920,935
                          ==========   ==========   ==========            ==========

        Unaudited Pro Forma Combined Condensed Statements of Operations
                     (in thousands, except per share data)

                               Nine Months Ended September 30, 2000
                          --------------------------------------------------------
                                Historical                  Pro forma
                          -----------------------    -----------------------------
                           Exodus    GlobalCenter    Adjustments        Combined
                          ---------  ------------    -----------       -----------
Revenue.................  $ 543,331   $ 136,595       $     --         $   679,926
Costs and expenses:
 Costs of revenue.......    378,101     141,377 (k)         --             519,478
 Marketing and sales....    123,315      25,213             --             148,528
 General and
  administrative........     97,498      49,165 (k)         --             146,663
 Product development....     10,573         --              --              10,573
 Amortization of
  goodwill and other
  intangible assets.....     25,412     222,810         519,839 (b)(c)     768,061
                          ---------   ---------       ---------        -----------
 Total costs and
  expenses..............    634,899     438,565         519,839          1,593,303
 Operating loss.........    (91,568)   (301,970)       (519,839)          (913,377)
Other income (expense),
 net....................                   (229)            --                (229)
Interest income
 (expense), net.........    (87,558)        --              --             (87,558)
                          ---------   ---------       ---------        -----------
Loss from continuing
 operations before
 taxes..................   (179,126)   (302,199)       (519,839)        (1,001,164)
Income tax benefit......        --       33,189         (33,189)(e)            --
                          ---------   ---------       ---------        -----------
Loss from continuing
 operations.............  $(179,126)  $(269,010)      $(553,028)       $(1,001,164)
                          =========   =========       =========        ===========
Basic and diluted loss
 per share from
 continuing operations..  $   (0.45)                                   $     (1.82)
Shares used to compute
 basic and diluted loss
 per share from
 continuing operations..    398,512                     112,799 (f)        511,311

                                                          Year Ended December 31, 1999
                    ----------------------------------------------------------------------------------------------
                                                                               Historical
                                                                       --------------------------
                                                                        Predecessor  GlobalCenter
                                                                       ------------- ------------
                                                                        Nine Months  Three Months
                        Historical                        Pro Forma        Ended        Ended
                    -------------------                Exodus/Cohesive September 30, December 31,
                     Exodus    Cohesive  Adjustments      Combined         1999          1999       Adjustments
                    ---------  --------  -----------   --------------- ------------- ------------   -----------
Revenue..........   $ 242,140  $29,191                    $ 271,331      $ 47,179      $ 23,724      $     --
Costs and
 expenses:
 Costs of
  revenue........     197,231   20,896                      218,127        54,993        24,032 (k)        --
 Marketing and
  sales..........      75,809    3,594                       79,403         9,531         6,088            --
 General and
  administrative..     42,951    5,223                       48,174         8,170         3,641 (k)        --
 Product
  development....       8,869      --                         8,869                                        --
 Amortization of
  goodwill and
  other
  intangible
  assets.........       9,438    4,994       3,492 (g)       17,924           974        74,270        914,955 (d)
 Merger Costs....       5,058      --          --             5,058           --            --             --
                    ---------  -------     -------        ---------      --------      --------      ---------
 Total costs and
  expenses.......     339,356   34,707       3,492          377,555        73,668       108,031        914,955
 Operating loss..     (97,216)  (5,516)     (3,492)        (106,224)      (26,489)      (84,307)      (914,955)
Interest and
 other income
 (expense), net..     (33,107)    (565)     (1,464)(h)      (35,136)          (44)          114            --
                    ---------  -------     -------        ---------      --------      --------      ---------
 Loss from
  continuing
  operations
  before taxes...    (130,323)  (6,081)     (4,956)        (141,360)      (26,533)      (84,193)      (914,955)
Income tax
 benefit.........         --       450         --               450         9,742         5,038        (14,780)(e)
                    ---------  -------     -------        ---------      --------      --------      ---------
 Loss from
  continuing
  operations.....    (130,323)  (5,631)     (4,956)        (140,910)      (16,791)      (79,155)      (929,735)
Cumulative
 dividends and
 accretion on
 redeemable
 preferred
 stock...........         --      (738)        738 (i)          --            --            --             --
                    ---------  -------     -------        ---------      --------      --------      ---------
Loss from
 continuing
 operations
 attributable to
 common
 stockholders....   $(130,323) $(6,369)    $(4,218)       $(140,910)     $(16,791)     $(79,155)     $(929,735)
                    =========  =======     =======        =========      ========      ========      =========
Basic and diluted
 loss per share
 from continuing
 operations......   $   (0.39)
Shares used to
 compute basic
 and diluted loss
 per share from
 continuing
 operations......     335,848                1,600 (j)                                                 112,799 (f)
                         Pro Forma
                    Exodus/GlobalCenter
                         Combined
                    -------------------
Revenue..........       $   342,234
Costs and
 expenses:
 Costs of
  revenue........           297,152
 Marketing and
  sales..........            95,022
 General and
  administrative..           59,985
 Product
  development....             8,869
 Amortization of
  goodwill and
  other
  intangible
  assets.........         1,008,123
 Merger Costs....             5,058
                    -------------------
 Total costs and
  expenses.......         1,474,209
 Operating loss..        (1,131,975)
Interest and
 other income
 (expense), net..           (35,066)
                    -------------------
 Loss from
  continuing
  operations
  before taxes...        (1,167,041)
Income tax
 benefit.........               450
                    -------------------
 Loss from
  continuing
  operations.....        (1,166,591)
Cumulative
 dividends and
 accretion on
 redeemable
 preferred
 stock...........               --
                    -------------------
Loss from
 continuing
 operations
 attributable to
 common
 stockholders....       $(1,166,591)
                    ===================
Basic and diluted
 loss per share
 from continuing
 operations......       $     (2.37)
Shares used to
 compute basic
 and diluted loss
 per share from
 continuing
 operations......           450,247

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) Unaudited Pro Forma Combined Condensed Balance Sheet

   On September 28, 2000, Exodus entered into a merger agreement under which all of the outstanding capital stock of GlobalCenter is to be exchanged for approximately $6.160 billion in common stock of Exodus. In addition, Exodus will assume all outstanding options to purchase common stock of GlobalCenter Inc. options to purchase common stock of GlobalCrossing Ltd. Exodus will issue option for Global Crossing Ltd. option. The actual number of Exodus shares to be issued will depend, among other things, upon the average closing price per share of Exodus common stock for the ten trading days before and including the trading day before the closing date.

   The pro forma combined condensed balance sheet as of September 30, 2000, gives effect to the merger as if it had occurred on September 30, 2000.

   The following adjustments have been reflected in the unaudited pro forma combined condensed balance sheet:

(a) To eliminate GlobalCenter's historical goodwill and intangibles, deferred tax assets and liabilities, and deferred income.

(b) To record the purchase of GlobalCenter by Exodus through the issuance of Exodus common stock and options and the assumption of GlobalCenter stock options by Exodus. In accordance with EITF Issue No. 95-19, the value of Exodus' common stock issued is based on the average closing price of Exodus' common stock during the period from a few days before through a few days after September 28, 2000, the hypothetical acquisition date.

   Under purchase accounting, the total purchase price will be allocated to GlobalCenter's tangible and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The total purchase price reflected below is preliminary and is subject to adjustment as defined in the merger agreement. The purchase price allocation reflected below is preliminary and is subject to adjustment based on the final valuation of GlobalCenter upon closing of the merger. The final purchase price allocation is not expected to be significantly different from the preliminary purchase price allocation reflected below.

   Fair value of Common Stock...................................... $5,730,000
   Fair value of GlobalCenter stock options assumed................    364,000
   Fair value of Global Crossing Ltd. stock options assumed .......     26,000
   Fair value of Exodus Stock options being issued for Global
    Crossing Ltd. .................................................      5,000
   Estimated transaction costs.....................................     35,000
                                                                    ----------
       Total purchase price........................................ $6,160,000
                                                                    ==========

   Fair value of GlobalCenter's net tangible assets acquired ...... $  341,607
   Goodwill and other intangible assets............................  5,818,393
                                                                    ----------
       Net assets acquired......................................... $6,160,000
                                                                    ==========

(c) To eliminate GlobalCenter's historical equity balances, reflect the issuance of Exodus common stock and options and the assumption of GlobalCenter options and reflect the elimination of the deferred tax benefit realized by GlobalCenter during the nine months ended September 30, 2000.

   The actual allocation of the purchase price will depend upon the composition of GlobalCenter net assets on the closing date and Exodus' evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

(2) Unaudited Pro Forma Combined Condensed Statements of Operations

   The pro forma combined condensed statements of operations give effect to the merger as if it had occurred at the beginning of the period presented.

   The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations:

(d) To remove the amortization of historical goodwill and other intangible assets previously recorded by GlobalCenter and to record the amortization of goodwill and intangible assets resulting from the allocation of the GlobalCenter purchase price. The pro forma adjustment assumes other intangible assets and goodwill will be amortized on a straight-line basis over an estimate life of three to seven years. The ultimate lives assigned will be determined at the date of acquisition based on the facts and circumstances existing at that date.

(e) To remove tax benefit previously recorded by GlobalCenter

(f) To reflect the estimated shares to be issued as consideration for the GlobalCenter merger based on an average closing price of Exodus common stock of $60.34 per share.

(g) Adjustment to remove the amortization of historical goodwill and other intangible assets previously recorded by Cohesive and to record the amortization of goodwill and intangible assets resulting from the allocation of the Cohesive purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over estimated lives of five to eight years.

(h) To eliminate interest income earned by Exodus on cash paid to Cohesive at the date of the merger assuming a 5% interest rate which approximates the Company's actual rate of return during the periods presented.

(i) To remove Cohesive's historical cumulative dividends and accretion on redeemable preferred stock which are settled in cash at the date of the merger.

(j) To reflect the shares issued as consideration for the Cohesive merger.

(k) GlobalCenter's depreciation expense has been reclassed to conform with Exodus' classification.

                            BUSINESS OF GLOBALCENTER

GlobalCenter's Services

 Complex Web Hosting Services

   GlobalCenter offers complex Web hosting services designed to enable businesses to outsource operation of mission-critical Web sites, based on industry-leading technologies and offering high service level guarantees. GlobalCenter supports all leading Internet hardware and software systems. This flexibility enables GlobalCenter's customers to retain control over their technical solution and to integrate GlobalCenter's services with their existing information technology architectures. GlobalCenter offers a number of services to dedicated Web site management customers to ensure ease of implementation, security, performance and scalability. Specifically, GlobalCenter provides:

  . configuration, installation and support of operating systems, including Unix, Windows NT, Solaris and Linux; hardware platforms, including those offered by Sun Microsystems, Dell, Cisco, IBM, VA Linux and Compaq;

  .  installation and maintenance of Web sites on server hardware;

  . help desk support 24-hours a day, seven days a week, with access to certified technical professionals;

  .  industry and vendor security alerts and maintenance;

  . load balancing and geographical distribution of network traffic among multiple servers and multiple data centers; and

  . 24-hours a day, seven days a week, network and system monitoring as well as physical and remote access to equipment.

 Hardware and Software Procurement Services

   GlobalCenter has experienced equipment services professionals available to help make its customers' equipment purchases simple and economical. GlobalCenter selects and purchases equipment from various manufacturers based on customer orders and resells the equipment to its customers. GlobalCenter also arranges for equipment to be shipped directly to a customer's location in its data centers and installed in the appropriate location. GlobalCenter's equipment services allow it to move new customers into its data centers more quickly and efficiently.

 IP Network Services

   GlobalCenter directly connects its data centers, other than Melbourne, to Global Crossing's high performance, IP-based fiber-optic backbone network with transit relationships with certain Internet backbone providers. GlobalCenter's connectivity arrangements are designed to deliver the scalability, high availability and performance required for high-volume bandwidth and application-intensive Internet operations. Since GlobalCenter customers' Internet operations often experience traffic spikes due to promotions or events, GlobalCenter typically maintains sufficient excess network capacity to handle its customers peak traffic needs. Each of GlobalCenter's data centers is also connected to the communications networks of other major carriers.

 Value-Added Applications and Services

   GlobalCenter's value-added applications and services enable its customers to improve the performance, reliability and storage and backup capability of their Internet operations. GlobalCenter believes these services will become increasingly important to its customers. GlobalCenter's current services include the following:

   Performance Monitoring Services. GlobalCenter works with Keynote, a provider of Internet performance measurement, diagnostic and consulting services, to provide and jointly market Perspective(TM), a service that gives companies real-time statistics about their Web sites' performance from the viewpoint of users around the world.

   Content Acceleration Services. GlobalCenter is working with Novell to offer content acceleration in all of our data centers. This service allows us to ensure significantly better web site performance for our customers both on a local and global basis. Customers have access to this service on a monthly fee basis and do not need to make the up front capital costs associated with most caching solutions available today.

   Content Delivery Services. GlobalCenter works with Akamai to offer FreeFlowSM, a caching service that moves content closer to end users and intelligently routes requests to multiple servers. As a result, FreeFlow reduces problems caused by server overloads and network bottlenecks. This increases peak demand capacity for Web sites, speeds user downloads and improves overall quality.

   Disk Storage Services. GlobalCenter works with StorageNetworks, a storage services provider, to provide Disk-On-DemandSM, highly scaleable and reliable on-demand disk storage services that GlobalCenter offers on a usage basis. Disk-On-Demand gives GlobalCenter customers access to technologically advanced storage, normally available only to large enterprises, on a cost effective basis.

   Tape Storage Services. GlobalCenter works with ManagedStorage International, network storage services providers, to provide Tape-On-DemandSM, backup and disaster recovery services that GlobalCenter offers on a usage basis. Tape-On-Demand reduces GlobalCenter customers' need to invest in and manage expensive disaster recovery systems.

   Security Services. GlobalCenter's security services are designed to ensure the security of GlobalCenter customer's Web operations by applying industry leading security diagnostic tools. Security engineers are located at GlobalCenter's data centers to deliver security solutions including firewalls, encryption and authentication.

   Testing Services. GlobalCenter's testing services aim to identify problems that could degrade the expected performance and availability of a customer's Web operations. For example, GlobalCenter's stress testing services simulate users accessing a Web site to provide information for isolating problems, optimizing performance and accelerating the deployment of Web sites.

 Professional Services

   GlobalCenter's professional services teams consult with customers on a wide range of issues including Web applications development, Internet connectivity, server maintenance, performance and site scaling. GlobalCenter believes its professional services will play an increasingly important role in supporting the implementation and maintenance of Internet based mission-critical operations as customers continue to rapidly adopt emerging technologies. GlobalCenter's professional services currently include system architecture and design; disaster recovery, migration and capacity planning; database optimization; and performance tuning. GlobalCenter's sales engineers offer several services to its customers, including configuring systems and specifying hardware and software for implementations or upgrades. GlobalCenter assigns technical account teams, consisting of three to five personnel, to act as GlobalCenter customers' on-site network and information technology staff.

Customers

   GlobalCenter has a large and diverse customer base ranging from large enterprises to Web-Centric companies. As of September 30, 2000, GlobalCenter was serving over 600 customers, none of which accounted for 10% or more of its revenues. The following is a representative list of GlobalCenter's customers as of September 30, 2000:

   24/7 Media                     marchFIRST                     Red Hat
   About.com                      MatchLogic                     StorageNetworks
   Akamai                         Microsoft bCentral             TalkCity
   Cox Interactive Media          NBCi                           Viacom
   Encyclopedia Britannica        Network Solutions              VISA USA
   Etoys                          The New York Times             The Washington Post
   Google                         Novell                         Xdrive
   Goto.com                       Playboy Enterprises            Yahoo!
   Kmart Bluelight                QUOTE.COM                      ZDNet

   GlobalCenter's contracts with customers generally cover its provision of services for a one to three-year period and may contain, among other things, various service level agreements. GlobalCenter generally provides customers with a 99.5% network connectivity uptime guarantee and a 100% facility uptime guarantee. Pursuant to these service level warranties, customers' monthly fees are reduced based on the amount of network connectivity downtime and data center downtime that affects the customer.

Sales

   GlobalCenter uses a team approach in selling to prospective customers. Customer account teams are organized into three units, consisting of account executives, sales engineers and client services representatives. Account executives are the team leaders and are primarily responsible for new account acquisitions and maintenance of the strategic relationships with GlobalCenter customers. Sales engineers support the account executives by providing pre-sales technical support, including customer site architecture and design. Client services representatives are responsible for the day-to-day account management and for marketing additional services to existing customers.

   GlobalCenter's domestic sales force is located in six geographic regions of the United States centered around existing and planned data centers. As of September 30, 2000, GlobalCenter had 140 employees engaged in sales and sales support.

Customer Service

   GlobalCenter is committed to providing superior customer service by understanding the business objectives and technical requirements of its customers and by fulfilling their needs on an individual basis. Working closely with its customers, GlobalCenter seeks to optimize the performance of their Internet operations, minimize downtime, resolve problems that may arise, and make appropriate adjustments in services as customer needs change over time. In order to enhance its customer service delivery and increase operating efficiencies, GlobalCenter operates a centralized response center which handles inbound calls, monitoring, and problem resolution for its data centers in the United States. GlobalCenter also solicits feedback to ensure that it continues to offer the highest quality of service. GlobalCenter uses advanced software tools to aid in customer monitoring and service efforts. Many of GlobalCenter's customer service personnel have been specifically trained and certified by the vendors of its software tools, including Sun Microsystems, Microsoft, Oracle and Computer Associates.

   GlobalCenter also provides customer service and technical support during the installation phase, including a transition team and project management support. In addition, GlobalCenter provides system integration services between the customer's Internet site and legacy systems. After installation, primary customer support is coordinated through GlobalCenter's network control centers. These centers are operated 24 hours a day, seven days a week by engineers who monitor site and network operations, and coordinate teams to solve problems that arise. GlobalCenter's customer service personnel are also available to assist customers whose operations require specialized procedures.

   GlobalCenter employs network engineers and systems administrators who work with customers to design and maintain their Internet operations. GlobalCenter's network engineers and system administrators are trained specialists who support Windows NT, Linux, Solaris and other UNIX platforms. They are also trained to support routers and switches of most major equipment manufacturers. They also serve as the second level of support for customer issues that cannot be resolved by GlobalCenter's network control centers.

Data Center Infrastructure

   GlobalCenter's data centers are built to specifications that deliver high standards in security, reliability and redundancy. The physical infrastructure and security controls of GlobalCenter's data centers have been designed to support rigorous requirements for complex Web hosting. Specifically, GlobalCenter's data centers offer the following major physical benefits to its customers:

  .  multi-level physical security;

  .  multi-redundant utilities and environmental controls; and

  .  network connectivity.

   Multi-level physical security. Based upon their technical and security requirements, customers can select from racks in common areas, highly secure cabinets, enclosed cage facilities or private vaults. GlobalCenter has implemented robust security systems, which include biometric hand scanners, security verification, guards, cameras, bullet proof glass, round-the-clock monitoring and mantrap areas.

   Multi-redundant utilities and environmental controls. GlobalCenter's data centers have power systems that include redundant connections to the power utilities, back up power supplies and diesel generators that can run for days without refueling if needed. Laser detection, inert gas and dry pipe sprinkler systems protect GlobalCenter customers' equipment from fire and inadvertent water damage. Cooling and environmental controls for each data center are designed to monitor and ensure proper temperature and humidity. GlobalCenter's data centers are also constructed with raised floors and seismically braced racks.

   Network Connectivity. GlobalCenter's data centers are connected to the Internet through network points of presence within the centers. These points of presence provide high-performance, reliable networking connectivity to the Internet for GlobalCenter customers. Telecommunications circuits enter the data centers through multiple points from diverse service providers. Multiple points of presence ensure continued operation of service without degradation in the unlikely event of a cable cut or local carrier network outage. All but one of GlobalCenter's data centers are located directly on Global Crossing's international Internet protocol-based fiber optic network for high bandwidth worldwide connectivity and scale. Each of GlobalCenter's data centers has access to the communications networks of other major carriers.

Competition

   The market for Web hosting and for other Internet infrastructure services is highly competitive and there are few substantial barriers to entry. GlobalCenter's current and potential competitors in the market include Web hosting service providers, Internet service providers, commonly known as ISPs, telecommunications companies and large information technology outsourcing firms. GlobalCenter's competitors may operate in one or more of these areas.

   Many of GlobalCenter's competitors have substantially greater resources, more customers, greater name recognition and more established relationships in the industry than it does. As a result, these competitors may be able to develop and expand their applications and service offering more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional services competitive with those GlobalCenter provides. As GlobalCenter moves toward its goal of becoming a total Internet infrastructure services provider, the nature of its competition may change in ways GlobalCenter will not anticipate. GlobalCenter also believes the Web hosting market is likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for GlobalCenter to compete.

Intellectual Property Rights

   GlobalCenter relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain of its proprietary rights. GlobalCenter has no patented technology that would bar competitors from its market. Despite GlobalCenter's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use its data or technology. In addition, the laws of various foreign countries may not protect its products, services or intellectual property rights to the same extent as do the laws of the United States.

   GlobalCenter does not currently rely in a material way on technologies licensed form third paries, but GlobalCenter expects that, as GlobalCenter continues to offer new services through partnerships with third parties, its reliance on licensed technology will grow. These licenses may not be available to GlobalCenter on commercially reasonable terms or at all. The inability to use such technology could require GlobalCenter to obtain substitute technology of lower quality or performance standards or at greater cost, which could harm its business.

   Other parties may claim that GlobalCenter has infringed their proprietary rights. Such claims, whether or not meritorious, may require GlobalCenter to expend significant financial and managerial resources, result in injunctions against it, or impose damages GlobalCenter must pay. GlobalCenter may need to obtain licenses from third parties who allege that it has infringed their rights, but such licenses may not be available on terms acceptable to GlobalCenter or at all.

Government Regulation

   GlobalCenter is not currently subject to direct United States federal, state or local or international government regulation, other than regulations applicable to businesses generally. There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet.

   Due to the increasing popularity and use of the Internet, it is likely a number of laws and regulations may be adopted at the federal, state and local levels in the United States and internationally with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. For example, the European Union recently enacted privacy regulations. The United States Congress has recently considered enacting Internet laws regarding privacy, copyrights taxation and the transmission of sexually explicit materials. The Federal Trade Commission has recently commenced investigations of the practices of certain Internet companies relating to privacy and consumer protection laws. The adoption of any such laws or regulations might decrease the growth of the Internet, which in turn could decrease the demand for GlobalCenter's services or increase the cost of doing business or in some other manner harm its business. In addition, applicability to the Internet of existing laws governing areas such as property ownership, copyrights and other intellectual property issues, taxation, libel, on-line contract enforcement, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Employees

   As of September 30, 2000, GlobalCenter employed approximately 720 full-time employees. None of GlobalCenter's employees is covered by a collective bargaining agreement. GlobalCenter believes that its employee relations are good.

Properties

   GlobalCenter's executive offices are located in Sunnyvale, California and consist of approximately 54,000 square feet that are leased pursuant to an agreement that expires in July 2005. Space leased and occupied for data centers covers an aggregate of approximately one million gross square feet. GlobalCenter leases facilities in the following cities:

                                                                     Lease
   City and State                                                  Expiration
   --------------                                                  ----------
   Amsterdam, Netherlands*...................................... October 2015
   Anaheim, California.......................................... April 2009
   Ann Arbor, Michigan, Office.................................. November 2005
   Chicago Illinois, Sales Office............................... April 2005
   Chicago, Illinois*........................................... December 2009
   Dublin, Ireland*............................................. October 2025
   Frankfurt, Germany*.......................................... October 2020
   Herndon, Virginia, Sales Office.............................. June 2006
   Herndon, Virginia............................................ May 2015
   Herndon, Virginia............................................ March 2009
   Irvine, California, Sales Office............................. May 2003
   Irvine, California*.......................................... August 2017
   London, England.............................................. March 2014
   London, England.............................................. March 2014
   London, England, Sales Office (Stratton House)............... December 2009
   London England, Office (Lower Thames Street)................. April 2016
   Melbourne, Australia......................................... October 2001
   Mountain View, California.................................... October 2000
   Munich, Germany*............................................. July 2019
   New York, New York (60 Hudson)............................... October 2001
   New York, New York (111 8th Ave., 2nd Floor)................. July 2014
   New York, New York (111 8th Ave., 15th Floor Sales Office)... December 2009
   New York, New York (111 8th Ave., 3rd Floor)................. September 2008
   New York, New York (111 8th Ave., 15th Floor Office)......... September 2008
   New York, New York*.......................................... August 2015
   Paris, France, Sales Office.................................. July 2009
   Paris, France*............................................... September 2012
   Sunnyvale, California, Office (Geneva Drive)................. June 2005
   Sunnyvale, California, Office (Caspian Court)................ July 2009
   Sunnyvale, California, Office (Gibraltar).................... November 2010
   Sunnyvale, California........................................ November 2001
   Sunnyvale, California........................................ November 2011
   Sunnyvale, California........................................ August 2008
   Sunnyvale, California*....................................... March 2015
   Sydney, Australia*........................................... November 2009
   Waltham, Massachusetts*...................................... August 2018

--------
* GlobalCenter's data centers in these locations are under development and are not yet operational.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF GLOBALCENTER

   The following discussion of our financial condition and results of operations should be read in conjunction with the selected consolidated historical financial data and consolidated financial statements and the related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

   GlobalCenter Inc. was acquired by Frontier Corporation in February 1998 in a pooling-of-interests transaction. On September 28, 1999, Global Crossing Ltd. acquired Frontier Corporation in a merger transaction. For financial reporting purposes, the Global Crossing merger with Frontier Corporation was deemed to have occurred on September 30, 1999. In connection with the merger, the assets and liabilities of GlobalCenter were adjusted to their respective fair values under the purchase method of accounting. As a result of this acquisition, the fair value of goodwill and other intangibles directly related to GlobalCenter was determined to be approximately $1.5 billion. The goodwill and other intangible assets are being amortized on a straight-line basis over five years. GlobalCenter expects annual amortization of the existing goodwill and other intangibles to be approximately $297 million in the future.

   GlobalCenter Holding Co. is an indirect wholly owned subsidiary of Global Crossing Ltd., formed in April 2000 to hold the investment in GlobalCenter Inc. and all of its subsidiaries. Ownership of GlobalCenter Inc. was transferred to GlobalCenter Holding Co. from another Global Crossing subsidiary. In accordance with transfers between entities under common control, the transfer was made at book value and the accompanying financial information reflects the transfer as of October 1, 1999. GlobalCenter included the assets and liabilities of GlobalCenter Inc. and the related consolidated results of operations for periods prior to October 1, 1999 under the heading "Predecessor," and the consolidated results of GlobalCenter Holding Co. for periods subsequent to September 30, 1999 under the heading "GlobalCenter." Depreciation, amortization and certain other line items included in the operating results of GlobalCenter are not directly comparable to Predecessor because the periods after September 30, 1999 include the effects of purchase accounting adjustments related to the merger with Global Crossing, while prior periods do not.

   Historically, GlobalCenter operated an Internet Service Provider, or ISP, business in addition to its Web hosting and related services. Effective March 31, 2000, the ISP business was sold to Global Crossing Internet Dial-Up, Inc., a wholly owned subsidiary of Global Crossing Ltd. The sale was made at the net book value of the ISP assets on March 31, 2000. In connection with this transaction, the GlobalCenter financial statements reflect the financial position and results of operations of the ISP business as discontinued operations for all periods presented.

   GlobalCenter obtains the majority of its network access from third party telecommunications providers based on agreements with market-based pricing terms. Some of those third party agreements required price escalation or contract renegotiation in the event of unequal traffic flows. GlobalCenter also obtained some of its network access from Frontier Corporation prior to October 1999. After the acquisition of Frontier Corporation on September 30, 1999, GlobalCenter has obtained substantially all of its network access from Global Crossing.

   Since October 1, 1999, GlobalCenter has received administrative services from Global Crossing that include information systems support, tax services, payroll and benefit administration and certain other accounting and administrative services. From March 1, 1998 through September 30, 1999, Frontier Corporation provided these services to GlobalCenter. Its costs for these services were based on total actual costs allocated to GlobalCenter using bases that management considered reasonable given the nature of the costs and the usage by GlobalCenter.

   It typically takes GlobalCenter at least nine months after a data center site is leased to construct the data center facility, install equipment and telecommunications infrastructure and to hire operations and sales personnel. As a result, GlobalCenter makes a large capital investment and incurs significant start-up costs before generating customer revenues at any new data center. Start-up costs are expensed as incurred. GlobalCenter expects a new data center to incur losses for a year or longer until reaching break-even utilization. Largely as a result of these costs, GlobalCenter has experienced operating losses and negative cash flows from operations in each annual period. GlobalCenter's net losses from continuing operations were $269.0 million for the nine months ended September 30, 2000, $79.2 million for the three months ended December 31, 1999, $16.8 million for the nine months ended September 30, 1999, $10.8 million for the year ended December 31, 1998 and $2.8 million for the year ended December 31, 1997.

   GlobalCenter's service revenues consist of fees from customers for Web hosting, IP network services, content distribution, systems applications and professional services. GlobalCenter typically provides its services under one-to-three year contracts with minimum customer commitments for connectivity and services. Service revenues are recognized as the services are provided. Service revenues also include fees for equipment installation. GlobalCenter's equipment revenues consist of revenue derived from the resale to its customers of computers, computer peripherals and networking equipment which GlobalCenter buys from third parties upon receipt of a customer order. GlobalCenter assists its customer with equipment selection, procurement and installation to facilitate and accelerate the customer's entry into the data center. Equipment revenues are recognized when equipment installation in a data center is complete. Equipment that has been purchased on behalf of customers but not yet transferred to the customer or installed is recorded as equipment held for resale.

   Cost of service revenues is comprised of telecommunication costs for the backbone network and costs for connectivity to other networks and telecommunications providers. Other expenses in cost of service revenues include salaries, benefits, rent and other expenses for operation of GlobalCenter's data centers, customer service and network engineering personnel. Cost of equipment revenues is the cost of third-party equipment sold to GlobalCenter's customers.

   GlobalCenter's sales and marketing expenses consist of salaries, commissions, benefits and other expenses for direct sales, sales support, product marketing and public relations personnel, as well as costs associated with marketing programs, collateral material and corporate marketing activities, including public relations.

   GlobalCenter's general and administrative expenses consist of payroll and benefit administration, information systems services, accounting and back office support, headquarters facility costs, executive salaries and other general and administrative costs, including GlobalCenter's allocation of corporate administrative services. Since October 1, 1999, Global Crossing has provided payroll and benefits administration, purchasing and certain other accounting and corporate administrative services.

   Depreciation and amortization expenses consist of depreciation of leasehold improvements and network infrastructure improvements, furniture and amortization of capital lease equipment.

   Income taxes have been calculated on a pro rata basis. GlobalCenter's benefit for income taxes is based on the increase or decrease in tax liability of the Global Crossing NA, formerly Frontier Corporation, consolidated tax group resulting from the inclusion of items in the Global Crossing NA consolidated tax return which are attributable to GlobalCenter.

Results of Operations

 Nine Months Ended September 30, 2000 compared with the Nine Months Ended September 30, 1999

   Revenues. GlobalCenter's total revenues increased 190% to $136.6 million for the nine months ended September 30, 2000 from $47.2 million for the nine months ended September 30, 1999, as a result of increase in service revenues and equipment revenues. Service revenues increased 226% to $97.8 million for the nine months ended September 30, 2000 from $30.0 million for the nine months ended September 30, 1999. The growth in GlobalCenter's service revenue was primarily the result of opening new data centers, adding new customers and services, and increasing revenues from existing customers. GlobalCenter's equipment revenues increased 125% to $38.8 million for the nine months ended September 30, 2000 from $17.2 million for the nine months ended September 30, 1999. Equipment revenues increased primarily because more customers in its new data centers chose to purchase their equipment from GlobalCenter rather than directly from a third party vendor.

   Cost of Revenues. Cost of service revenues increased 155% to $93.0 million for the nine months ended September 30, 2000 from $36.5 million for the comparable period in 1999. This increase was primarily due to increased network usage by GlobalCenter's customers, and rent and facilities costs for the addition and expansion of its data centers. Cost of service revenues decreased as a percentage of service revenue from 122% in the nine months ended September 30, 1999 to 95% in the nine months ended September 30, 2000 primarily due to better utilization of network capacity.

   Cost of equipment revenues increased 137% to $37.0 million for the nine months ended September 30, 2000 from $15.6 million for the nine months ended September 30, 1999, due to increased equipment sales. The cost of equipment, as a percentage of equipment revenues, increased to 95% during the nine months ended September 30, 2000 from 90% during the nine months ended September 30, 1999, as a result of competitive price pressure in the market.

   Sales and Marketing. Sales and marketing expenses increased 165% to $25.2 million for the nine months ended September 30, 2000 from $9.5 million for the comparable period in 1999. The increase is primarily a result of having additional direct sales and marketing personnel and other sales and marketing expenses in connection with new data centers and expanding operations and services. As a percent of total revenue, sales and marketing expenses decreased from 20% in the nine months ended September 30, 1999 to 18% in the nine months ended September 30, 2000 due to the increase in revenues.

   General and Administrative. GlobalCenter's total general and administrative expenses increased 542% to $44.3 million for the nine months ended September 30, 2000 from $6.9 million for the same period in 1999, primarily because it hired additional management and administrative personnel to support expanding operations. General and administrative expenses as a percent of total revenue increased from 15% in the first nine months of 1999 to 32% in the first nine months of 2000 primarily due to the increase in personnel and related costs to support its growth between comparison periods.

   General and administrative expenses for the nine months ended September 30, 2000 include $4.8 million for payroll and benefits administration, purchasing and other accounting and corporate services provided by Global Grossing. From March 1, 1998 through September 30, 1999, Frontier Corporation provided these services and corporate administration to GlobalCenter. Expenses for the nine months ended September 30, 1999 included $1.7 million for these services.

   Depreciation and Amortization. Depreciation and amortization expense increased 283% to $16.2 million for the nine months ended September 30, 2000 from $4.2 million for the same period of 1999, primarily as a result of the new data centers and the related leasehold and network investments.

   Goodwill and Intangibles Amortization. GlobalCenter recognized amortization expense of $222.8 million in the nine months ended September 30, 2000 related to goodwill and intangible assets resulting from Global Crossing Ltd.'s merger with Frontier Corporation. GlobalCenter also recorded goodwill totaling approximately $9.1 million in connection with an acquisition completed in November 1997. The goodwill from this transaction was amortized over a seven-year period using the straight-line method until Global Crossing's acquisition of Frontier Corporation in September 1999. GlobalCenter recognized amortization expense of $1.0 million in the nine months ended September 30, 1999 related to this goodwill.

   Income Tax Benefit. GlobalCenter's income tax benefit in the nine months ended September 30, 2000 and the nine months ended September 30, 1999 reflects the use of GlobalCenter tax losses in the Global Crossing NA consolidated tax return.

   Loss from Continuing Operations. GlobalCenter's net loss from continuing operations was $269.0 million for the nine months ended September 30, 2000 compared to $16.8 million for the nine months ended September 30, 1999. The increase in net loss was primarily due to the difference in goodwill and intangibles amortization that resulted from Global Crossing's acquisition of GlobalCenter in September 1999 as part of the Frontier Corporation merger, increased depreciation and amortization from additions to property and equipment over the course of the year and operating expenses that are in excess of revenues.

 Pro Forma Year Ended December 31, 1999 Compared with the Year Ended December 31, 1998

   For purposes of the following discussion and to provide a meaningful basis for comparing the year ended December 31, 1999 to the year ended December 31, 1998, we have combined, as shown below and in the selected historical financial data of GlobalCenter, the operating results of Predecessor for the nine months ended September 30, 1999 with the operating results of GlobalCenter for the three months ended December 31, 1999. The pro forma presentation for the year ended December 31, 1999 includes adjustments for depreciation of property and equipment and amortization of goodwill and intangibles for the nine months ended September 30, 1999, resulting from the merger with Global Crossing.

                          Predecessor                 GlobalCenter  Pro Forma
                          Nine Months                 Three Months    Twelve
                             Ended                       Ended     Months Ended
                         September 30,  Pro Forma     December 31, December 31,
                            1999(1)    Adjustments      1999(4)        1999
                         ------------- -----------    ------------ ------------
                                           ( in thousands)
Revenues:
  Service revenues......   $ 29,951     $     --        $ 17,753    $  47,704
  Equipment revenues....     17,228           --           5,971       23,199
                           --------     ---------       --------    ---------
    Total revenues......     47,179           --          23,724       70,903
                           --------     ---------       --------    ---------
Costs and expenses:
  Cost of service
   revenue..............     36,451           --          17,328       53,779
  Cost of equipment
   revenue..............     15,573           --           5,365       20,938
  Sales and marketing...      9,531           --           6,088       15,619
  General and
   administrative.......      6,897           --           3,067        9,964
  Depreciation and
   amortization.........      4,242           273 (2)      1,913        6,428
  Amortization of
   intangibles..........        974          (974)        74,270      297,080
                                          222,810 (3)
                           --------     ---------       --------    ---------
    Total costs and
     expenses...........     73,668       222,109        108,031      403,808
                           --------     ---------       --------    ---------
Operating Loss..........    (26,489)     (222,109)       (84,307)    (332,905)
Other income (expense),
 net....................        (44)          --             114           70
                           --------     ---------       --------    ---------
Loss before income
 taxes..................    (26,533)     (222,109)       (84,193)    (332,835)
Income tax benefit......      9,742         2,115          5,038       16,895
                           --------     ---------       --------    ---------
Loss from continuing
 operations.............    (16,791)     (219,994)       (79,155)    (315,940)
Loss from discontinued
 operations, net of
 income tax benefit.....    (16,985)          --         (15,188)     (32,173)
                           --------     ---------       --------    ---------
Net loss................   $(33,776)    $(219,994)      $(94,343)   $(348,113)
                           ========     =========       ========    =========

--------
(1) This column represents the results of operations of GlobalCenter for the nine months ended September 30, 1999 prior to Global Crossing's acquisition of Frontier Corporation.

(2) This adjustment reflects the depreciation and amortization of the approximately $1.7 million increase in the fair value assigned to the assets acquired over the related book value for the nine months ended September 30, 1999. GlobalCenter is amortizing this adjustment using the straight-line method over the average useful life of the underlying assets.

(3) This adjustment reflects the amortization expense of the excess consideration over the net assets acquired (goodwill) of approximately $1.48 billion for the nine months ended September 30, 1999. GlobalCenter is amortizing goodwill and other intangible assets using the straight-line method over a five year period.

(4) This column represents the historical results of operations of GlobalCenter for the three months ended December 31, 1999. In connection with Global Crossing's acquisition of Frontier Corporation in September 1999, the assets and liabilities of GlobalCenter were adjusted to their respective fair values under the purchase method of accounting.

   Revenues. GlobalCenter's total revenues increased 205% to $70.9 million for the year ended December 31, 1999 from $23.2 million for the year ended December 31, 1998, as a result of an increase in service revenues and equipment revenues. Service revenues increased 143% to $47.7 million for the year ended December 31, 1999 from $19.6 million for the year ended December 31, 1998. The growth in service revenue was primarily the result of opening new and expanding existing data centers, adding new customers and services, and increasing revenues from existing customers. During 1999, GlobalCenter opened two new data centers and expanded a third. The largest of the new data centers opened at the end of the fourth quarter of 1999 with sales in this data center commencing in January 2000.

   GlobalCenter's equipment revenues increased 537% to $23.2 million for the year ended December 31, 1999 from $3.6 million for the year ended December 31, 1998. Equipment revenues increased primarily because more customers in its new data centers chose to purchase their equipment from GlobalCenter rather than directly from a third party vendor.

   Cost of Revenues. Cost of service revenues increased 263% to $53.8 million for the year ended December 31, 1999 from $14.8 million for the comparable period in 1998. This increase was primarily due to increased network usage by GlobalCenter's customers, and rent and facilities costs for the addition and expansion of its data centers. Cost of service revenues increased as a percentage of service revenue from 76% in 1998 to 113% in 1999 primarily due to the addition of network capacity in advance of its utilization.

   Cost of equipment revenues increased 553% to $20.9 million for the year ended December 31, 1999 from $3.2 million for the year ended December 31, 1998, due to increased equipment sales. The cost of equipment remained fairly consistent as a percentage of equipment revenues, increasing to 90% during 1999 from 88% during 1998.

   Sales and Marketing. Sales and marketing expenses increased 75% to $15.6 million for the year ended December 31, 1999 from $8.9 million for the comparable period in 1998. The increase was primarily a result of having additional direct sales and marketing personnel and other sales and marketing expenses in connection with new data centers and expanding operations and services. As a percentage of total revenue, sales and marketing expenses decreased from 39% in 1998 to 22% in 1999 primarily due to the significant increase in revenue between comparison periods.

   General and Administrative. Since October 1, 1999, Global Crossing has provided to GlobalCenter support services including information systems support, tax return preparation and advisory services, payroll and benefits administration, purchasing and certain other accounting and administrative services. GlobalCenter paid Global Crossing a monthly fee for these support services. Expenses for the three months ended December 31, 1999 include $0.9 million for these services. From March 1, 1998 through September 30, 1999, Frontier Corporation provided these services to GlobalCenter. Expenses for the nine months ended September 30, 1999 include $1.7 million for these services.

   GlobalCenter's total general and administrative expenses increased 112% to $10.0 million for the year ended December 31, 1999 from $4.7 million for the same period in 1998, primarily because it hired additional management and administrative personnel to support expanding operations. General and administrative expenses as a percentage of revenue decreased from 20% to 14% for the same period primarily due to the significant increase in revenue between comparison periods.

   Depreciation and Amortization. Pro forma depreciation and amortization expense increased 60% to $6.4 million for the year ended December 31, 1999 from $4.0 million for the same period in 1998, primarily as a result of the new data centers and the related leasehold and network investments.

   Goodwill and Intangibles Amortization. In connection with the merger with Frontier Corporation in September 1999, Global Crossing contributed approximately $1.5 billion of goodwill and intangible assets to GlobalCenter. The goodwill and identified intangibles are being amortized over a five year period using the straight-line method. Pro forma amortization for the year ended December 31, 1999 was $297 million.

   GlobalCenter also recorded goodwill totaling approximately $9.1 million in connection with an acquisition completed in November 1997. The goodwill from this transaction was amortized over a seven year period using the straight-line method until the acquisition of Frontier Corporation in September 1999.

   Loss from Continuing Operations. GlobalCenter's pro forma net loss from continuing operations was $315.9 million for the year ended December 31, 1999 compared to $10.8 million for the year ended December 31, 1998. The increase in net loss was primarily due to the difference in goodwill and intangibles amortization that resulted from the acquisition of GlobalCenter as part of the Frontier Corporation merger, increased depreciation and amortization from additions to property and equipment over the course of the year and operating expenses that were in excess of revenues.

   Loss from Discontinued Operations. During the year ended December 31, 1999, GlobalCenter reported loss from discontinued operations, net of benefit for income tax of $32.2 million, resulting from its ISP business.

 Year Ended December 31, 1998 Compared With Year Ended December 31, 1997

   Revenues. Total revenues increased 200% to $23.2 million for the year ended December 31, 1998 from $7.7 million for the year ended December 31, 1997. Service revenues increased 201% to $19.6 million for the year ended December 31, 1998 from $6.5 million for the year ended December 31, 1997. GlobalCenter's equipment revenues increased from $1.2 million for the year ended December 31, 1997 to $3.6 million for the year ended December 31, 1998, an increase of 196%.

   The overall increase in GlobalCenter's revenues was primarily the result of opening new data center locations, the addition of new customers, equipment sales to new customers and increased sales to existing customers. During 1998, GlobalCenter opened four additional data centers. The largest of the new data centers became operational during the fourth quarter of 1998.

   Cost of Revenues. Cost of service revenues increased 182% to $14.8 million for the year ended December 31, 1998 from $5.3 million for the year ended December 31, 1997. This increase was due primarily to higher telecommunications expenses associated with increased volume of usage by customers, the expansion of GlobalCenter's network and the addition of new data centers, as well as an increase in the number of network administration and customer support personnel. Cost of service revenues decreased as a percentage of service revenues from 81% in 1997 to 76% in 1998 due to the fixed nature of data center lease and maintenance costs and the increasing revenue for the periods.

   Cost of equipment revenues increased 222% to $3.2 million for the year ended December 31, 1998 from $1.0 million for the year ended December 31, 1997. This increase resulted from more customers in

GlobalCenter's new data centers choosing to purchase their equipment from GlobalCenter rather than directly from a third party vendor.

   Sales and Marketing. GlobalCenter's sales and marketing expenses increased 355% to $8.9 million for the year ended December 31, 1998 from $2.0 million for the year ended December 31, 1997. As a percent of total sales, sales and marketing expenses increased from 25% in 1997 to 39% in 1998. The increase in sales and marketing expenses is related to the increase in the number of data centers.

   General and Administrative. GlobalCenter's general and administrative expenses increased 130% to $4.7 million for the year ended December 31, 1998 from $2.0 million for the year ended December 31, 1997. The increase was a result of increased personnel costs associated with increasing GlobalCenter's management, administrative and accounting personnel and processes and related costs to support the growth in its overall customer base. General and administrative expense decreased as a percentage of total revenue to 20% for the year ended December 31, 1998 from 26% for the year ended December 31, 1997 as a result of the increase in revenues.

   Depreciation and Amortization. Depreciation and amortization expenses increased 341% to $4.0 million for the year ended December 31, 1998 from $0.9 million for the year ended December 31, 1997, primarily due to increased investment in network and data center capacity.

   Goodwill and Intangibles Amortization. GlobalCenter recorded goodwill totaling approximately $9.1 million in connection with an acquisition completed in November 1997. The goodwill from this transaction was amortized over a seven year period using the straight-line method.

   Merger Costs. In connection with Frontier Corporation's acquisition of GlobalCenter in February 1998, approximately $2.1 million of merger costs have been reflected in the accompanying statement of operations for the year ended December 31, 1998.

   Loss from Continuing Operations. GlobalCenter's net loss from continuing operations was $10.8 million for the year ended December 31, 1998 compared to $2.8 million for the year ended December 31, 1997. The increase in the level of net loss was primarily due to operating expenses that were in excess of revenues and costs related to Frontier Corporation's acquisition of GlobalCenter in February 1998. Operating expenses increased as a result of the opening of new data centers.

   Loss from Discontinued Operations. During the year ended December 31, 1998, GlobalCenter reported loss from discontinued operations, net of benefit for income tax of $13.4 million, resulting from its ISP business.

Liquidity and Capital Resources

   To date, GlobalCenter has funded its operations through internally generated funds and permanent capital contributions from Global Crossing and, prior to September 30, 1999, from Frontier Corporation.

   Net cash used in operating activities was $64.1 million for the nine months ended September 30, 2000, $18.2 million for the three months ended December 31, 1999, $10.0 million for the nine months ended September 30, 1999, $5.8 million for the year ended December 31, 1998 and $3.1 million for the year ended December 31, 1997. Net cash used in operating activities in each of these periods was primarily the result of operating losses and changes in working capital.

   Net cash used in investing activities was $213.3 million for the nine months ended September 30, 2000, $52.8 million for the three months ended December 31, 1999, $20.9 million for the nine months ended September 30, 1999, $29.0 million for the year ended December 31, 1998 and $1.3 million for the year ended December 31, 1997. Net cash used in investing activities in each of these periods was primarily the result of capital expenditures for data centers and their infrastructure, leasehold improvements, furniture and fixtures, and other equipment.

Recent Accounting Pronouncement

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which is required to be adopted by GlobalCenter in the quarter ending December 31, 2000. SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned. GlobalCenter has chosen to adopt SAB No. 101 during the quarter ended June 30, 2000. Based on the guidance provided by SAB No. 101, GlobalCenter has deferred approximately $1.8 million of revenues as of September 30, 2000 for one-time fees related to customer installation and set-up. These revenues will be recognized over the term of the customer contracts, which are generally for a one year term. No cumulative effect has been recorded for the quarter prior to implementation as the amount was not material.

   In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133, which deferred the effective date of SFAS No. 133 to fiscal quarters beginning after June 15, 2000. This statement, as amended by SFAS No. 137 and No. 138, standardizes the accounting for derivatives and hedging activities and requires that all derivatives be recognized in the statement of financial position as either assets or liabilities at fair value. Changes in the fair value of derivatives that do not meet the hedge accounting criteria are to be reported in earnings. Management of GlobalCenter expects that the adoption of SFAS No. 133 will not have a material impact on GlobalCenter's financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

 Foreign Currency Risk

   As of December 31, 1999, the functional currency of GlobalCenter's current foreign operations located in Australia and England is the United States dollar. GlobalCenter's foreign currency transactions are recorded based on exchange rates at the time these transactions arise. Its existing operations, assets and liabilities as of December 31, 1999 that are denominated in currencies other than the United States dollar are not material. As the manager for most of GlobalCenter's financing activities, Global Crossing uses foreign currency forward transactions to hedge exposure to foreign currency exchange rate fluctuations.

                      DIRECTORS OF EXODUS AFTER THE MERGER

   The current directors and executive officers of Exodus will continue to be the directors and executive officers of Exodus after the merger.

   Upon completion of the merger, the board of directors of Exodus will consist of eleven members, ten of which are currently directors of Exodus. At the completion of the merger, Exodus will appoint as a director a designee of an affiliate of Global Crossing. Thereafter, at each election of directors for as long as Global Crossing Ltd., Global Crossing GlobalCenter Holdings, Inc. and their subsidiaries hold in the aggregate at least 10% of the total voting power of Exodus, an affiliate of Global Crossing shall have the right to designate one nominee for election to the board of directors.

   The following persons are currently directors of Exodus and will continue to be directors of Exodus after the merger.

                                                                                     Director
Name                     Age                  Principal Occupation                    Since
----                     ---                  --------------------                   --------
Ellen M. Hancock........  57 Exodus Chairman and Chief Executive Officer               1998
John R. Dougery(1)......  60 President, Dougery Ventures                               1996
Mark Dubovoy(2).........  54 Managing Director, Leapfrog Ventures                      1996
Max D. Hopper(2)(4).....  66 Chief Executive Officer, Max D. Hopper Associates, Inc.   1998
L. William Krause(2)....  58 President, LWK Ventures                                   2000
Daniel C. Lynch(3)......  59 Owner, Lynch Enterprises                                  1998
Thadeus J.
 Mocarski(3)(4).........  38 Managing Director, Navis Partners, LLC                    1997
Naomi O. Seligman(1)....  67 Senior Partner, Cassius Advisors                          1999
Dirk A. Stuurop(1)(3)...  52 President, Stuurop & Company                              2000
Laura D'Andrea Tyson,
 Ph.D.(4)...............  53 Dean of the Walter A. Haas School of Business             2000

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Finance Committee

(4) Member of the Corporate Governance Committee

   Each director will hold office until the next Exodus annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

   Ellen M. Hancock has served as our Chief Executive Officer since September 1998 and as the Chairman of our board of directors since June 2000. She has been a director since April 1998. She also served as our President from March 1998 to June 2000 and as the acting Vice President, Marketing of Exodus from July 1998 to October 1998. From July 1996 to July 1997, she served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. From September 1995 to May 1996, Ms. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation. From 1966 to February 1995, she served in various staff, managerial and executive positions at International Business Machines Corporation, most recently as Senior Vice President and Group Executive.
Ms. Hancock is a director of Colgate-Palmolive Company and Aetna Inc. She holds a B.A. degree in mathematics from The College of New Rochelle and an M.A. degree in mathematics from Fordham University.

   John R. Dougery has served as a director of Exodus since February 1996. He has been President of Dougery Ventures, a venture capital firm, since January 1998. From 1981 to December 1997, he was a general partner of Dougery & Wilder, a venture capital firm. Mr. Dougery is a director of Printronix, Inc. Mr. Dougery holds a B.A. degree in mathematics from the University of California, Berkeley and an M.B.A. degree from Stanford University.

   Mark Dubovoy has served as a director of Exodus since October 1996. He was a founder and has served as a general partner of Leapfrog Ventures, a venture capital partnership, since November 1999. He also was a founder and has served as a general partner of Information Technology Ventures, a venture capital partnership, since September 1994. From 1991 to 1994, he was a general partner of Grace/Horn Ventures, a venture capital partnership. Mr. Dubovoy is a director of iPrint.com, inc. Mr. Dubovoy holds a B.S. degree in physics from the National University of Mexico and M.A. and Ph.D. degrees in physics from the University of California, Berkeley.

   Max D. Hopper has served as a director of Exodus since January 1998. Mr. Hopper has been the Chief Executive Officer of Max D. Hopper Associates, Inc., an information services management consulting firm, since 1995. From 1985 to January 1995, he served in various positions at American Airlines, a subsidiary of AMR Corporation, most recently as Senior Vice President, Information Systems and Chairman of the SABRE Group. Mr. Hopper is also a director of Gartner Group, Inc., US Data Corporation, Accrue Software, Inc., Metrocall, Inc., Payless Cashways, Inc. and United Stationers, Inc. He holds a B.S. degree in mathematics from the University of Houston.

   L. William Krause has served as a director of Exodus since June 2000. He has served as President of LWK Ventures, a private investment company, since November 1998. From October 1991 to November 1998, Mr. Krause served as President and Chief Executive Officer of Storm Technology, Inc., a digital imaging company which filed for protection under federal bankruptcy laws in November 1998. He served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 until 1993. From 1967 to 1981, Mr. Krause served in various marketing and general management positions at Hewlett-Packard Company. Mr. Krause is a director of Pinnacle Systems, Inc., Ramp Networks, Inc. and Sybase, Inc. He holds a B.S.E.E. degree from the Citadel.

   Daniel C. Lynch has served as director of Exodus since January 1998. Mr. Lynch has been the owner of Lynch Enterprises, a venture capital firm, since August 1993. From April 1994 to August 1996, he was a director of UUNet Technologies, Inc., an Internet service provider. From 1991 to August 1993, he was the Chairman of the Board of Interop, a conference and trade show company, which he founded and which is now a division of ZD Comdex Forums. Mr. Lynch is a director and founder of Cybercash, Inc., and Covad Communications Group. He holds a B.S. degree in mathematics from Loyola Marymount University and an M.A. degree in mathematics from the University of California, Los Angeles.

   Thadeus J. Mocarski has served as a director of Exodus since June 1997. Since 1994, Mr. Mocarski has been an officer of various entities affiliated with Navis Partners, LLC, formerly known as Fleet Equity Partners, a private equity firm, most recently as Managing Director. Prior to joining Navis Partners, LLC, Mr. Mocarski was an attorney with the law firm of Edwards & Angell. Mr. Mocarski holds a B.A. degree in economics and government from Colby College and a J.D. degree from the Washington College of Law.

   Naomi O. Seligman has served as a director of Exodus since July 1999. She was a founder of Cassius Advisors, a management consultancy, where she has been a senior partner since September 1999. Prior to that, Ms. Seligman had been a senior partner of the Research Board, a private-sector research institute, from 1971 to 1999. Ms. Seligman is a director of the Dun & Bradstreet Corporation, Ventro Corporation, Martha Stewart Living Omnimedia, John Wiley & Sons, Inc. and Sun Microsystems, Inc. She holds a B.A. degree in economics from Vassar College and an M.B.A. degree from the London School of Economics.

   Dirk A. Stuurop has served as a director of Exodus since June 2000. He has served as President of Stuurop & Company, a private strategic advisory firm, since October 1999. From 1982 to May 1999, Mr. Stuurop served in various investment banking positions at Merrill Lynch & Company, most recently as Chairman, Global Financial Institutions. Mr. Stuurop is a director of Philadelphia Consolidated Holding Corporation. He holds an M.S. degree in economics from the University of Groningen (The Netherlands) and an M.B.A. from the Wharton School of the University of Pennsylvania.

   Laura D'Andrea Tyson, Ph.D. has served as a director of Exodus since June 2000. Dr. Tyson is Dean of the Walter A. Haas School of Business, a position she assumed in July 1998. Previously, she was professor of the Class of 1939 Chair in Economics and Business Administration at the University of California, Berkeley, a position she held from January 1997 to July 1998. Prior to this position, Dr. Tyson served in the first Clinton Administration as Chairman of the President's National Economic Council from March 1995 to December 1996 and 16th Chairman of the White House Council of Economic Advisers from January 1993 to March 1995. Prior to joining the Clinton Administration, Dr. Tyson was professor of Economics and Business Administration, Director of the Institute of International Studies, and Research Director of the Berkeley Roundtable on the International Economy at the University of California, Berkeley, from July 1979 to January 1993. Dr. Tyson holds a B.A. degree from Smith College and a Ph.D. degree in economics from the Massachusetts Institute of Technology. Dr. Tyson is the author of numerous articles on economics, economic policy and international competition. She is a director of Eastman Kodak Company, Fox Entertainment Company, Human Genome Sciences, Inc., Morgan Stanley Dean Witter and SBC Communications.

Compensation of Directors

   Exodus directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the board of directors. Under Exodus' 1998 Directors Stock Option Plan, each member of the board who is not an employee of Exodus is automatically granted an option for 80,000 shares upon joining the board, which vest as to one-third of the total shares on the first anniversary of the date of grant and then 2.7777% monthly thereafter, provided the optionee is still a member of the board or a consultant to Exodus. At each annual meeting of stockholders, each eligible director will automatically be granted an additional option for 20,000 shares, which vest at a rate of 2.0833% monthly following the date of grant, provided the optionee is still a member of the board or a consultant to Exodus.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of September 30, 2000, with respect to the beneficial ownership of our common stock by:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  .  each of our current directors;

  . our chief executive officer and the four other most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of December 1999; and

  .  all current directors and executive officers as a group.

   The address of each listed stockholder, unless otherwise indicated below, is c/o Exodus Communications, Inc., 2831 Mission College Boulevard, Santa Clara, CA 95054. The number and percentage of shares beneficially owned before the merger are based on 423,783,586 shares of common stock outstanding as of September 30, 2000. The number and percentage of shares beneficially owned after the merger are based upon the number of shares of common stock that Exodus would have issued in the merger if the merger had been completed on September 28, 2000, the day Exodus announced the proposed merger. If the merger had been completed on that date, Exodus would have issued a total of 99,517,700 shares to Global Crossing GlobalCenter Holdings, Inc. and the total number of shares of Exodus common stock outstanding on that date would have been 523,301,286. This estimate is based upon application of the merger conversion formula to information as of September 28, 2000 and on the assumptions stated on page 36 under the heading "Conversion of GlobalCenter Stock and Options." Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options or convertible notes that are currently exercisable or exercisable within 60 days of September 30, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options or convertible notes for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Entries denoted by an asterisk represent an amount less than 1%.

                                                                  Percent of
                                           Amount and Nature of   Outstanding
                                           Beneficial Ownership  Common Stock
                                           --------------------- -------------
                                             Before     After    Before After
Name and Address of Beneficial Owner         Merger     Merger   Merger Merger
------------------------------------       ---------- ---------- ------ ------
Global Crossing GlobalCenter Holdings,
 Inc.(1)..................................          0 99,517,700     0    19%
FMR Corp.(2).............................. 24,486,876 24,486,876   5.8%  4.7%
Janus Capital Corp.(3).................... 43,338,270 43,338,270  10.2%  8.3%
Ellen M. Hancock(4).......................  9,457,959  9,457,959   2.2%  1.8%
John R. Dougery(5)........................  5,816,115  5,816,115   1.4%  1.1%
Richard S. Stoltz(6)......................  2,389,571  2,389,571     *      *
Sam S. Mohamad(7).........................    973,465    973,465     *      *
Herbert A. Dollahite(8)...................  1,007,416  1,007,416     *      *
Max D. Hopper(9)..........................    368,985    368,985     *      *
Daniel C. Lynch(10).......................    157,309    157,309     *      *
James J. McInerney(11)....................    575,200    575,200     *      *
Mark Dubovoy(12)..........................    145,217    145,217     *      *
Thadeus J. Mocarski(13)...................     62,083     62,083     *      *
Naomi O. Seligman(14).....................     55,714     55,714     *      *
L. William Krause(15).....................          0          0     0      0
Dirk A. Stuurop(16).......................     10,000     10,000     *      *
Laura D'Andrea Tyson, Ph.D.(17)...........          0          0     0      0
All current executive officers and
 directors as a group (18 persons)(19).... 18,752,990 18,752,990   4.3%  3.5%

--------

 (1) The address of Global Crossing GlobalCenter Holdings, Inc. is 141 Caspian Court, Sunnyvale, CA 94089. The number and percentage of shares beneficially owned by Global Crossing GlobalCenter

    Holdings, Inc. after the merger is based upon application of the merger conversion formula to information as of September 28, 2000 and on the assumptions stated on page 36 under the heading "Conversion of GlobalCenter Stock and Options."

 (2) Based upon a Schedule 13G filed with the Securities and Exchange Commission on May 10, 2000. Includes 306,492 shares of Common Stock issuable upon conversion of $1,740,000 principal amount of our 5% convertible subordinated notes due March 15, 2006, and includes 166,658 shares of Common Stock issuable upon conversion of $5,867,000 principal amount of our 4.75% convertible subordinated notes due July 15, 2008. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (3) Based upon a Schedule 13G filed with the Securities and Exchange Commission on June 9, 2000. Includes 40,218 bonds convertible into Exodus Common Stock at 28.4068 shares per bond. Janus Capital Corporation is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients. The address of Janus Capital Corporation is 100 Fillmore Street, Suite 300, Denver, CO 80206-4923.
 (4) Includes 1,165,882 shares held by Ms. Hancock and her husband, 45,596 shares held by the Hancock Foundation Fund, and 5,269,704 shares subject to options exercisable within 60 days. Ms. Hancock is our Chief Executive Officer and Chairman.

 (5) Includes 3,416,864 shares held in the Dougery Revocable Trust, of which Mr. Dougery and his wife are the trustees, 1,746,384 shares held by Mr. Dougery as trustee of three trusts for his children, 404,400 shares held by Mr. Dougery's wife as trustee for a separate trust, 226,384 shares held by Dougery Ventures LLC, of which Mr. Dougery is President, and 2,083 shares subject to options exercisable within 60 days. Mr. Dougery is a director of Exodus.

 (6) Includes 305,568 shares held by Goldman Sachs Exchange Funds and 1,835,467 shares subject to options exercisable within 60 days. Mr. Stoltz served as our Executive Vice President, Finance, Chief Operating Officer and Chief Financial Officer until January 2000.

 (7) Includes 592,637 shares subject to options exercisable within 60 days. Mr. Mohamad is our President of Worldwide Sales and International Field Operations.

 (8) Includes 409,208 shares subject to options exercisable within 60 days. Mr. Dollahite is our Executive Vice President, Quality and Service.

 (9) Includes 275,417 shares subject to options exercisable within 60 days. Mr. Hopper is a director of Exodus.

(10) Represents 76,892 shares held in the Lynch Living Trust, of which Mr. Lynch and his wife are the trustees, and 80,417 shares subject to options exercisable within 60 days. Mr. Lynch is a director of Exodus.

(11) Includes 559,200 shares subject to options exercisable within 60 days. Mr. McInerney served as our Executive Vice President, Engineering until April 2000.

(12) Includes 246 shares held by Mr. Dubovoy's son who lives at home and 42,083 shares subject to options exercisable within 60 days. Mr. Dubovoy is a director of Exodus.

(13) Represents 62,083 shares subject to options exercisable within 60 days. Mr. Mocarski is a director of Exodus.

(14) Represents 55,417 shares subject to options exercisable within 60 days. Ms. Seligman is a director of Exodus.

(15) Mr. Krause is a director of Exodus.

(16) Mr. Stuurop is a director of Exodus.

(17) Dr. Tyson is a director of Exodus.

(18) An affiliate of Global Crossing has the right to designate one nominee to the Exodus board, but no nominee has yet been presented.

(19) Includes 7,404,634 shares subject to options exercisable within 60 days held by our executive officers and directors.

                            INDEPENDENT ACCOUNTANTS

   Representatives of KPMG LLP are expected to be present at the special meeting, will have the opportunity to make a statement at the special meeting if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the Exodus common stock issuable in the merger and other legal matters related to the merger will be passed on by Fenwick & West LLP, Palo Alto, California. Gibson, Dunn & Crutcher LLP, San Francisco, California, is acting as counsel for GlobalCenter in connection with legal matters relating to the merger.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in Exodus' proxy statement and form of proxy relating to Exodus' annual meeting of stockholders to be held in 2001 must be received by January 2, 2001. Stockholders wishing to bring a proposal before the annual meeting for 2001 (but not include it in the Exodus' proxy materials) must provide written notice of such proposal to the Secretary of Exodus at the principal executive offices of Exodus no later than April 5, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

   This proxy statement incorporates documents by reference which are not presented in or delivered with this proxy statement.

   All documents filed by Exodus pursuant to Section 13(a), 13(c) 14, or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting are incorporated by reference into and are deemed to be a part of this proxy statement from the date of the filing of those documents.

   You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

   The following documents, which Exodus has filed with the Securities and Exchange Commission, are incorporated by reference into this proxy statement:

  .  prospectus filed on February 14, 2000, file number 333-95937;

  .  annual report on Form 10-K for the year ended December 31, 1999;

  . quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

  . current reports on Form 8-K filed on April 7, 2000, June 21, 2000, June 30, 2000, September 28, 2000, October 13, 2000, October 20, 2000,
     November 3, 2000 and November 13, 2000;

  .  Form S-4 filed on February 2, 2000;

  . the description of Exodus common stock on Form 8-A filed on February 13, 1998 and the description of Exodus' preferred stock purchase rights on Form 8-A filed on January 29, 1999; and

  . all other information that Exodus files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this document and prior to the termination of this offering.

   Any statement contained in a document incorporated by reference or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superceded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supercedes the statement. Any statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this proxy statement.

   The documents incorporated by reference into this proxy statement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement are not themselves specifically incorporated by reference in this proxy statement, then the exhibits will not be provided. In order to ensure timely delivery of the
documents, you should make your request by              , 2000.

   Requests for copies of documents should be directed to:

   Exodus Communications, Inc.
   2831 Mission College Boulevard
   Santa Clara, California 95054
   Attention: Investor Relations
   Telephone: (408) 346-2200

   We are currently subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at:

Room 1024                  Suite 1400                    13th Floor
450 Fifth Street, N.W.     Northwest Atrium Center       Seven World Trade Center
Judiciary Plaza            500 West Madison Street       New York, New York 10048
Washington, D.C. 20549     Chicago, Illinois 60661

   Copies of these materials can be obtained at prescribed rates from the Public Reference Room of the Commission at:

   450 Fifth Street, N.W.
   Judiciary Plaza
   Washington, D.C. 20549

   Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

   The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. Our common stock is quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers at:

   9513 Key West Avenue
   Rockville, Maryland 20850

                            GLOBALCENTER HOLDING CO.

                   Index to Consolidated Financial Statements

                                                                            Page
                                                                            ----
Report of Independent Public Accountants................................... F-2

Consolidated Balance Sheets................................................ F-3

Consolidated Statements of Operations and Comprehensive Income............. F-4

Consolidated Statements of Shareholder's Equity............................ F-5

Consolidated Statements of Cash Flows...................................... F-6

Notes to Consolidated Financial Statements................................. F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Global Crossing Ltd.:
   We have audited the accompanying consolidated balance sheet of GlobalCenter Holding Co. ("GlobalCenter"), a wholly owned subsidiary of Global Crossing Ltd., as of December 31, 1999 and of GlobalCenter Inc. ("Predecessor") as of December 31, 1998, and the related consolidated statements of operations and comprehensive income, shareholder's equity and cash flows for the periods from October 1, 1999 to December 31, 1999 ("GlobalCenter period") and from January 1, 1999 to September 30, 1999 and for each of the two years ended December 31, 1998 and 1997 ("Predecessor periods"). These financial statements are the responsibility of management of GlobalCenter and Predecessor. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

   In our opinion, the GlobalCenter consolidated financial statements referred to above present fairly, in all material respects, the financial position of GlobalCenter as of December 31, 1999 and the results of its operations and its cash flows for the GlobalCenter period in conformity with accounting principles generally accepted in the United States. Further, in our opinion, the consolidated financial statements of Predecessor referred to above present fairly, in all material respects, the financial position of Predecessor as of September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the Predecessor periods in conformity with accounting principles generally accepted in the United States.

San Jose, California
November 1, 2000                          ARTHUR ANDERSEN LLP

                            GLOBALCENTER HOLDING CO.

                          CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands except share and per share data)

                                           Predecessor       GlobalCenter
                                           ----------- -------------------------
                                                December 31,
                                           ----------------------  September 30,
                                              1998        1999         2000
                                           ----------- ----------  -------------
                                                                    (Unaudited)
                 ASSETS
                 ------

Current assets:
  Cash...................................   $    --    $      --    $   11,210
  Accounts receivable, net of allowance
   for doubtful accounts of $975, $1,379
   and $7,149, respectively..............      6,492       18,811       57,601
  Equipment held for resale..............        773        6,941        5,287
  Prepaid expenses and other current
   assets................................        300        2,825       11,548
  Deferred tax asset.....................      2,393        2,926        4,155
                                            --------   ----------   ----------
    Total current assets.................      9,958       31,503       89,801
                                            --------   ----------   ----------
Property and equipment, net..............     30,372      116,315      358,149
Goodwill and intangibles, net............      7,470    1,411,130    1,188,320
Investment...............................        --           --         3,145
Other assets.............................        221          214          250
Net assets of discontinued operations....     28,298        4,416          --
                                            --------   ----------   ----------
    Total assets.........................   $ 76,319   $1,563,578   $1,639,665
                                            ========   ==========   ==========

  LIABILITIES AND SHAREHOLDER'S EQUITY
  ------------------------------------

Current liabilities:
  Capital lease obligations..............   $    404   $      374   $      --
  Accounts payable.......................      5,996       28,046       87,082
  Other current liabilities..............      5,099        8,514       17,538
                                            --------   ----------   ----------
    Total current liabilities............     11,499       36,934      104,620
                                            --------   ----------   ----------
Capital lease obligations, net of current
 portion.................................        586          194          --
Long-term deferred tax liability.........        --        27,611       22,605
Other liabilities........................        --           494        2,381
                                            --------   ----------   ----------
    Total liabilities....................     12,085       65,233      129,606
                                            --------   ----------   ----------
Shareholder's equity:
  Common stock, $.01 par value;
   300,000,000 shares authorized;
   233,500,000 shares issued and
   outstanding at December 31, 1998,
   December 31, 1999 and September 30,
   2000, respectively....................      2,335        2,335        2,335
  Other shareholder's equity.............    120,505    1,590,353    1,871,077
  Accumulated net losses.................    (58,606)     (94,343)    (363,353)
                                            --------   ----------   ----------
    Total shareholder's equity...........   $ 64,234   $1,498,345   $1,510,059
                                            --------   ----------   ----------
    Total liabilities and shareholder's
     equity..............................   $ 76,319   $1,563,578   $1,639,665
                                            ========   ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                            GLOBALCENTER HOLDING CO.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
            (Amounts in thousands, except share and per share data)

                                    Predecessor                    GlobalCenter
                          --------------------------------- --------------------------
                                               Nine Months  Three Months  Nine Months
                             Year Ended           Ended        Ended         Ended
                            December 31,      September 30, December 31, September 30,
                          ------------------  ------------- ------------ -------------
                            1997      1998        1999          1999         2000
                          --------  --------  ------------- ------------ -------------
                                                                          (Unaudited)
Revenues:
  Service revenues......  $  6,511  $ 19,600    $ 29,951      $ 17,753     $  97,774
  Equipment revenues....     1,228     3,640      17,228         5,971        38,821
                          --------  --------    --------      --------     ---------
    Total revenues......     7,739    23,240      47,179        23,724       136,595
Costs and expenses:
  Cost of service
   revenues.............     5,257    14,804      36,451        17,328        93,026
  Cost of equipment
   revenues.............       995     3,208      15,573         5,365        36,986
  Sales and marketing...     1,966     8,948       9,531         6,088        25,213
  General and
   administrative.......     2,044     4,694       6,897         3,067        44,294
  Depreciation and
   amortization.........       912     4,023       4,242         1,913        16,236
  Amortization of
   intangibles..........       325     1,294         974        74,270       222,810
  Merger costs..........       --      2,060         --            --            --
                          --------  --------    --------      --------     ---------
    Total costs and
     expenses...........    11,499    39,031      73,668       108,031       438,565
                          --------  --------    --------      --------     ---------
Operating loss..........    (3,760)  (15,791)    (26,489)      (84,307)     (301,970)
Other income (expense),
 net....................        45        55         (44)          114          (229)
                          --------  --------    --------      --------     ---------
Loss from continuing
 operations before
 income taxes...........    (3,715)  (15,736)    (26,533)      (84,193)     (302,199)
Income tax benefit......       941     4,911       9,742         5,038        33,189
                          --------  --------    --------      --------     ---------
Loss from continuing
 operations.............    (2,774)  (10,825)    (16,791)      (79,155)     (269,010)
Loss from discontinued
 operations, net of
 income tax benefit of
 $4,504, $7,146, $9,600,
 $8,599 and $0,
 respectively...........   (10,638)  (13,380)    (16,985)      (15,188)          --
                          --------  --------    --------      --------     ---------
Net loss................  $(13,412) $(24,205)   $(33,776)     $(94,343)    $(269,010)
                          --------  --------    --------      --------     ---------
Other comprehensive
 earnings, net of taxes:
Unrealized holding
 losses arising during
 period.................       --        --          --            --         (4,109)
                          --------  --------    --------      --------     ---------
Comprehensive loss......  $(13,412) $(24,205)   $(33,776)     $(94,343)    $(273,119)
                          ========  ========    ========      ========     =========


  The accompanying notes are an integral part of these consolidated financial statements.

                            GLOBALCENTER HOLDING CO.

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
            (Amounts in thousands, except share and per share data)

                             Common Stock          Other Shareholders Equity
                          ------------------ -------------------------------------
                                             Additional                  Other                     Total
                                              Paid-In     Deferred   Comprehensive Accumulated Shareholder's
                            Shares    Amount  Capital   Compensation    Income     Net Losses     Equity
                          ----------- ------ ---------- ------------ ------------- ----------- -------------
Predecessor
 Balance at January 1,
  1997..................  178,085,647 $1,781 $   24,608   $   --        $   --      $ (20,989)  $    5,400
 Issuance of common
  stock.................   33,080,271    331      8,700       --            --            --         9,031
 Net loss...............          --     --         --        --            --        (13,412)     (13,412)
 Deferred compensation..          --     --       4,727    (2,766)          --            --         1,961
 Acquisition of
  Voyager...............   22,334,082    223      9,305       --            --            --         9,528
 Capital contributed by
  Frontier Corporation,
  net...................          --     --       3,086       --            --            --         3,086
                          ----------- ------ ----------   -------       -------     ---------   ----------
 Balance at December 31,
  1997..................  233,500,000  2,335     50,426    (2,766)          --        (34,401)      15,594
 Net loss...............          --     --         --        --            --        (24,205)     (24,205)
 Deferred compensation..          --     --         --        948           --            --           948
 Capital contributed by
  Frontier Corporation,
  net...................          --     --      71,897       --            --            --        71,897
                          ----------- ------ ----------   -------       -------     ---------   ----------
 Balance at December 31,
  1998..................  233,500,000  2,335    122,323    (1,818)          --        (58,606)      64,234
 Net loss...............          --     --         --        --            --        (33,776)     (33,776)
 Deferred compensation..          --     --         --        711           --            --           711
 Capital contributed by
  Frontier Corporation,
  net...................          --     --      81,754       --            --            --        81,754
                          ----------- ------ ----------   -------       -------     ---------   ----------
 Balance at September
  30, 1999..............  233,500,000 $2,335 $  204,077   $(1,107)      $   --      $ (92,382)  $  112,923
                          =========== ====== ==========   =======       =======     =========   ==========
GlobalCenter
 Contribution by Global
  Crossing Ltd. ........          --   2,335  1,499,510       --            --            --     1,501,845
 Net loss...............          --     --         --        --            --        (94,343)     (94,343)
 Capital contributed by
  Global Crossing Ltd.,
  net...................          --     --      90,843       --            --            --        90,843
                          ----------- ------ ----------   -------       -------     ---------   ----------
 Balance at December 31,
  1999..................  233,500,000  2,335 $1,590,353   $   --        $   --      $ (94,343)  $1,498,345
                          ----------- ------ ----------   -------       -------     ---------   ----------
 Unrealized loss on
  available for sale
  securities, net of
  $2,746 tax
  (unaudited)...........          --     --         --        --         (4,109)          --        (4,109)
 Net loss (unaudited)...          --     --         --        --            --       (269,010)    (269,010)
 Capital contributed by
  Global Crossing Ltd.,
  net (unaudited).......          --     --     284,833       --            --            --       284,833
                          ----------- ------ ----------   -------       -------     ---------   ----------
 Balance September 30,
  2000 (unaudited)......  233,500,000 $2,335 $1,875,186   $   --        $(4,109)    $(363,353)  $1,510,059
                          =========== ====== ==========   =======       =======     =========   ==========


 The accompanying notes are an integrated part of these consolidated financial statements

                            GLOBALCENTER HOLDING CO.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                    Predecessor                    GlobalCenter
                          --------------------------------- --------------------------
                                               Nine Months  Three Months  Nine Months
                             Year Ended           Ended        Ended         Ended
                            December 31,      September 30, December 31, September 30,
                          ------------------  ------------- ------------ -------------
                            1997      1998        1999          1999         2000
                          --------  --------  ------------- ------------ -------------
                                                                          (Unaudited)
Operating activities:
 Net loss...............  $(13,412) $(24,205)   $(33,776)    $  (94,343)   $(269,010)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
    Loss from
     discontinued
     operations.........    10,638    13,380      16,985         15,188          --
 Depreciation and
  amortization..........       912     4,023       4,242          1,913       16,236
 Amortization of
  intangibles...........       325     1,294         974         74,270      222,810
 Deferred income taxes..      (888)   (2,049)        983         (2,984)      (3,489)
 Changes in operating
  assets and liabilities
  net of the effects of
  acquisitions
      Accounts
       receivable, net..      (949)   (4,047)    (11,346)          (973)     (38,790)
      Prepaid expenses
       and other
       assets...........       (93)      335      (1,602)          (923)      (8,759)
      Equipment held for
       resale...........       --       (704)        177         (6,345)       1,654
      Accounts payable
       and accrued
       liabilities......       320     6,221      13,306         (3,974)     (15,206)
                          --------  --------    --------     ----------    ---------
 Net cash used in
  operating activities..    (3,147)   (5,752)    (10,057)       (18,171)     (52,165)
                          --------  --------    --------     ----------    ---------
Investing activities:
  Purchases of property
   and equipment........    (1,853)  (28,978)    (20,871)       (52,771)    (203,329)
  Purchase of available
   for sale
   investments..........       --        --          --             --       (10,000)
  Cash from
   acquisition..........       568       --          --             --           --
                          --------  --------    --------     ----------    ---------
 Net cash used in
  investing activities..    (1,285)  (28,978)    (20,871)       (52,771)    (213,329)
                          --------  --------    --------     ----------    ---------
Financing activities:
  Payments on capital
   leases and debt......       (90)   (2,573)       (339)           (83)        (568)
  Proceeds from issuance
   of debt..............     1,937       --          --             --           --
  Capital contributions
   by Frontier
   Corporation/Global
   Crossing Ltd., net...     3,086    71,897      81,754         90,843      284,833
                          --------  --------    --------     ----------    ---------
 Net cash provided by
  financing activities..     4,933    69,324      81,415         90,760      284,265
                          --------  --------    --------     ----------    ---------
Cash used in
 discontinued
 operations.............    (3,086)  (35,086)    (50,487)       (19,818)       4,416
Net increase (decrease)
 in cash................    (2,585)     (492)        --             --        11,210
Cash at beginning of
 period.................     3,077       492         --             --           --
                          --------  --------    --------     ----------    ---------
Cash at end of period...  $    492  $    --     $    --      $      --     $  11,210
                          ========  ========    ========     ==========    =========
Supplemental schedule on
 non-cash activities:
  Contribution of
   GlobalCenter, net....  $    --   $    --     $    --      $1,451,432    $     --
  Assets acquired under
   capital leases.......  $  1,031  $    215    $    --      $      --     $     --

  The accompanying notes are an integral part of these consolidated financial statements.

                            GLOBALCENTER HOLDING CO.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization and Operations

   GlobalCenter Holding Co. ("GlobalCenter" or the "Company") is a wholly owned subsidiary of Global Crossing Ltd. ("Global Crossing"). GlobalCenter Holding Co. owns GlobalCenter Inc. and all of its subsidiaries, including those operating in Australia and the United Kingdom. GlobalCenter is a provider of Internet infrastructure solutions, including computer Web hosting, network connectivity and value added services to enterprises with mission critical Internet operations. GlobalCenter Holding Co. was incorporated in April 2000 and full ownership of GlobalCenter Inc. was transferred at that time from another Global Crossing subsidiary. In accordance with accounting standards applicable to transfers between entities under common control, the transfer was made at book value and the financial statements reflect the transfer as of October 1, 1999.

   GlobalCenter Inc. was acquired by Frontier Corporation ("Frontier") in February 1998. Frontier accounted for its acquisition of GlobalCenter Inc. using the pooling-of-interests method. GlobalCenter Inc. recorded approximately $2 million of transaction costs related to the merger with Frontier in the year ended December 31, 1998. On September 28, 1999, Global Crossing acquired Frontier. For financial reporting purposes, the merger of Global Crossing and Frontier was deemed to have occurred on September 30, 1999. In connection with the merger, the assets and liabilities of GlobalCenter were adjusted to their respective fair values pursuant to the purchase method of accounting. For periods prior to October 1, 1999, the consolidated assets and liabilities of GlobalCenter Inc. and the related consolidated results of operations and cash flows are referred to below as "Predecessor", and for periods subsequent to September 30, 1999, the consolidated assets and liabilities of GlobalCenter Holding Co. and the related consolidated results of operations and cash flows are referred to as "GlobalCenter." GlobalCenter has received assurance from Global Crossing that Global Crossing intends to provide the necessary funding to support continued operations of GlobalCenter through at least January 1, 2001.

   On April 12, 2000, GlobalCenter entered into an agreement to sell the Internet Service Provider ("ISP") business segment to Global Crossing Internet Dial-Up, Inc., a wholly owned subsidiary of Global Crossing, for book value on the transfer date of March 31, 2000. In connection with this transaction, the Company's financial statements reflect the financial position and results of operations of the ISP business as discontinued operations for all periods presented through December 31, 1999 (the measurement date). For accounting purposes, the sale was effective March 31, 2000. In connection with the sale of the ISP business, GlobalCenter agreed to indemnify Global Crossing Internet Dial-Up, Inc. for any claims prior to the sale in an amount not to exceed the purchase price. Management does not believe any amounts to be paid under this indemnity will be material to GlobalCenter's financial statements.

   On September 28, 2000, Global Crossing entered into a merger agreement with Exodus Communications, Inc. ("Exodus"). Under the merger agreement, Exodus will acquire GlobalCenter. Exodus will issue a number of common equivalent shares equal to $6.525 billion divided by the average closing price of Exodus stock prior to closing the transaction, subject to a collar. The merger is subject to customary regulatory and Exodus' stockholders' approval.

(2) Significant Accounting Policies

 Principles of Consolidation

   The consolidated financial statements include GlobalCenter Holding Co. and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

                            GLOBALCENTER HOLDING CO.

 Unaudited Interim Financial Data

   The consolidated financial statements for the nine months ended September 30, 2000 and the related amounts in the Notes to Consolidated Financial Statements are unaudited but, in the opinion of management, reflect all normal and recurring adjustments necessary for a fair presentation of the results of those periods. Operating results for the nine months ended September 30, 2000 are not necessarily an indication of the results that may be expected for the year ended December 31, 2000.

 Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates made in preparing the consolidated financial statements include depreciation and amortization periods, the allowance for doubtful accounts and income tax valuation allowances. Actual amounts and results could differ from those estimates.

   GlobalCenter's operations and ability to grow may be affected by numerous factors, including changes in customer requirements, new laws, technological advances, entry of new competitors and changes in the willingness of Global Crossing and other potential lenders to finance operations. GlobalCenter cannot predict which, if any, of these or other factors might have a significant impact on GlobalCenter in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on GlobalCenter's operations.

 Property and Equipment, Net

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, generally two to five years for network and computer equipment, four years for furniture and fixtures, and seven years for leasehold improvements. Equipment acquired under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Property and equipment under construction is capitalized and depreciation commences when the asset is placed in service.

 Goodwill and Other Intangibles

   Costs in excess of tangible assets acquired and assets assumed are recorded as goodwill and intangibles. Goodwill and intangibles are amortized on a straight-line basis over five to seven years.

 Investment

   As of September 30, 2000, GlobalCenter's investment consisted of a single investment in marketable equity securities classified as available for sale. Accordingly, the investment is recorded at its fair value with any unrealized holding gains or losses reported as other comprehensive income. Any decline in value, which is other than a temporary decline, will be charged immediately to earnings in the period in which the impairment occurs. As of September 30, 2000, the Company's investment had a fair value of $3.2 million, a cost basis of $10 million and an unrealized loss before tax benefit of $6.8 million.

                            GLOBALCENTER HOLDING CO.

 Impairment of Long-lived Assets

   GlobalCenter periodically reviews the carrying amounts of property and equipment, intangible assets and goodwill to determine whether current events or changes in circumstances indicate that the carrying amount may not be recoverable. GlobalCenter recognizes an impairment of long-lived assets when the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Fair value is based on the expected future discounted cash flows to be generated from the assets. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

 Fair Value of Financial Instruments

   The estimated fair value of financial instruments has been determined by GlobalCenter using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. The carrying amounts for accounts receivable, construction in progress, investment, accounts payable, accrued liabilities, and capital leases approximate their fair value.

 Equipment Held For Resale

   The Company obtains computers, computer equipment, peripherals and networking equipment from third parties and resells the equipment to its customers. Equipment that has been purchased on behalf of customers but not yet transferred to customers or installed is recorded at the lower of cost or net realizable value as equipment held for resale.

 Other Current Liabilities

   Other current liabilities consist of the following:

                                              Predecessor     GlobalCenter
                                              ----------- --------------------
                                                 December 31,      Unaudited
                                              ------------------ September 30,
                                                 1998      1999      2000
                                              ----------- ------ -------------
                                                   (Amounts in thousands)
Accrued professional fees....................   $1,250    $2,000    $ 2,500
Accrued benefits, compensation and related
 taxes.......................................    1,596     3,627      5,209
Deferred income..............................      --        --       1,773
Other........................................    2,253     2,887      8,056
                                                ------    ------    -------
  Total other current liabilities............   $5,099    $8,514    $17,538
                                                ======    ======    =======

 Income Taxes

   Beginning with the acquisition by Frontier Corporation of GlobalCenter Inc., GlobalCenter is included in the consolidated federal income tax return of Global Crossing North America, Inc. (formerly Frontier Corporation) for federal and state purposes. The income tax provision for GlobalCenter has been calculated on a pro rata return basis taking account of the increase or decrease in the tax liability of the Global Crossing North America, Inc. consolidated group resulting from the inclusion of GlobalCenter in the Global Crossing North America, Inc. consolidated tax return.

                            GLOBALCENTER HOLDING CO.

 Stock-Based Compensation

   Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), to account for stock-based compensation arrangements. The Company accounts for stock option grants in accordance with APB 25 and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options.

 Segment Reporting

   SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for disclosure about operating segments, products, services, geographic areas and major customers. Following the treatment of the ISP business segment as discontinued operations, when applying the management approach defined in SFAS No. 131, GlobalCenter now operates in a single segment, namely the provision of complex Web hosting, Internet Protocol network services, content distribution, systems applications and professional services.

 Concentration of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The concentration of credit risk is limited due to the large number of customers comprising the Company's customer base.

 Revenue Recognition

   Service revenues consist of fees from customers for complex Web hosting, Internet Protocol network services, content distribution, systems applications and professional services. Service revenues are recognized as the monthly service is provided. Service revenues also include fees for equipment installation.

   Equipment revenues consist of revenue derived from the resale of computers, computer peripherals and networking equipment from third parties. Equipment revenues are recognized when equipment is delivered to the customer or, if installation is required, when installation of the equipment is complete.

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which is required to be adopted by GlobalCenter in the quarter ending December 31, 2000. SAB No. 101 provides additional guidance on revenue recognition as well as criteria for when revenue is generally realized and earned. GlobalCenter has chosen to adopt SAB No. 101 during the quarter ended June 30, 2000. Based on the guidance provided by SAB No. 101, GlobalCenter has deferred approximately $1.8 million of revenues as of September 30, 2000 for one-time fees related to customer installation and set-up. These revenues will be recognized over the term of the customer contracts, which are generally for a one-year term. No cumulative effect has been recorded for the periods prior to implementation as the amounts were not material.

 Cost of Service Revenues

   Cost of service revenues is comprised of telecommunications costs for the network provided by Global Crossing and Frontier and costs for connecting to other networks and telecommunications providers. Other expenses in cost of service revenues include salaries, benefits, rents and other expenses for operation of the data centers, customer service and network engineering personnel.

                            GLOBALCENTER HOLDING CO.

 Foreign Currency

   As of December 31, 1999, the functional currency of GlobalCenter is the United States ("U.S.") dollar. The functional currency of GlobalCenter's foreign operations is also the U.S. dollar. Foreign currency transactions are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying consolidated statements of operations as unrealized (based on the applicable period end exchange rate) or realized upon settlement of the transactions. Foreign currency gains (losses) from our existing operations were not material in any period presented.

 Recent Accounting Pronouncements

   In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133", which deferred SFAS No. 133's effective date to fiscal quarters beginning after June 15, 2000. This statement, as amended by SFAS No. 137 and No. 138, standardizes the accounting for derivatives and hedging activities and requires that all derivatives be recognized in the statement of financial position as either assets or liabilities at fair value. Changes in the fair value of derivatives that do not meet the hedge accounting criteria are to be reported in earnings. Management expects that the adoption of SFAS No. 133 will not have a material impact on its financial position, results of operations or cash flows.

 Vendor Concentration

   GlobalCenter relies primarily on Global Crossing for network services pursuant to a network services agreement. Global Crossing operates its own global network. If the Global Crossing network experiences disruption or if our network services agreement with Global Crossing were terminated, GlobalCenter's business, operating results and financial condition could be materially adversely affected.

(3) Related Party Transactions

 Revenues

   During the nine months ended September 30, 2000, GlobalCenter recognized approximately $2.6 million of revenue for services provided to other Global Crossing subsidiaries. The Company had no intercompany sales prior to this period.

 Cash Management

   Prior to the merger with Frontier, GlobalCenter Inc. maintained its own cash management function. After the merger with Frontier, Predecessor utilized the central cash management systems of Frontier. GlobalCenter utilizes the central cash management of Global Crossing. As a subsidiary of Global Crossing, GlobalCenter maintains no cash balances and no cash has been allocated to GlobalCenter in the accompanying consolidated financial statements. Historically, Global Crossing and Frontier determined the amount of funding provided to GlobalCenter based on actual cash used for capital and operating expenses, net of GlobalCenter cash receipts. Such funding has been recorded as capital contributed by Frontier Corporation/Global Crossing Ltd. in the accompanying consolidated financial statements. Funds required by GlobalCenter are subject to the ongoing approval and budgeting processes of Global Crossing. At September 30, 2000, subsidiaries of GlobalCenter had cash balances of $11.2 million that were not part of the centralized cash management system of Global Crossing.

                            GLOBALCENTER HOLDING CO.

 Corporate Allocations

   The direct operating expenses of GlobalCenter, such as network costs, are charged directly to GlobalCenter. GlobalCenter is allocated a portion of corporate overhead costs. For the year ended December 31, 1997, GlobalCenter operated on a standalone basis and no corporate allocation costs were recorded in the statement of operations.

   The following table summarizes corporate charges and allocations included in the accompanying consolidated financial statements.

                                   Predecessor                GlobalCenter
                            -------------------------- --------------------------
                                                                      Unaudited
                                          Nine Months  Three Months  Nine Months
                             Year Ended      Ended        Ended         Ended
                            December 31, September 30, December 31, September 30,
                                1998         1999          1999         2000
                            ------------ ------------- ------------ -------------
                                           (Amounts in thousands)
   Statement of Operations
    caption:
     Cost of service
      revenues............     $  --        $4,722        $1,978       $10,711
     General and
      administrative......      1,284        1,740           867         4,794
                               ------       ------        ------       -------
       Total corporate
        charges and
        allocations.......     $1,284       $6,462        $2,845       $15,505
                               ======       ======        ======       =======

   Management believes that the allocation methodologies applied are reasonable. However, it was not practicable to determine whether the allocated amounts represent amounts that would have been incurred on a standalone basis. Management believes that the historical corporate charges and allocations are comparable to the expected future allocations. Explanations of the composition and the method of allocation for the above captions are described below.

 Cost of Service Revenues

   Allocated costs within this caption include the costs of the telecommunications network provided by Global Crossing or Frontier to GlobalCenter. These costs were allocated to GlobalCenter based upon circuit usage, rate and capacity information.

 General and Administrative

   Allocated costs within this caption include the costs of information systems services, tax return preparation and advisory services, payroll and benefits administration, purchasing and certain other accounting and administrative services. These costs were allocated based upon headcount, square footage and revenue, depending on the type of cost to be allocated.

 Tanning Technology Corporation

   The Chief Executive Officer of GlobalCenter was a member of the Board of Directors of Tanning Technology Corporation ("Tanning"). On February 1, 2000, GlobalCenter acquired approximately 229,000 shares of Tanning common stock for an aggregate purchase price of $10 million based on the fair market value of Tanning's stock on that date. This investment represents approximately 1% of the outstanding shares of Tanning common stock as of October 27, 2000. In addition, GlobalCenter and Tanning entered into a preferred marketing agreement to create, market, sell and deliver combined service offerings to customers and also entered into an additional arrangement where GlobalCenter has agreed to pay $10 million for consulting services to be provided by Tanning over a 12-month period commencing in February 2000.

                            GLOBALCENTER HOLDING CO.

(4) Property and Equipment, Net

   Property and equipment consists of the following:

                                           Predecessor      GlobalCenter
                                           ----------- -----------------------
                                               December 31,        Unaudited
                                           --------------------  September 30,
                                              1998       1999        2000
                                           ----------- --------  -------------
                                                 (Amounts in thousands)
   Network and computer equipment.........   $13,410   $ 16,200    $ 50,611
   Furniture and fixtures.................       307      2,143       8,110
   Leasehold improvements.................     2,179     20,759      94,142
                                             -------   --------    --------
                                              15,896     39,102     152,863
   Accumulated depreciation and
    amortization..........................    (5,096)    (1,913)    (18,149)
                                             -------   --------    --------
                                              10,800     37,189     134,714
   Construction in progress...............    19,572     79,126     223,435
                                             -------   --------    --------
   Total property and equipment, net......   $30,372   $116,315    $358,149
                                             =======   ========    ========

   Included in property and equipment are assets acquired under capital lease obligations with an original cost of approximately $1.5 million. Accumulated amortization on the leased assets was approximately $0.8 million, $1.3 million and $1.5 million at December 31, 1998 and 1999, and September 30, 2000, respectively. Interest paid on capital lease obligations is not material to the consolidated financial statements for all periods presented.

(5) Goodwill and Intangibles, Net

   In connection with the acquisition of Frontier Corporation by Global Crossing Ltd., approximately $1.5 billion of the purchase price was determined to be the fair value of net assets, goodwill and intangibles related to GlobalCenter. Approximately $43.9 million was the fair value of the tangible net assets acquired and liabilities assumed of GlobalCenter at the acquisition date. The remaining purchase price was assigned to goodwill and intangibles and a related deferred tax liability. The amounts and estimated lives of the goodwill and intangibles are as follows:

                                                                     Unaudited
                                            Estimated December 31, September 30,
                                              Life        1999         2000
                                            --------- ------------ -------------
                                                        (Amounts in thousands)
   Customer lists..........................  5 years   $   78,000   $   78,000
   Goodwill................................  5 years    1,407,400    1,407,400
                                                       ----------   ----------
                                                        1,485,400    1,485,400
   Less: Accumulated amortization..........               (74,270)    (297,080)
                                                       ----------   ----------
   Goodwill and intangibles, net...........            $1,411,130   $1,188,320
                                                       ==========   ==========

   In October 1997, GlobalCenter Inc. acquired Voyager Networks, Inc. ("Voyager") in a business combination accounted for as a purchase. After allocation of the purchase price to the tangible and specifically identifiable intangible assets acquired and liabilities assumed, the excess purchase price of approximately $9.1 million was allocated to goodwill. The Voyager goodwill was amortized using the straight-line method over seven years until the acquisition of Frontier by Global Crossing. As of December 31, 1998, the accumulated amortization related to the Voyager goodwill was approximately $1.6 million. Pro forma combined

                            GLOBALCENTER HOLDING CO.

revenues and net loss from continuing operations before benefit for income taxes for the year ended December 31, 1997, assuming Voyager was acquired on January 1, 1997, was $10.5 million and $4.2 million, respectively.

(6) Income Taxes

   The following table shows the principal reasons for the difference between the effective income tax rate and the U.S federal statutory income tax rate:

                                           Predecessor            GlobalCenter
                                  ------------------------------- ------------
                                    Year Ended       Nine Months  Three Months
                                   December 31,         Ended        Ended
                                  ----------------  September 30, December 31,
                                   1997     1998        1999          1999
                                  -------  -------  ------------- ------------
                                            (Amounts in thousands)
   Federal income tax at
    statutory rate (35%)......... $(1,300) $(5,508)    $(9,286)     $(29,468)
   State and local income taxes,
    net of federal effect........    (118)     125        (449)         (212)
   Amortization of goodwill .....     114      453         341        24,630
   Change in valuation allowance
    and other estimates..........     361      --         (361)          --
   Other differences.............       2       19          13            12
                                  -------  -------     -------      --------
   Benefit for income taxes...... $  (941) $(4,911)    $(9,742)     $ (5,038)
                                  =======  =======     =======      ========

   The benefit for income taxes consists of the following:

                                            Predecessor           GlobalCenter
                                    ----------------------------- ------------
                                                     Nine Months  Three Months
                                     Year Ended         Ended        Ended
                                    December 31,    September 30, December 31,
                                    --------------  ------------- ------------
                                    1997    1998        1999          1999
                                    -----  -------  ------------- ------------
                                             (Amounts in thousands)
   Benefit for income taxes from
    continuing operations
   Current:
     Federal....................... $ --   $(3,307)   $(10,126)     $(1,979)
     State and local...............   --       --         (514)        (133)
                                    -----  -------    --------      -------
       Subtotal....................   --    (3,307)    (10,640)      (2,112)
   Deferred:
     Federal.......................  (760)  (1,797)      1,074       (2,733)
     State and local...............  (181)     193        (176)        (193)
                                    -----  -------    --------      -------
       Subtotal....................  (941)  (1,604)        898       (2,926)
                                    -----  -------    --------      -------
   Benefit for income taxes from
    continuing operations.......... $(941) $(4,911)   $ (9,742)     $(5,038)
                                    =====  =======    ========      =======

   Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

                            GLOBALCENTER HOLDING CO.

   The following is a summary of the significant items giving rise to components of GlobalCenter's deferred tax assets and liabilities:

                                                       Predecessor GlobalCenter
                                                       ----------- ------------
                                                             December 31,
                                                       ------------------------
                                                          1998         1999
                                                       ----------- ------------
                                                        (Amounts in thousands)
Long-term deferred income tax assets (liabilities)
  Intangibles.........................................   $  --       $(27,825)
  Property and equipment..............................      221           214
  Net operating losses from continuing operations.....      515         1,412
                                                         ------      --------
                                                            736       (26,199)
Less: Valuation allowance.............................     (515)       (1,412)
                                                         ------      --------
    Net long-term deferred income tax assets
     (liabilities)....................................   $  221      $(27,611)
                                                         ======      ========
Current deferred income tax assets
  Accrued benefits and compensation...................   $  688      $    168
  Reserves and allowances.............................    1,594         1,681
  Other...............................................      111         1,077
                                                         ------      --------
    Total current deferred income tax assets..........   $2,393      $  2,926
                                                         ======      ========

   The Company established a valuation allowance of approximately $1.4 million as of December 31, 1999 against net operating losses. The valuation allowance relates to the uncertainty of realizing the full benefit of the net operating loss carryforwards. In evaluating the amount of valuation allowance needed, the Company considers the prior operating results and future plans and expectations. The utilization period of the net operating loss carryforwards and the turnaround period of other temporary differences are also considered. The Company's net operating losses begin to expire in 2001. The realization of the current net deferred income tax asset is dependent on the consolidated group, of which GlobalCenter is a component, generating taxable income. Although realization is not assured, management believes it is more likely than not that the deferred income tax asset at December 31, 1999 will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of taxable income in future years are reduced.

(7) Commitments and Contingencies

 Lease Commitments

   The Company has entered into various lease agreements for office space and data center facilities. Rent expense was $9.9 million, $2.3 million, $3.7 million, $1.3 million and $1.0 million for the nine months ended September 30, 2000, three months ended December 31, 1999, nine months ended September 30, 1999 and the years ended December 31, 1998 and 1997, respectively. The Company leases certain electronic and computer equipment under capital lease arrangements.

                            GLOBALCENTER HOLDING CO.

   A summary of future minimum lease payments under capital and noncancelable operating lease agreements as of December 31, 1999 are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
                                                                  (Amounts in
                                                                  thousands)
     Years ending December 31,
       2000..................................................   $423   $ 12,509
       2001..................................................    211     12,133
       2002..................................................    --      12,026
       2003..................................................    --      12,361
       2004..................................................    --      12,843
       Thereafter............................................    --      84,354
                                                                ----   --------
                                                                 634   $146,226
                                                                       ========
     Less: Amount representing interest......................    (66)
                                                                ----
     Present value of lease payments.........................    568
     Current portion of capital leases.......................   (374)
                                                                ----
     Noncurrent portion of capital leases....................   $194
                                                                ====

   It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown for 2000.

   Subsequent to December 31, 1999, the Company has entered into a number of additional operating lease commitments to secure future data center locations. The aggregate additional commitments as of September 30, 2000 were approximately $210 million.

 Other

   Management believes that there are no pending or threatened legal proceedings that would have a material adverse effect on the Company.

(8) Shareholder's Equity

   On September 28, 2000, the shareholders of GlobalCenter Holding Co. and GlobalCenter Inc. approved an increase in the total number of shares of common stock with par value of $0.01 to 300,000,000. On September 28, 2000, the GlobalCenter Holding Co. and GlobalCenter Inc. Board of Directors approved a stock split, in the form of a stock dividend, of 2,335,000 to 1. Accordingly, all outstanding shares have been retroactively adjusted to reflect the effect of the stock dividend.

 Management Stock Plan

   The Board of Directors and the shareholder of GlobalCenter, Inc. adopted the GlobalCenter Management Stock Plan ("Management Stock Plan") in January 2000. The Management Stock Plan was approved by the Global Crossing compensation committee on March 2, 2000 and by the Global Crossing Board of Directors on April 12, 2000. The Management Stock Plan provides for grants of stock options to purchase shares of GlobalCenter Inc. stock and grants restricted shares of GlobalCenter Inc. stock. Options granted under the Management Stock Plan may be incentive stock options or non-statutory stock options. The options expire ten

                           GLOBALCENTER HOLDING CO.

years from the date of the grant and vest over a three-year period. The total number of shares of such GlobalCenter Inc. stock available for grant under the Management Stock Plan is approximately 27.5 million.

   The Management Stock Plan imposes individual limits on the amount of awards that a participant can receive in any fiscal year. The Management Stock Plan is administered by the Global Crossing Ltd. compensation committee. The exercise price per share for a Management Stock Plan option will typically be the fair market value of GlobalCenter Inc. stock on the date of grant. As of December 31, 1999, stock options to purchase 14.8 million shares of GlobalCenter Inc. stock had been approved for grant under the Management Stock Plan. The weighted average exercise price is $110 million. As of December 31, 1999, no shares of restricted stock have been awarded under the Management Stock Plan.

   As of September 30, 2000, stock options to purchase approximately 25.6 million shares of GlobalCenter Inc. common stock had been approved for grant under the Management Stock Plan. The aggregate exercise price of such options is approximately $191 million. Management believes the options were all granted at the fair market value on date of grant.

 Global Crossing Ltd. Stock Option Plans

   Employees of GlobalCenter participate in the stock option plans of Global Crossing. Global Crossing maintains a stock option plan under which options to acquire shares may be granted to directors, officers, employees and consultants. Global Crossing accounts for this plan under APB 25, under which compensation cost is recognized only to the extent that the market price at that date of grant exceeds the exercise price. Terms and conditions of Global Crossing options, including exercise price and the period in which options are exercisable, generally are at the discretion of the compensation committee of Global Crossing Ltd., however, no options are exercisable more than ten years after date of grant. Certain employees of GlobalCenter own stock options to acquire Global Crossing stock.

   Prior to its merger with Global Crossing, Frontier maintained stock option plans for its directors, executives, and certain employees. The exercise price for options under all Frontier plans was the fair market value of the stock on the date of the grant. The stock options expire ten years from the date of the grant and vest over a period from one to three years. The Frontier plans provided for discretionary grants of stock options which were subject to the passage of time and continued employment restrictions. In connection with the Frontier merger, Global Crossing exchanged all of the outstanding Frontier stock options for Global Crossing stock options which vested immediately at the date of the merger.

   As of December 31, 1999, 2.4 million stock options held by GlobalCenter employees under the Global Crossings stock option plans are exercisable. During 1997, GlobalCenter Inc. deferred compensation of $4.7 million which relates to the difference between the exercise price of the options and the fair market value at the time of issuance. Related compensation expense of $2 million, $0.9 million, and $0.7 million was recognized in 1997, 1998 and the nine month period ended September 30, 1999, respectively.

                            GLOBALCENTER HOLDING CO.

   The following table summarizes the stock option activity of GlobalCenter employees who hold options under Frontier and Global Crossing stock option plans:

                                                    Number of Weighted Average
                                                     Shares    Exercise Price
                                                    --------- ----------------
   Predecessor
   Outstanding Frontier Corporation options at
    January 1, 1997................................   156,924      $ 1.02
     Granted....................................... 1,155,129        5.47
     Exercised.....................................    30,616        1.00
     Canceled......................................   157,718        2.17
                                                    ---------      ------
   Outstanding Frontier Corporation options at
    December 31, 1997.............................. 1,123,719        5.44
     Granted.......................................   910,120       27.90
     Exercised.....................................   305,570        1.98
     Canceled......................................   661,427       18.15
                                                    ---------      ------
   Outstanding Frontier Corporation options at
    December 31, 1998.............................. 1,066,842       17.71
     Granted....................................... 1,528,549       46.43
     Exercised.....................................   527,505       19.22
     Canceled......................................   118,577       30.52
                                                    ---------      ------
   Outstanding Frontier Corporation options at
    September 30, 1999............................. 1,949,309      $39.04
                                                    =========      ======
   GlobalCenter
   Outstanding Global Crossing Ltd. options at
    October 1, 1999................................ 1,949,309      $19.04
     Granted....................................... 2,131,175       45.00
     Exercised..................................... 1,211,355       12.43
     Canceled......................................   343,285       26.25
                                                    ---------      ------
   Outstanding Global Crossing Ltd. options at
    December 31, 1999.............................. 2,525,844       22.10
     Granted (unaudited)........................... 3,949,756       30.63
     Exercised (unaudited).........................   791,626       15.38
     Canceled (unaudited).......................... 1,301,414       31.10
                                                    ---------      ------
   Outstanding Global Crossing Ltd. options at
    September 30, 2000 (unaudited)................. 4,382,560      $28.33
                                                    =========      ======

   As permitted by SFAS No. 123, the employee stock options are being accounted for under APB 25 and compensation expense is recognized over the vesting period to the extent that the fair value of the stock on the date the options were granted exceeded the exercise price. Had compensation cost for the stock-based compensation plans been determined consistent with the SFAS No. 123 fair value approach, the impact on Predecessor and GlobalCenter's loss applicable to common shareholders using the Black-Scholes option valuation model, would be as follows:

                                Predecessor                 GlobalCenter
                       ----------------------------- --------------------------
                                                                    Unaudited
                         Year Ended     Nine Months  Three Months  Nine Months
                        December 31,       Ended        Ended         Ended
                       --------------- September 30, December 31, September 30,
                        1997    1998       1999          1999         2000
                       ------- ------- ------------- ------------ -------------
   Pro forma net
    loss.............. $13,633 $26,147    $42,289      $94,452      $269,060

                           GLOBALCENTER HOLDING CO.

   The following table summarizes the significant assumptions used in developing the pro forma information:

                                     Predecessor                   GlobalCenter
                            ------------------------------- --------------------------
                                                                           Unaudited
                              Year Ended       Nine Months  Three Months  Nine Months
                             December 31,         Ended        Ended         Ended
                            ----------------  September 30, December 31, September 30,
                             1997     1998        1999          1999         2000
                            -------  -------  ------------- ------------ -------------
   Risk free interest
    rate...................     6.2%     5.5%       6.6%          6.6%          6.0%
   Volatility factor.......    33.2%    42.0%      40.0%         40.0%         40.0%
   Dividend yield..........     --       --         --            --            --
   Weighted average life... 4 years  2 years     1 year       3 years       3 years

   The weighted average fair value of the options granted during the years ended December 31, 1997 and 1998, the nine-month period ended September 30, 1999, the three-month period ended December 31, 1999 and the nine-month period ended September 30, 2000 is $1.44, $7.72, $4.96, $15.55 and $10.38,
respectively.

(9) Discontinued Operations

   As of December 31, 1999, the Company decided to discontinue its ISP business segment. GlobalCenter entered into an agreement to sell the business segment to Global Crossing Internet Dial-Up, Inc., a wholly owned subsidiary of Global Crossing Ltd., for book value on the date of transfer. In connection with this transaction, the Company's financial statements reflect the financial position and results of operations of the ISP business as discontinued operations for all periods presented. For accounting purposes, the sale was effective March 31, 2000. In connection with the sale of the ISP business, the Company agreed to indemnify Global Crossing Internet Dial-Up, Inc. for any claims prior to the sale in an amount not to exceed the purchase price. Included in the liabilities from discontinued operations in the table below is an accrual for losses between the measurement date of December 31, 1999 and the disposal date of March 31, 2000 of $6.4 million, net of a $3.6 million tax benefit. Summary financial information of the ISP business segment is as follows:

                                                        Predecessor GlobalCenter
                                                        ----------- ------------
                                                           As of December 31,
                                                        ------------------------
                                                           1998         1999
                                                        ----------- ------------
                                                         (Amounts in thousands)
   Balance Sheet Data:
     Assets............................................   $36,038     $17,546
     Liabilities.......................................     7,740      13,130
                                                          -------     -------
     Net assets of discounted operations...............   $28,298     $ 4,416
                                                          =======     =======

                                          Predecessor             GlobalCenter
                                --------------------------------- ------------
                                   Year Ended        Nine Months  Three Months
                                  December 31,          Ended        Ended
                                ------------------  September 30, December 31,
                                  1997      1998        1999          1999
                                --------  --------  ------------- ------------
   Statement of Operations
    Data:
     Revenue................... $ 16,786  $ 20,183    $ 15,949      $  4,186
     Expenses..................  (31,423)  (40,709)    (42,534)      (17,910)
                                --------  --------    --------      --------
     Operating loss............  (14,637)  (20,526)    (26,585)      (13,724)
     Other expenses............     (505)      --          --            --
     Accrued losses from
      measurement date.........      --        --          --        (10,063)
                                --------  --------    --------      --------
     Income tax benefit........    4,504     7,146       9,600         8,599
     Loss from discontinued
      operations............... $(10,638) $(13,380)   $(16,985)     $(15,188)
                                ========  ========    ========      ========

                            GLOBALCENTER HOLDING CO.

(10) Subsequent Events (Unaudited)

 Merger Agreement with Exodus

   On September 28, 2000, Global Crossing entered into an agreement with Exodus to merge GlobalCenter Holding Co. into Exodus. The number of shares of Exodus common stock that will be issued in exchange for all of the outstanding shares of GlobalCenter Holding Co. is based on a price of $6.5 billion divided by the average closing price of the Exodus common stock prior to close. The average closing price of the Exodus common stock is subject to a collar of between $56.41 and $65.55. The purchase price is also impacted by the number of outstanding stock options held by GlobalCenter employees prior to close. The merger is subject to customary regulatory and Exodus stockholders' approval.

   At the time of the signing of the merger agreement, Exodus signed a Networking Services, Marketing and Cooperation Agreement with Global Crossing and a similar agreement with Asia Global Crossing, Ltd. ("AGC"). AGC is a publicly traded company with Global Crossing, Softbank Corp. and Microsoft Corporation as principal shareholders. These agreements commit Exodus to obtain at least 50% of its network needs for all areas of the world other than Asia and the Pacific Rim from Global Crossing and at least 60% of its network needs in Asia and the Pacific Rim, other than Australia and New Zealand, from AGC.

 GlobalCenter Asia Joint Venture

   In May 2000, GlobalCenter Inc. entered into a Master Joint Venture Agreement with AGC. The purpose of the joint venture will be to exploit the GlobalCenter business in Asia.

   As part of the proposed merger with Exodus, Exodus agreed to form a joint venture with AGC to provide complex Web hosting and managed services in Asia. Exodus will own 67% of the joint venture and Asia Global Crossing will own 33%. Exodus and AGC will contribute all Asia region Web hosting assets to the joint venture. AGC will be the primary network provider for the joint venture in Asia, and Exodus will manage and operate the joint venture.

                                                                         Annex A

                                                               EXECUTION VERSION



                          AGREEMENT AND PLAN OF MERGER

                                     among

                          Exodus Communications, Inc.,

                          Einstein Acquisition Corp.,

                  Global Crossing GlobalCenter Holdings, Inc.,

                           GlobalCenter Holding Co.,

                               GlobalCenter Inc.

                                      and

                      Global Crossing North America, Inc.

                                  dated as of

                               September 28, 2000

                               TABLE OF CONTENTS

 ARTICLE I THE MERGER....................................................  A-1

        1.1  The Merger.................................................   A-1
        1.2  Closing; Effective Time....................................   A-2
        1.3  Effect of the Merger.......................................   A-2
        1.4  Certificate of Incorporation; Bylaws.......................   A-2
        1.5  Directors and Officers.....................................   A-2
        1.6  Effect on Capital Stock....................................   A-2
        1.7  Exchange of Certificates...................................   A-4
        1.8  No Further Ownership Rights in Company Capital Stock.......   A-4
        1.9  Tax Consequences...........................................   A-4
        1.10 Exemption from Registration................................   A-4
        1.11 Taking of Necessary Action; Further Action.................   A-4

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES........  A-4

        A.   Representations and Warranties of the Company..............   A-5
        2.1  Organization, Standing and Power...........................   A-5
        2.2  Capital Structure..........................................   A-5
        2.3  Authority..................................................   A-6
        2.4  SEC Documents; Financial Statements........................   A-7
        2.5  Absence of Certain Changes.................................   A-7
        2.6  Absence of Undisclosed Liabilities.........................   A-8
        2.7  Litigation.................................................   A-8
        2.8  Real Estate; Title to Property.............................   A-9
        2.9  Intellectual Property......................................   A-9
        2.10 Environmental Matters......................................  A-11
        2.11 Taxes......................................................  A-12
        2.12 Employee Benefit Plans.....................................  A-12
        2.13 Labor Matters..............................................  A-13
        2.14 Compliance With Laws.......................................  A-14
        2.15 Brokers' and Finders' Fees.................................  A-14
        2.16 Board and Stockholder Approval.............................  A-14
        2.17 Information Supplied.......................................  A-14
        2.18 Agreements and Commitments.................................  A-15
        2.19 Warranties, Guarantees and Indemnities.....................  A-16
        2.20 Title to and Condition and Sufficiency of Global Center      A-16
              Group Assets..............................................
        2.21 Customer Relationships.....................................  A-16
        2.22 Disruptions................................................  A-16
        B.   Representations and Warranties of GCG......................  A-16
        2.23 Authority..................................................  A-16
        2.24 Accredited Investor; Investment Intent.....................  A-17
        C.   Representations and Warranties of Global Crossing NA.......  A-17
        2.25 Global Crossing NA Authority...............................  A-17

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF EXODUS.................... A-17

        3.1  Organization, Standing and Power...........................  A-17
        3.2  Capital Structure..........................................  A-18
        3.3  Authority..................................................  A-18
        3.4  SEC Documents; Financial Statements........................  A-19
        3.5  Board and Stockholder Approvals............................  A-19
        3.6  Absence of Certain Changes.................................  A-20

        3.7  Absence of Undisclosed Liabilities........................  A-20
        3.8  Litigation................................................  A-20
        3.9  Compliance With Laws......................................  A-20
        3.10 Brokers' and Finders' Fees................................  A-20
        3.11 Taxes.....................................................  A-21
        3.12 Board Approval; Section 203 of the DGCL...................  A-21
        3.13 Opinion of Financial Advisor..............................  A-22
        3.14 Required Exodus Vote......................................  A-22
        3.15 Exodus Proxy Statement....................................  A-22
        3.16 No Business Activities....................................  A-22

 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME......................... A-22

        4.1  Conduct of Business of the Company and Exodus.............  A-22
        4.2  Restriction on Conduct of Business of the Company.........  A-23
        4.3  Restriction on Conduct of Business of Exodus..............  A-24
        4.4  Capital Expenditures; Working Capital.....................  A-25
        4.5  Leases....................................................  A-25
        4.6  Disclosures...............................................  A-25
        4.7  Extinguishments of Debt; No Cash..........................  A-26
        4.8  Assumption of Lease Guarantees............................  A-26
        4.9  Exodus Acquisitions.......................................  A-26

 ARTICLE V ADDITIONAL AGREEMENTS........................................ A-27

        5.1  Proxy Statement...........................................  A-27
        5.2  Meeting of Stockholders...................................  A-27
        5.3  Access to Information.....................................  A-28
        5.4  Confidentiality...........................................  A-28
        5.5  Public Disclosure.........................................  A-28
        5.6  Consents; Cooperation.....................................  A-29
        5.7  No Solicitation...........................................  A-29
        5.8  Exodus Board..............................................  A-30
        5.9  Assumption of Options.....................................  A-30
        5.10 Form S-8..................................................  A-32
        5.11 Listing of Additional Shares..............................  A-32
        5.12 Employees.................................................  A-32
        5.13 Best Efforts and Further Assurances.......................  A-32
        5.14 Indemnification of Directors and Officers.................  A-32
        5.15 Facilities Transition.....................................  A-33
        5.16 Assumption of Certain Obligations.........................  A-33
        5.17 Employee Loans; Employee Severance Arrangements...........  A-33
        5.18 Corporate Documents; Subsidiaries.........................  A-33

 ARTICLE VI CONDITIONS TO THE MERGER.................................... A-34

        6.1  Conditions to Obligations of Each Party to Effect the       A-34
              Merger...................................................
        6.2  Additional Conditions to Obligations of the Company         A-34
              Parties..................................................
        6.3  Additional Conditions to Obligations of Exodus Parties....  A-35

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.......................... A-36

        7.1  Termination...............................................  A-36
        7.2  Effect of Termination.....................................  A-37
        7.3  Expenses and Termination Fees.............................  A-37
        7.4  Amendment.................................................  A-38

         7.5  Extension; Waiver........................................   A-38

 ARTICLE VIII TAX MATTERS...............................................  A-38

         8.1  Liability for Taxes......................................   A-38
         8.2  Tax Refunds..............................................   A-39
         8.3  Amended Returns..........................................   A-40
         8.4  Tax Returns..............................................   A-40
         8.5  Tax Contest Provisions...................................   A-41
         8.6  Termination of Tax Allocation Agreements.................   A-42
         8.7  Assistance and Cooperation...............................   A-42
         8.8  Preservation of Reorganization Status....................   A-42

 ARTICLE IX GENERAL PROVISIONS..........................................  A-42

         9.1  Non-Survival at Effective Time...........................   A-42
         9.2  Notices..................................................   A-43
         9.3  Interpretation...........................................   A-43
         9.4  Counterparts.............................................   A-44
         9.5  Entire Agreement; Nonassignability; Parties in Interest..   A-44
         9.6  Severability.............................................   A-44
         9.7  Remedies Cumulative......................................   A-44
         9.8  Governing Law; Submission to Jurisdiction................   A-44
         9.9  Rules of Construction....................................   A-45
         9.10 Remedies for Breach......................................   A-45

 ARTICLE X INDEMNIFICATION; REMEDIES....................................  A-45

        10.1  Global Crossing NA's Obligation to Indemnify.............   A-45
        10.2  Entitlement to Indemnification; Indemnification Amount;     A-45
               Double Recovery.........................................
        10.3  Sole Remedy..............................................   A-46
        10.4  Claims...................................................   A-46
        10.5  Survival.................................................   A-46
        10.6  Satisfaction of Indemnity Obligations....................   A-46
        10.7  Adjustment to Purchase Price.............................   A-46

                                    EXHIBITS

Exhibit A--Certificate of Merger
Exhibit B--Form of Indemnification Agreement
Exhibit C--Form of Noncompetition Agreement
Exhibit D--Amendment No. 2 to Rights Plan

                          AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 28, 2000, among Exodus Communications, Inc., a Delaware corporation ("Exodus"), Einstein Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Exodus ("Exodus Merger Sub"), Global Crossing North America, Inc., a New York corporation ("Global Crossing NA"), Global Crossing GlobalCenter Holdings, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Global Crossing NA ("GCG"), GlobalCenter Holding Co., a Delaware corporation and an indirect wholly-owned subsidiary of Global Crossing NA and a wholly-owned subsidiary of GCG (the "Company"), and GlobalCenter, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company and an indirect wholly-owned subsidiary of Global Crossing NA ("GlobalCenter"). For purposes of this Agreement the term "Exodus Parties" shall mean Exodus and Exodus Merger Sub, and the term "Company Parties" shall mean Global Crossing NA, GCG, the Company and GlobalCenter.

                                    RECITALS

   A. The Boards of Directors of the Exodus Parties and the Company Parties believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and Exodus Merger Sub combine into a single company through the statutory merger of Exodus Merger Sub with and into the Company (the "Merger").

   B. Pursuant to the Merger, among other things, each outstanding share of common stock, $.01 par value, of the Company ("Company Common Stock") shall be converted into shares of common stock, $.001 par value, of Exodus ("Exodus Common Stock"), in the manner set forth herein.

   C. The Exodus Parties and the Company Parties desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

   D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under Section 368(a) of the Code.

   E. Concurrently with the execution of this Agreement, Exodus, GCG and the Company are entering into a Stockholder Rights Agreement (the "Stockholder Agreement"), and a Registration Rights Agreement (the "Registration Rights Agreement").

   NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
   1.1  The Merger.

   At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Exodus Merger Sub shall be merged with and into the Company, the separate corporate existence of Exodus Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".

   1.2 Closing; Effective Time.

   The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable following the satisfaction or waiver of each of the conditions set forth in Article VI hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Fenwick & West LLP, Palo Alto, California, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of effectiveness of the Merger under the Delaware Law being the "Effective Time").

   1.3 Effect of the Merger.

   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; Bylaws.

     (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

     (b) Bylaws. The Bylaws of Exodus Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers.

   At the Effective Time, the directors of Exodus Merger Sub, as in effect immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Exodus Merger Sub, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

   1.6 Effect on Capital Stock.

     (a) Company Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive a number of shares of Exodus Common Stock equal to the Exchange Ratio. The Exchange Ratio will equal the quotient obtained by dividing (i) the Total Exodus Shares (as defined below) by (ii) the Total Number of GlobalCenter Securities (as defined below). Such Exchange Ratio shall be rounded to four decimal places. The "Total Number of GlobalCenter Securities" shall equal the sum of (q) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (r) the total number of shares of Company Common Stock issuable or deemed to be issuable under Company Options (as defined below) and the Global Crossing Assumed Options (as defined below). As used herein, all references to Exodus Common Stock shall include the associated stock purchase rights issued pursuant to the Rights Agreement dated as of January 27, 1999 (the "Rights Agreement", between Exodus and BankBoston, N.A.I. The "Total Exodus Shares" shall mean that number of shares of Exodus Common Stock equal to the quotient obtained by dividing
  (A) the sum of (i) $6.525 Billion, plus (ii) the aggregate proceeds from the exercise of all of the Company Options and Global Crossing Assumed Options, minus (iii) the Global Crossing Canceled Options Money Value (as defined below), by (B) the

  Final Closing Price (as defined below), rounded to the nearest whole share. The "Global Crossing Canceled Options Money Value" shall mean (x) the product of (1) the average closing price per share as quoted on the Nasdaq National Market of Global Crossing Ltd. (as defined below) common stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, and (2) the total number of shares of Global Crossing Ltd. stock issuable pursuant to the Global Crossing Canceled Options (as defined below), minus (y) the aggregate proceeds from the exercise of all of the Global Crossing Canceled Options. The "Final Closing Price" shall mean the average closing price per share as quoted on the Nasdaq National Market of Exodus Common Stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date; provided that if the Final Closing Price is less than $56.41, the Final Closing Price shall equal $56.41 and if the Final Closing Price is greater than $65.55, the Final Closing Price shall equal $65.55.

     (b) Company Options and Global Crossing Options. At the Effective Time, each Company Option (as defined hereinafter) and Global Crossing Assumed Option (as hereinafter defined) shall be assumed by Exodus in accordance with Section 5.9(a) and thereafter shall constitute the right to receive options to purchase such number of shares of Exodus Common Stock as set forth in Section 5.9(a). At the Effective Time, each Global Crossing Canceled Option (as defined hereinafter) will be canceled and Exodus will issue options to purchase shares of Exodus Common Stock (the "New Exodus Options") in accordance with Section 5.9(b). "Company Options" means all options outstanding immediately prior to the Effective Time under the GlobalCenter Management Stock Plan (the "GlobalCenter Stock Option Plan"). "Global Crossing Assumed Options" means the options to purchase 2,934,493 shares of Global Crossing Ltd. (which are deemed to be equivalent to 5,540,323 shares of Company Common Stock) granted pursuant to the Global Crossing Ltd. 1998 Stock Option Plan (the "Global Crossing Stock Option Plan" and, together with the GlobalCenter Stock Option Plan, the "Company Stock Option Plans"). "Global Crossing Canceled Options" means all unvested options held immediately prior to the Effective Time by Company employees (other than Leo Hindery) granted pursuant to the Global Crossing Stock Option Plan, excluding the unvested options included in the definition of Global Crossing Assumed Options above.

     (c) Cancellation of Company Common Stock Owned by the Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock, if any, shall be canceled and extinguished without any conversion thereof.

     (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible or exchangeable into Exodus Common Stock or capital stock of the Company), reorganization, recapitalization or other like change with respect to Exodus Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time, other than the stock splits or stock dividends in which the Company will convert each currently outstanding share of its common stock into 233,500 shares of its common stock and GlobalCenter will convert each currently outstanding share of its common stock in to 233,500 shares of its common stock (the "Stock Splits").

     (e) Fractional Shares. No fraction of a share of Exodus Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Exodus Common Stock (after aggregating all fractional shares of Exodus Common Stock to be received by such holder) shall receive from Exodus an amount of cash (rounded to the nearest whole cent) equal to the product of
  (i) such fraction, and (ii) the closing price of one share of Exodus Common Stock on the Nasdaq National Market on the last trading day before the Effective Time, as reported in the Wall Street Journal.

     (f) Exodus Merger Sub. Each share of capital stock of Exodus Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of the common stock of the Surviving Corporation.

   1.7 Exchange of Certificates.

   At the Closing, GCG shall surrender to Exodus Merger Sub all outstanding certificates theretofore representing the Company Common Stock together with the stock powers duly endorsed in blank and shall thereupon receive in exchange therefor certificates for Exodus Common Stock as provided in Section 1.6.

   1.8 No Further Ownership Rights in Company Capital Stock.

   All shares of Exodus Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Tax Consequences

   It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

   1.10 Exemption from Registration.

   The shares of Exodus Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof.

   1.11 Taking of Necessary Action; Further Action.

   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

   In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change or condition materially affecting the financial condition, properties, assets, business or prospects of the consolidated group of which such entity or group of entities is a part. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change, violation, inaccuracy, circumstance or effect that is materially adverse to the financial condition, properties, assets, business or prospects of such entity and its direct and indirect subsidiaries, taken as a whole; provided that "Material Adverse Effect" shall not include any event, change or effect to the extent resulting from (i) changes in general economic conditions or conditions in the industry in which Exodus and the Company operate which generally affect industry participants, (ii) changes after the date of this Agreement in generally accepted accounting principles ("GAAP"), (iii) the announcement of this Agreement and the transactions contemplated hereby or (iv) changes in the trading prices of any such entity (or any such entity's parent's) capital stock. In this Agreement, any reference to a party's "knowledge" means actual knowledge of such party's (and in the case of the Company, the executive officers of GlobalCenter) executive officers and directors, but in such connection, such persons shall be deemed to be on notice of such matters as a reasonably prudent person serving in such capacity as an executive officer or director would be aware.

A. Representations and Warranties of the Company

   Global Crossing NA and the Company jointly and severally represent and warrant to Exodus as follows:

   2.1 Organization, Standing and Power.

   The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and each of its direct and indirect subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its subsidiaries has the corporate power to own its respective properties and to carry on its respective business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. The Company and each of its subsidiaries has made available true and correct copies of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of the Company and its subsidiaries, each as amended to date and true and complete copies of minute books of the Company and GlobalCenter for the three year period ending on the date hereof. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as set forth on Item 2.1 to the disclosure letter delivered by the Company to Exodus concurrently with the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Letter"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

   2.2 Capital Structure.

     (a) As of the Closing Date, after giving effect to the Stock Splits, the authorized capital stock of the Company will consist of 300,000,000 shares of Company Common Stock, of which 233,500,000 shares will be issued and outstanding.

     (b) All outstanding shares of Company Common Stock are owned beneficially and of record by GCG. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of Company capital stock or voting securities, other than pursuant to the exercise of the Company Options and the Global Crossing Assumed Options.

     (c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of capital stock of each of the subsidiaries of the Company are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws or other organizational documents of such subsidiary or any agreement to which such subsidiary is a party or by which it is bound. The Company owns, directly or indirectly, 100% of the outstanding stock of each of the subsidiaries listed in Item
  2.1 of the Company Disclosure Schedule. On the date hereof, (1) the Company Options consist of options to purchase 25,616,795 shares of Company Common Stock granted pursuant to the GlobalCenter Stock Option Plan, (2) the Global Crossing Assumed Options consist of options to purchase 2,934,493 shares of Global Crossing Ltd., a company organized under the laws of Bermuda ("Global Crossing Ltd.") (which are deemed to be equivalent to 5,540,323 shares of Company Common Stock) granted pursuant to the Global Crossing Stock Option Plan, and (3) the Global Crossing Canceled Options consist of options to purchase 1,898,877 shares of Global Crossing Ltd. granted or committed to be granted pursuant to the Global Crossing Stock Option Plan. Except for
  (i) the rights created pursuant to this Agreement; (ii) the Company Options, the Global Crossing Assumed Options and the Global Crossing Canceled Options; and (iii) up to 250,000 additional Global Crossing Canceled Options to be granted after the date hereof and before Closing; there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which they are bound obligating the Company or any of its subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Other than as expressly provided per the terms of the Company Options, Global Crossing Assumed Options or Global Crossing Canceled Options separately listed in and held by the optionees listed in Item 5.9 of the Company Disclosure Letter, no person is entitled to the acceleration of vesting of any Company Options, Global Crossing Assumed Options or Global Crossing Canceled Options in connection with the Merger or any subsequent termination of such person by the Company or Exodus.

     (d) Except as set forth on Item 2.2 of the Company Disclosure Letter, there are no contracts, commitments or agreements binding on the Company or any of its subsidiaries relating to voting, purchase or sale of the Company's or any of its subsidiaries' capital stock. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plans have been made available to Exodus and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any of such agreements or instruments in any manner. All outstanding shares of Company Common Stock and all options granted under the Company Stock Option Plans were issued or granted in compliance with all applicable federal and state securities laws.

   2.3 Authority.

   The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, except for the filing of the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware pursuant to Section 1.2. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Except as set forth on Item 2.3 to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the respective Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise or license to which the Company or any of its subsidiaries is a party, or (iii) any statute, law, ordinance, rule, regulation, judgment, decree, stipulation, settlement, injunction or other order, whether temporary, preliminary or permanent (each an "Order") binding on the Company or any of its subsidiaries or any of their respective properties or assets, which conflict, violation, default, termination, cancellation or acceleration, with respect to the matters addressed in clause (iii), would have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (B) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (C) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and the competition rules of the European Community; and (D) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on the Company and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

   2.4 SEC Documents; Financial Statements.

   The Company has made available to Exodus the amended preliminary proxy statement filed with respect to the GlobalCenter group on August 7, 2000 (the "GlobalCenter Proxy Statement") and, as of the filing date, except as set forth on Item 2.4 to the Company Disclosure Letter, the GlobalCenter Proxy Statement complied in all material respects with the requirements of the Exchange Act (as defined below), and such GlobalCenter Proxy Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The GlobalCenter Proxy Statement includes audited financial statements for the GlobalCenter group as at and for the twelve-month periods ended December 31, 1999, 1998 and 1997 and unaudited financial statements for the GlobalCenter group at and for the three-month period ended March 31, 2000 (such financial statements included in the financial pages of the GlobalCenter Proxy Statement, together with the unaudited financial statements for the GlobalCenter group at and for the three-month period ended June 30, 2000, collectively "GlobalCenter Financial Statements"). The GlobalCenter Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. True and accurate copies of the GlobalCenter Financial Statements (other than those included in the GlobalCenter Proxy Statement) have been provided to Exodus as Attachment 2.4(b) to Item 2.4 to the Company Disclosure Letter. The GlobalCenter Financial Statements fairly present the financial condition and results of operations and (as to those containing statements of cash flows) cash flow of the GlobalCenter group, as of the dates, and for the periods, indicated therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments. Except as set forth on Item 2.4 to the Company Disclosure Letter, the GlobalCenter Financial Statements at and for the three-month periods ended March 31, 2000 and June 30, 2000 would not differ in any material respect from consolidated financial statements of the Company at such date and for such period as prepared in accordance with GAAP. The Company has provided as Attachment 2.4(c) to Item 2.4 of the Company Disclosure Letter a current accounts receivable aging report. To the Company's knowledge, the reserves for doubtful accounts reflected on the GlobalCenter Financial Statements, if any, are reasonably adequate and in accordance with GAAP. Attachment 2.4(d) to Item 2.4 to the Company Disclosure Letter contains a summary of the capital expenditures for the GlobalCenter group for the months of July and August, 2000. Such summary is fair and accurate in all material respects. Item 2.4 also contains the GlobalCenter Group's projected total revenue for the quarter ending September 30, 2000 (the "3rd Quarter Projection"). The actual total revenue for the GlobalCenter group for the quarter ending September 30, 2000 will not be less than 95% of the 3rd Quarter Projection, subject to customary quarter end and audit adjustments.

   2.5 Absence of Certain Changes.

     (a) Except as set forth on Item 2.5 to the Company Disclosure Letter, from March 31, 2000 (the "Balance Sheet Date") to the date of this Agreement in the case of clause (i) below and to the date of this Agreement and to the Closing Date in the case of all clauses except clause (i) below, the Company and each of its subsidiaries has conducted its business in the ordinary course consistent with past practice, as modified by the business strategy described in the GlobalCenter Proxy Statement without regard to the size of any particular transaction ("Ordinary Course") and there has not occurred:

       (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect to the Company;

       (ii) any contingent liability incurred as guarantor or surety with respect to the obligations of others out of the Ordinary Course;

       (iii) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill of Company out of the Ordinary Course;

       (iv) any obligation or liability incurred thereby to any of its officers, directors, stockholders or affiliates, or any loans or advances made thereby to any of its officers, directors, stockholders or affiliates, except Ordinary Course compensation and expense allowances payable to officers and employees;

       (v) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries or any revaluation by the Company or any of its subsidiaries of any of their material assets other than as a result of changes in GAAP;

       (vi) any declaration, setting aside or payment of a dividend or other distribution with respect to the shares of the Company or any of its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its subsidiaries of any of their shares of capital stock;

       (vii) any amendment or change to the Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or any of its subsidiaries, except as necessary to effect the Stock Splits;

       (viii) any mortgage or pledge of any of the Company's or any of its subsidiaries' properties or assets or the incurrence of any security interest, encumbrance or lien of any kind (collectively, a "Lien"), except Permitted Liens. "Permitted Lien" means (A) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the Ordinary Course, (B) liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the Ordinary Course, (C) liens for Taxes and other governmental obligations; and (D) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, or operation of the specific assets to which they relate;

       (ix) any obligation or liability contractually incurred by the Company or one of its subsidiaries other than in the Ordinary Course or as contemplated by this Agreement or as specifically listed in the Company's capital expense schedule for the second half of 2000 attached hereto as Item 2.5(ix) (the "Capital Plan"), which obligation or liability exceeds $500,000; and

       (x) any damage, destruction or loss of any property or asset of the Company or any of its subsidiaries, which damage, destruction or loss has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Company.

   2.6 Absence of Undisclosed Liabilities.

   Neither the Company nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which are, individually or in the aggregate, of a nature required to be set forth or provided for on a balance sheet of the Company in accordance with GAAP other than (i) those set forth or adequately provided for in the balance sheet (the "Balance Sheet") included in the Financial Statements as of March 31, 2000,
(ii) those incurred in the Ordinary Course since the Balance Sheet Date, and
(iii) those incurred in connection with the execution and performance of this Agreement.

   2.7 Litigation.

   There is no private or governmental action, suit, proceeding, claim, arbitration or investigation (each an "Action") pending or, to the knowledge of the Company or any of its subsidiaries, threatened before any agency, court or tribunal, foreign or domestic, against the Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on the Company. As of the date hereof, there is no Order against the Company or any of its subsidiaries, or, to the knowledge of the Company or any of its subsidiaries, any of their respective directors or officers (in their capacities as such), that would reasonably be expected to have a Material Adverse Effect on the Company.

   2.8 Real Estate; Title to Property.

   The Company and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Balance Sheet or acquired after the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Liens, except (i) Permitted Liens, (ii) such imperfections of title, liens and easements as would not have a Material Adverse Effect on the Company, and (iii) liens securing debt which is reflected on the Balance Sheet. Item 2.8 of the Company Disclosure Schedule sets forth all real property owned, leased or otherwise used by the Company or GlobalCenter or any of their subsidiaries regardless of the party currently named as lessee or sublessee on the applicable agreement for such space, and such schedule shall include the addresses of such locations, the name and address of the landlords, if applicable, and any sublessors, if applicable.

   2.9 Intellectual Property.

     (a) For purposes of this Agreement, "Intellectual Property" means:

       (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

       (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

       (iii) all semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

       (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names
    (collectively, "Trademarks");

       (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data and proprietary processes;

       (v) all databases and all collected data and all rights therein throughout the world;

       (vii) all computer software, including all source code, object code firmware, development tools, files, records and data and all media on which any of the foregoing is recorded; and

       (viii) all URLs, Web addresses and domain names.

     (b) The Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all Intellectual Property, including without limitation, patents, trademarks, trade names, service marks, domain names, trade dress, copyrights, copyrightable works, mask works, hardware, discoveries, databases, systems, networks, documentation, drawings, research and development, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and proprietary information or material that are used in and material to the business of the Company or any of its subsidiaries as currently conducted.

     (c) With respect to each item of Intellectual Property incorporated into any product of Company or its subsidiaries or used in connection with any service offered or provided by Company or its subsidiaries or otherwise used in the business of Company or its subsidiaries (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $50,000 per copy or seat on standard, non-negotiated terms and conditions) ("Company Intellectual Property"),
  Item 2.9(b) of the Company Disclosure Letter lists as of the date of this
  Agreement:

       (i) all Patents, all registered Trademarks, and all registered Copyrights owned by the Company and its subsidiaries, including the jurisdictions in which each such intellectual property has been issued or registered or in which any application for such issuance and registration of a Patent, Trademark or Copyright has been filed.

       (ii) the following agreements relating to the products or service offerings or capabilities of Company and its subsidiaries, including products or service offerings or capabilities currently under development (collectively the "Company Services") or other Company Intellectual Property: all (A) agreements granting any right to distribute or sublicense any of the Company Services on any exclusive basis, (B) any exclusive licenses of intellectual property from Company or any of its subsidiaries, (C) joint development agreements not terminable within thirty (30) days by either party, and (D) any agreement by which Company or any of its subsidiaries grants any ownership right to any Company Intellectual Property owned by Company or any of its subsidiaries other than nonexclusive software licenses entered into with customers in the Ordinary Course.

     (d) As of the date of this Agreement the Company and its subsidiaries do not have any licenses, sublicenses and other agreements to which Company or any of its subsidiaries is a party and pursuant to which Company or any of its subsidiaries is authorized to use any Company Intellectual Property owned by any third party (except software or other Intellectual Property widely available through regular commercial distribution channels or software or other Intellectual Property that the Company or its subsidiaries could replace if its rights were terminated without incurring any additional costs material to the Company.) ("Third Party Intellectual Property").

     (e) To the knowledge of the Company, as of the date of this Agreement, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, including any Third Party
  Intellectual Property, by the Company or its subsidiaries or by any other third party.

     (f) Neither Company nor any of its subsidiaries is in breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

     (g) To the knowledge of the Company, neither Company nor any of its subsidiaries has infringed, misappropriated or made unlawful use of, is not currently infringing, misappropriating or making unlawful use of, and has not received any written notice or written communication alleging or relating to any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Patents, Copyrights or trade secrets owned or used by any third party. Without limiting the foregoing, to the knowledge of the Company the offering and sale of the Company Services by Company and its subsidiaries does not, the business of Company and its subsidiaries as conducted as of the date hereof does not, and Company's and its subsidiaries' use of patents, copyrights or trade secrets as of the date hereof does not, infringe or violate any Patents, Copyrights or trade secrets of any other person. There is no proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, nor has any written claim or demand been made against the Company or any of its subsidiaries, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property. As of the date hereof, neither Company nor any of its subsidiaries has brought a proceeding alleging infringement of Company Intellectual Property or breach of any license or agreement involving Patents, Copyrights or trade secrets against any third party.

     (h) All current, and, except as would not have a Material Adverse Effect on the Company Intellectual Property, former employees engaged in development of Company Services and products of Company or its subsidiaries ("Company Products") have executed and delivered to Company or one of its subsidiaries an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form) regarding the protection of proprietary information and the assignment to Company or GlobalCenter of any Intellectual Property arising from services performed for Company or its subsidiaries by such persons, the form of which has been supplied to Exodus. All current employees have executed and delivered to the Company or one of its subsidiaries a non-disclosure agreement, the form of which has been supplied to Exodus.

     (i) Company has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Company Intellectual Property (except such Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Company
  Intellectual Property owned by it as of the date of this Agreement.

     (j) Neither Company nor any subsidiary is subject to any proceeding or outstanding decree, order, judgment, or stipulation which is reasonably likely to affect the validity, use or enforceability of any Company Intellectual Property or restrict in any manner the use, transfer, or licensing thereof by Company or any subsidiary.

     (k) Except as set out in Item 2.9(k) to the Company Disclosure Letter or as set forth in GlobalCenter's standard master service agreement, Company and its subsidiaries have not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any exclusive right to reproduce, manufacture, sell, license, furnish or distribute any Company Services in any market segment or geographic location.

   2.10 Environmental Matters.

   As of the date hereof:

     (a) (i) The Company and its subsidiaries comply and have complied with all applicable Environmental Laws, and possess and comply with and have possessed and complied with all Environmental Permits, the failure to comply with which would have a Material Adverse Effect on the Company; (ii) there are and have been no Materials of Environmental Concern, or other conditions, at any property owned, operated, or otherwise used by the Company or any of its subsidiaries now or in the past, or at any other location, in circumstances that would reasonably be expected to result in a Material Adverse Effect on the Company.

     (b) For purposes of this Agreement, the terms below shall be defined as follows:

       (i) "Environmental Laws" shall mean any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirement of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

       (ii) "Environmental Permits" shall mean any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

       (iii) "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances defined as hazardous or toxic under any Environmental Law.

   2.11  Taxes.

     (a) Except to the extent indicated in Item 2.11, and except as would not have a Material Adverse Effect on the Company:

       (i) all Tax Returns that are required to be filed by or with respect to the Company and its subsidiaries through the Closing Date have been or will be duly and timely filed and are or will be accurate, complete and correct in all material respects;

       (ii) all Taxes of the Company and its subsidiaries which are due and payable have been paid in full, other than Taxes for which a reserve has been established on the Financial Statements in accordance with GAAP;

       (iii) there is no deficiency that has in writing been threatened, proposed or assessed or any dispute or claim concerning any liability with respect to Taxes of the Company or its subsidiaries that has been claimed or raised by any Tax Authority in writing;

       (iv) neither the Company nor any of its subsidiaries is now subject to a claim for the assessment of Taxes nor is the Company or any of its subsidiaries under examination by any Tax Authority;

       (v) no extensions, waivers of statutes of limitation, or consents to extend the period for assessment or collection have been given by or requested with respect to any Taxes or Tax Returns of the Company or its subsidiaries;

       (vi) there are no liens with respect to Taxes, other than liens for Taxes not yet due and payable;

       (vii) each of the Company and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and the Company and its subsidiaries have each complied with all reporting requirements with respect to such Taxes;

       (viii) neither the Company nor any of its subsidiaries has (x) any liability for the Taxes of any person (other than the Company and its subsidiaries or the members of the federal consolidated group of which Global Crossing NA is the common parent (the "Global Crossing NA Group")) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or (y) any liability for Taxes of any person (other than the Company or its subsidiaries) as a transferee or successor, or by contract (including under any Tax sharing or Tax allocation agreement); and

       (ix) the Company has not filed any elections under Section 341(f) of the Code.

     (b) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign). "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports that are required to be filed with any Tax Authority).

   2.12  Employee Benefit Plans.

     (a) Item 2.12 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, deferred compensation and all other employee benefit plans, agreements, programs, or policies (i) under which any current or former employee, director or consultant of the Company or any of its subsidiaries (the

  "Company Employees") has any current or future right to benefits or (ii) under which the Company or any of its subsidiaries has any current or future liability ("Company Plans") in excess of $200,000.

     (b) As of the Effective Time, with respect to each Company Plan that applies to Company Employees, the Company will have made available to Exodus a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument;
  (ii) the most recent determination letter; (iii) any summary plan description; and (iv) for the two most recent years (A) the Form 5500 and attached schedules and (B) audited financial statements.

     (c) Except as is not material to the Company and its subsidiaries, taken as a whole, (i) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other U.S. or foreign applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that is reasonably likely to cause the loss of such qualification; and (iii) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "Controlled Group" (within the meaning of Section 414(b), (c), (m) or (o) of the Code), to any tax, fine, lien, penalty or other liability imposed by ERISA (including Title IV thereof), the Code or other U.S. or foreign applicable laws, rules and regulations.

     (d) Except as disclosed on Item 2.12, no Company Plan exists that, as a result solely of the execution of this Agreement or the transaction contemplated by this Agreement, would result in the payment to any Company Employee of any money or other property or would result in the increase, acceleration or provision of any other rights or benefits to any Company Employee. Each individual who has a contractual agreement providing for a cash payment to such individual for an excise tax under Code Section 4999 (each, a "Contract Holder") is disclosed on Item 2.12 and each such individual will sign prior to Closing an Indemnification Agreement substantially in the form of Exhibit B attached hereto.

     (e) In the event a Company Plan that is a group medical, dental, vision or other health or welfare plan that is fully or partially self-funded is terminated, any stop-loss coverage relating to such plan will cover all claims of an individual covered by such Company Plan that are incurred on or prior to the date such Company Plan is terminated.

     (f) Other than as set forth on Item 2.18, no Company Employee is currently, or will be prior to the Merger, entitled to forgiveness of any debt owed to the Company.

   2.13 Labor Matters.

     (a) As of the date hereof, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract, and neither the Company nor any of its subsidiaries knows of any activities or proceedings of any labor union in connection with an attempt to organize any such employees. As of the date hereof, there is no labor strike, slowdown, work stoppage, lockout or other material labor controversy in effect or, to the Company's knowledge, threatened against the Company or any of its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Government agency relating to employees or employment practices.

     (b) Except as is not material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of the Company and their current title and/or job description and compensation is set forth on Item 2.13(a). Item 2.13(b) lists each employment contract and consulting agreement with the Company or any subsidiary of the Company that is currently in effect. Other than the Chief Executive Officer of the Company, whose employment contract has been assumed by Global Crossing Ltd. or a subsidiary not being acquired hereunder, neither the Company nor any of its subsidiaries has any employment contracts or consulting agreements (which do not include option agreements) currently in effect that are not terminable at will without penalty or payment of compensation (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All employees of the Company and its subsidiaries are legally permitted to be employed in the United States of America in their current job capacities and by the Company and its subsidiaries.

   2.14 Compliance With Laws.

   Except for noncompliance that would not result in a Material Adverse Effect on the Company, Company has complied in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Company or its subsidiaries or to the assets, properties and business thereof, including, without limitation: (a) all applicable federal and state securities laws and regulations except as disclosed in Item 2.14 to the Company Disclosure Letter,
(b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours and (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder and other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, (d) the Immigration Reform and Control Act and (e) all governmental and nongovernmental regulations related to the operation and use of the Internet. Except as disclosed in Item 2.14, Company has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted except where the failure to receive such permit or approval or make such filing would not have a Material Adverse Effect on Company.

   2.15 Brokers' and Finders' Fees.

   Neither the Company nor any of its subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except with respect to any advisor whose fees and expenses will be paid by Global Crossing NA.

   2.16 Board and Stockholder Approval.

   The Board of Directors of the Company has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholder and (iii) recommended that the sole stockholder of the Company approve this Agreement and the Merger. GCG, as sole stockholder of the Company, has approved this Agreement and the Merger by unanimous written consent and such consent has not been withdrawn.

   2.17 Information Supplied.

   None of the information supplied or to be supplied in writing by the Company or any of its subsidiaries specifically for inclusion or incorporation by reference in the proxy statement filed pursuant to SEC Regulation 14A in connection with the Merger (the "Exodus Proxy Statement") will, when submitted in the Exodus Proxy Statement to the SEC, when the Exodus Proxy Statement is first mailed or at the time of the Exodus Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   2.18 Agreements and Commitments.

   As of the date hereof, except as disclosed in Item 2.18 to the Company Disclosure Letter, neither Company nor any subsidiary is a party or subject to any agreement or contract of the following nature that is material to the
Company:

     (a) Any franchise agreement;

     (b) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person, excluding non-exclusive software licenses;

     (c) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Company or any of its subsidiaries incurred or made in the Ordinary Course, and except as disclosed in the GlobalCenter Financial Statements;

     (d) Any contract containing covenants purporting to limit Company's or any subsidiary's freedom to compete in any line of business, market or industry and/or in any geographic area;

     (e) Any material agreement entered into outside the Ordinary Course by Company or its subsidiaries to encumber, transfer or sell rights in or with respect to any material item of Company Intellectual Property, excluding non-exclusive software licenses;

     (f) Any agreement entered into after the Balance Sheet Date for the sale or lease of real or tangible personal property outside the Ordinary Course by the Company involving more than $500,000 per year; and

     (g) Any material agreement under which Company or its subsidiaries provide Internet data center and internet connectivity services that materially deviates from the GlobalCenter standard master service agreement (except for any agreements entered into in the Ordinary Course);

     (h) Any contract for the employment of any officer, employee or consultant of Company or any of its subsidiaries or any other type of contract or commitment with any officer, employee or consultant of Company or any of its subsidiaries, other than agreements with respect to Company Options, Global Crossing Assumed Options or Global Crossing Cancelled Options, that is not immediately terminable by Company or any of its subsidiaries without cost or other liability; or

     (i) any intercompany agreements to which the Company and any of Global Crossing Ltd. or its subsidiaries (other than the Company and its subsidiaries) are parties and which relate to research and development activities.

   Except as noted therein, to the Company's knowledge, all agreements, obligations and commitments disclosed in Item 2.18 to the Company Disclosure Letter are valid and in full force and effect, except where the failure to be such would not have a Material Adverse Effect on the Company. Except as noted in Item 2.18 of the Company Disclosure Letter, as of the date hereof, neither the Company nor to the Company's knowledge any other party is in breach of or default under any material term of any such agreement, obligation or commitment nor has such other party threatened such a breach or default. To the Company's knowledge, the Company is not a party to any contract or arrangement that would have a Material Adverse Effect on the Company.

   2.19 Warranties, Guarantees and Indemnities.

   Except as disclosed in Item 2.19 to the Company Disclosure Letter, or which individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company, the Company has not provided to its customers or any third parties (i) any warranties or guarantees regarding the Company Services; (ii) any rights to obtain refunds with respect to Company Services or (iii) any indemnities with respect to intellectual property infringement or Year 2000 compliance, except as provided in the current and predecessor versions of the Company's standard master service agreement, the current version of which is attached to Item 2.19.

   2.20 Title to and Condition and Sufficiency of GlobalCenter Group Assets.

   Except as set forth in Item 2.20 to the Company Disclosure Letter, the Company or its subsidiaries (the "Group") own or at the Closing will own all assets owned by Global Crossing Ltd. or any of its subsidiaries and used in the Group's business as currently conducted. Immediately after the Closing, all leases and subleases of real property or personal property from Global Crossing Ltd. to any member of the Group shall remain in effect in accordance with their respective terms in effect on the date of this Agreement.

   2.21 Customer Relationships.

   Except as disclosed in Item 2.21 to the Company Disclosure Letter, no customer accounting for more than five percent (5%) of the Company's revenues during the quarter ended June 30, 2000 has canceled or otherwise terminated its relationship with Company prior to the date of this Agreement or threatened in writing to do so.

   2.22 Disruptions.

   Except to the extent disclosed on Item 2.22 to the Company Disclosure Letter, there has not occurred any recurring, material disruptions to network operations, or any material delays in planned facility or network build out or construction activities, or any repeated, material performance failures by the Company, in any such case that have resulted in material, recurring customer complaints or recurring, material breaches of customer installation commitments, in each case with respect to the Company.

B. Representations and Warranties of GCG.

   2.23 Authority.

   GCG has all requisite corporate power and authority to enter into this Agreement, the Stockholder Agreement (the "Stockholder Agreement") and the Registration Rights Agreement (the "Registration Rights Agreement" and, together with the Stockholder Agreement, the "Ancillary Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GCG, except for the filing of the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware pursuant to Section 1.2. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by GCG and constitutes the valid and binding obligation of GCG enforceable against GCG in accordance with its terms. The execution and delivery of this Agreement and the Ancillary Agreements by GCG does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the Certificate of Incorporation or Bylaws of GCG, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise or license to which GCG is a party, or (iii) any Order binding on GCG or any of its properties or assets, which conflict, violation, default, termination, cancellation, acceleration would have a Material Adverse Effect on GCG or would materially adversely effect the ability of GCG to perform its obligations under this Agreement.

   2.24 Accredited Investor; Investment Intent.

   GCG is an "accredited investor" as such term in defined in Regulation D promulgated under the Securities Act. GCG is aware that none of the shares of Exodus Common Stock to be received by GCG in the Merger are registered under the Securities Act or under any state securities laws. GCG is not an "underwriter," as such term is defined under the Securities Act, with respect to such shares of Exodus Common Stock and GCG is acquiring the shares of Exodus Common Stock pursuant to the Merger Agreement solely for its own account for investment purposes, with no present intention to distribute any such shares of Exodus Common Stock to any person, and will not sell or otherwise dispose of shares of Exodus Common Stock except in compliance with the registration requirements, or in transactions exempt from the registration requirements, of the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

C. Representations and Warranties of Global Crossing NA.

   2.25 Global Crossing NA Authority.

   Global Crossing NA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Global Crossing NA, except for the filing of the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware pursuant to Section 1.2. This Agreement has been duly executed and delivered by Global Crossing NA and constitutes the valid and binding obligation of Global Crossing NA enforceable against Global Crossing NA in accordance with its terms. The execution and delivery of this Agreement by Global Crossing NA does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the Certificate of Incorporation or Bylaws or other charter documents of Global Crossing NA or Global Crossing Ltd. respectively, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, franchise or license to which Global Crossing NA or Global Crossing Ltd. is a party, or (iii) any Order binding on Global Crossing NA or Global Crossing Ltd. or any of their properties or assets, which conflict, violation, default, termination, cancellation, acceleration would have a Material Adverse Effect on Global Crossing NA or Global Crossing Ltd. or would materially adversely effect the ability of Global Crossing NA to perform its obligations under this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF EXODUS

   Exodus represents and warrants to the Company as follows:

   3.1 Organization, Standing and Power.

   Exodus is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and each of its subsidiaries is in good standing under the laws of its jurisdiction of organization. Exodus and each of its subsidiaries has the corporate power to own its properties and to carry on its respective business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Exodus. Exodus is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Exodus Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Exodus Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Exodus Merger Sub. Exodus Merger Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

   3.2 Capital Structure.

   The authorized capital stock of Exodus consists of 1,500,000,000 shares of Exodus Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Exodus Preferred Stock"), of which there were issued and outstanding as of the close of business on September 22, 2000, 421,654,138 shares of Exodus Common Stock, and no shares of Exodus Preferred Stock. The shares of Exodus Common Stock to be issued in the Merger in exchange for Company Common Stock or upon the exercise of the assumed Company Options and the Global Crossing Assumed Options and the New Exodus Options will be duly authorized, validly issued, fully paid, and non-assessable. Except for issued and outstanding warrants to purchase an aggregate total of 346,664 shares of Exodus Common Stock (the "Exodus Warrants"), there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than pursuant to the exercise of options outstanding as of such date under Exodus's existing employee stock option plans. As of September 22, 2000, 84,006,007 shares are subject to outstanding, unexercised Exodus Options and 29,812,479 shares are available for issuance under the Exodus Stock Option Plans. Except for (i) the rights created pursuant to this Agreement,
(ii) outstanding Exodus Options, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Exodus is a party or by which it is bound obligating Exodus to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Exodus or obligating Exodus to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement; and
(iii) outstanding Exodus Warrants.

   3.3 Authority.

     (a) Exodus has all requisite corporate power and authority to enter into this Agreement and the Stockholder Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholder Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Exodus, other than the approval of the issuance of shares of Exodus Common Stock in the Merger by Exodus stockholders at the Exodus Stockholders Meeting. This Agreement has been duly executed and delivered by Exodus and constitutes the valid and binding obligation of Exodus enforceable against Exodus in accordance with its terms. Except as set forth on Item 3.3 to the disclosure letter delivered by Exodus to the Company concurrently with the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Exodus Disclosure Letter"), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (A) any provision of the Certificate of Incorporation or Bylaws of Exodus, as amended, (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Exodus or any of its subsidiaries is a party, or (C) any Order binding on Exodus or its subsidiaries or their respective properties or assets, which conflict, violation, default termination, cancellation or acceleration would have a Material Adverse Effect on Exodus. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Exodus Parties in connection with the execution and delivery of this Agreement by the Exodus Parties or the consummation by the Exodus Parties of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within fifteen (15) days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under HSR, (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Exodus Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the Company Options and Global Crossing Assumed Options assumed by Exodus and, if necessary, upon exercise of the New Exodus Options, and a Form 10-C, (vi) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Exodus Common Stock issuable pursuant to outstanding Company Options and Global Crossing Assumed Options assumed by Exodus and, if necessary, pursuant to the New Exodus Options,
  (vii) the filing with, and the clearance by the SEC of, the Exodus Proxy Statement relating to the proposal that the Exodus stockholders approve the issuance of shares of Exodus Common Stock in the Merger and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Exodus and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

     (b) Exodus Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Exodus Merger Sub. This Agreement has been duly executed and delivered by Exodus Merger Sub and constitutes the valid and binding obligation of Exodus Merger Sub enforceable against Exodus Merger Sub in accordance with its terms.

   3.4 SEC Documents; Financial Statements.

     (a) Exodus has filed all required reports, registration statements (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities
  Act), definitive proxy statements, schedules, forms, statements and other documents required to be filed with the SEC by Exodus since December 31, 1997 (collectively, including all exhibits thereto, the "Exodus SEC Documents"). In addition, Exodus has made available to the Company all Exodus SEC Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional Exodus SEC Documents filed prior to the Effective Time. As of their respective filing dates (and, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), Exodus SEC Documents complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act and the rules and regulations promulgated thereunder. As of their respective filing dates (and, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), none of Exodus SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     (b) Certain of the Exodus SEC Documents include audited financial statements for Exodus as at and for the twelve-month periods ended December 31, 1999, 1998 and 1997 and unaudited financial statements for Exodus at and for the three month period ended June 30, 2000 (collectively, the "Exodus Financial Statements"). The Exodus Financial Statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Exodus Financial Statements fairly present, in all material respects, the financial position and results of operations and cashflows of Exodus as of the dates, and for the periods, indicated therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments.

   3.5 Board and Stockholder Approvals.

   The Boards of Directors of Exodus and Exodus Merger Sub and Exodus, as the sole stockholder of Exodus Merger Sub, have approved this Agreement and the Merger and each of the other transactions and agreements contemplated hereby and have resolved to recommend that the stockholders of Exodus approve the issuance of shares of Exodus Common Stock in the Merger.

   3.6 Absence of Certain Changes.

   Except as set forth on Item 3.6 to Exodus Disclosure Letter, from June 30, 2000 to the date of this Agreement in the case of clause (a) below and to the date of this Agreement and to the Closing Date in the case of all clauses except clause (a) below, Exodus and each of its subsidiaries have conducted their respective businesses in the Ordinary Course consistent with past practice and there has not occurred:

     (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect with respect to Exodus;

     (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Exodus or any of its subsidiaries or any revaluation by Exodus or any of its subsidiaries of any of its material assets;

     (c) any declaration, setting side, or payment of a dividend or other distribution with respect to the shares of Exodus, or any direct or indirect redemption, purchase or other acquisition by Exodus of any of its shares of capital stock;

     (d) any amendment or change to the Certificate of Incorporation or Bylaws of Exodus; or

     (e) any mortgage or pledge of any of the properties or assets or Exodus or any of its subsidiaries or the incurrence of any security interest, encumbrance or lien of any kind (collectively, a "Lien"), except Liens that have not resulted in, or that would not reasonably be expected to result in, a Material Adverse Effect on Exodus.

   3.7 Absence of Undisclosed Liabilities.

   Neither Exodus nor any of its subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which are, individually or in the aggregate, of a nature required to be set forth or provided for on its balance sheet in accordance with GAAP other than (i) those set forth or adequately provided for in the balance sheet included in Exodus SEC Documents as of June 30, 2000, (ii) those incurred in the Ordinary Course since the date of such balance sheet, and (iii) those incurred in connection with the execution and performance of this Agreement.

   3.8 Litigation.

   There is no Action pending or, to the knowledge of Exodus, threatened before any agency, court or tribunal, foreign or domestic, against Exodus or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on Exodus. As of the date hereof, there is no Order against Exodus or any of its subsidiaries, or, to the knowledge of Exodus, any of their respective directors or officers (in their capacities as such), that would reasonably be expected to have a Material Adverse Effect on Exodus.

   3.9 Compliance With Laws.

   Exodus and each of its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Exodus.

   3.10 Brokers' and Finders' Fees.

   Exodus has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except with respect to Thomas Weisel Partners, Goldman, Sachs & Co. Inc. and Donaldson, Lufkin & Jenrette whose fees will be paid by Exodus.

   3.11 Taxes.

   Except to the extent indicated in Item 3.11, and except as would not have a Material Adverse Effect on Exodus:

     (a) all Tax Returns that are required to be filed by or with respect to Exodus and its subsidiaries through the Closing Date have been or will be duly and timely filed and are or will be accurate, complete and correct in all material respects;

     (b) all Taxes of Exodus and its subsidiaries which are due and payable have been paid in full, other than Taxes for which a reserve has been established on the Exodus Financial Statements in accordance with GAAP;

     (c) there is no deficiency that has in writing been threatened, proposed or assessed or any dispute or claim concerning any liability with respect to Taxes of Exodus or its subsidiaries that has been claimed or raised by any Tax Authority in writing;

     (d) neither Exodus nor any of its subsidiaries is now subject to a claim for the assessment of Taxes nor is Exodus or any of its subsidiaries under examination by any Tax Authority;

     (e) no extensions, waivers of statutes of limitation or consents to extend the period for assessment or collection have been given by or requested with respect to any Taxes or Tax Returns of Exodus or its subsidiaries;

     (f) there are no liens with respect to Taxes, other than liens for Taxes not yet due and payable;

     (g) each of Exodus and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and Exodus and its subsidiaries have each complied with all reporting requirements with respect to such Taxes;

     (h) neither Exodus nor any of its subsidiaries has (x) any liability for the Taxes of any person (other than Exodus and its subsidiaries or the members of the federal consolidated group of which Exodus is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or (y) any liability for Taxes of any person (other than Exodus or its subsidiaries) as a transferee or successor, or by contract (including, without limitation, under any Tax sharing or Tax allocation agreement); and

     (i) Exodus has not filed any elections under Section 341(f) of the Code.

   3.12 Board Approval; Section 203 of the DGCL.

     (a) In accordance with Section 203 of the DGCL ("Section 203"), the Board of Directors of Exodus has, prior to the execution hereof, approved
  (i) the execution and delivery by Exodus of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (ii) any transaction that results in any "affiliate" (as defined in Section 203) or "associate" (as defined in Section 203) of Global Crossing NA becoming an "interested stockholder" (as defined in Section 203) by virtue of Global Crossing NA or its affiliate or associate owning any shares of Exodus acquired pursuant to this Agreement or acquired after the Closing in compliance with the Stockholders Agreement. Accordingly, the ownership by Global Crossing NA, its affiliates and its associates of shares of Exodus acquired pursuant to this Agreement or after the Closing in compliance with the Stockholders Agreement will not result in the provisions of Section 203 applicable to a "business combination" (as defined in Section 203) between such persons (or their affiliates or associates) and the Company. No state takeover statute or similar statute or regulation of the State of Delaware or of any other state or jurisdiction applies to this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby and no provision of the certificate of incorporation, by-laws or other governing instruments of Exodus would, directly or indirectly, restrict or impair the ability of GCG to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of Exodus that may be acquired or controlled by GCG or permit any stockholder to acquire securities of Exodus or the Surviving Corporation on a basis not available to GCG in the event that GCG was to acquire securities of Exodus.

     (b) The Board of Directors of Exodus will have, prior to the Closing, adopted Amendment No. 2 to the Exodus Rights Agreement in substantially the form set forth as Exhibit D hereto so that the provisions of the Rights Agreement will not be triggered by the acquisition by Global Crossing NA or its affiliates or associates of shares of Exodus pursuant to this Agreement or after the Closing in compliance with the Stockholders Agreement.

   3.13 Opinion of Financial Advisor.

   Exodus has received the opinion of Goldman, Sachs & Co. Inc. and Donaldson, Lufkin & Jenrette, dated the date of this Agreement, to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to Exodus.

   3.14 Required Exodus Vote.

   The affirmative approval by vote of a majority of the shares of Exodus Common Stock voting at a meeting at which a quorum is present, is the only vote of the holders of any class or series of Exodus securities necessary to approve the Merger and the other transactions contemplated hereby.

   3.15 Exodus Proxy Statement.

   The Exodus Proxy Statement will not, on the date it is filed with the SEC or first mailed to the Exodus stockholders, or at the time of the Exodus Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Exodus Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 3.15, no representation or warranty is made by Exodus with respect to statements made or incorporated by reference in the Exodus Proxy Statement based on information supplied by the Company Parties in writing specifically for inclusion or incorporation by reference therein.

   3.16 No Business Activities.

   Exodus Merger Sub has not conducted any activities other than in connection with the organization of Exodus Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Exodus Merger Sub has no subsidiaries.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of the Company and Exodus.

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and Exodus agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party, such consent not to unreasonably be withheld or delayed), to carry on their respective businesses and the businesses of their respective subsidiaries in the Ordinary Course consistent with past practice, as modified by the business strategies described in the GlobalCenter Proxy Statement (in the case of the Company) or the Exodus SEC Documents (in the case of Exodus) without regard to the size of a particular transaction, and to use all reasonable efforts consistent with past practice and policies to preserve intact their respective present business organizations, keep available the services of their respective present officers and key employees and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, in order to preserve their respective goodwill and ongoing business; provided, however, that nothing in this Section 4.1 shall restrict Exodus from engaging in transactions complying with Sections 4.9 or 5.7.

   4.2 Restriction on Conduct of Business of the Company.

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in Item 4.2 of the Company Disclosure Letter or as expressly provided for in this Agreement, neither the Company nor any of its subsidiaries shall do, cause or permit any of the following, without the prior written consent of Exodus, which consent will not be unreasonably withheld or delayed:

     (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, except as necessary to increase the authorized capitalization of the Company and GlobalCenter and to effect the Stock Splits;

     (b) Dividends; Changes in Capital Stock. Except as necessary to effect the Stock Splits, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants to the extent permitted or required in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

     (c) Stock Option Plans, Etc. Waive any stock repurchase rights, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans (other than pursuant to existing stock option grants) or authorize cash payments in exchange for any options or other rights granted under any of such plans;

     (d) Issuance of Securities. Issue, deliver, pledge or sell or authorize or propose the issuance, delivery, pledge or sale of, or purchase or propose the purchase of, directly or through action of Global Crossing Ltd. or any direct or indirect subsidiary thereof, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights therefor disclosed in Item 2.2 or Item 5.9 to the Company Disclosure Letter as outstanding as of the date of this Agreement or issued after the date hereof in compliance with the terms hereof including Section 4.2(c) hereof and (ii) the issuance of up to an aggregate of 250,000 additional Global Crossing Cancelled Options to future employees of the Company;

     (e) Exclusive Rights. (A) Enter into or amend any agreements pursuant to which any other party is granted (i) exclusive marketing or other material exclusive rights of any type or scope with respect to any of its material products or technology or with respect to any market segment or geographic area; (ii) enter into any agreement of the type described in Section 2.9(c)(ii); or (B) enter into any noncompetition, nonsolicitation or similar agreement materially restricting the rights of the Company or its subsidiaries;

     (f) Dispositions. Sell, lease, license, contractually encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Company's and its subsidiaries' business, taken as a whole except for (i) sales of products and services in the Ordinary Course; or (ii) sales of obsolete or unused equipment or other assets;

     (g) Indebtedness. Incur any indebtedness for borrowed money in excess of $500,000 or guarantee any such indebtedness or issue or sell any debt securities in excess of $500,000 or guarantee any debt securities of others or options, warrants, calls or other rights to acquire any debt securities of other parties; provided, that no such indebtedness or debt securities shall remain outstanding after the Closing;

     (h) Insurance. Materially reduce the aggregate amount of insurance coverage provided by existing insurance policies;

     (i) Employee Benefit Plans. Other than as permitted in Section 4.2(d) above, (x) increase or accelerate the compensation or fringe benefits of any current or former director or employee of the Company (except for increases in salary or wages in the Ordinary Course consistent with past practice), (y) grant any severance or termination pay to any current or former director or employee of the Company except in accordance with existing severance policies or other agreements or (z) except in accordance with agreements in effect on the date hereof, and except as expressly contemplated by this Agreement establish, adopt, enter into, amend, terminate or accelerate any Company Option, Global Crossing Assumed Option, Global Crossing Canceled Option, Company Plan or any plan, agreement, program, policy, trust, or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement;

     (j) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any material business or any corporation, partnership, association or other business organization or division thereof;

     (k) Joint Ventures. Enter into, materially amend or terminate any material joint venture agreements;

     (l) Tax Agreements. Enter into any tax sharing or tax allocation agreements or engage in any tax restructuring transactions or other transactions designed primarily for tax purposes;

     (m) Joint Development Agreements. Enter into any material joint development agreements that are not terminable on thirty (30) days notice by either party or that give third parties joint or exclusive ownership of Company Intellectual Property

     (n) Material Contracts. Modify, amend or terminate any contract to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect on the Company, or enter into any material contract having terms that are not in the Ordinary Course and consistent with past practice;

     (o) Accounting Practices. Materially revalue any of the assets of the Company or its subsidiaries or, except as required by GAAP, make any change in accounting methods, principles or practices; and

     (p) Other. Agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through (o) above.

   4.3 Restriction on Conduct of Business of Exodus.

   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in Item 4.3 of the Exodus Disclosure Letter, or as expressly provided for in this Agreement, Exodus and its subsidiaries shall not do, or cause or permit any of the following, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

     (a) Carter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue (except a stock split, combination or reclassification for which the Exchange Ratio would be adjusted as provided in Section 1.6(d)) or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants to the extent required in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

     (c) Exodus Rights Agreement. Effect or attempt or propose to effect any amendment to the Exodus Rights Agreement in a manner adverse to Global Crossing NA, GCG or the Company (except for an exclusion of such parties from the definition of the term "Person" so long as they collectively beneficially own no more than the Designated Global Crossing Percentage (as defined in Amendment No. 2 to the Exodus Rights Agreement) of Exodus's outstanding common stock ); and

     (d) Other. Agree in writing or otherwise to take any of the actions described in Sections 4.3(a) through (c) above.

   4.4 Capital Expenditures; Working Capital. During the period from the date hereof through the Closing Date, Global Crossing NA will make on behalf of the Company, or will cause the Company to make, all capital expenditures required by the Company to continue Company operations as presently conducted on the date hereof and as planned to be conducted through the Closing Date, including without limitation those capital expenditures set forth in the Capital Plan. Any material deviations from the Capital Plan or any material changes in the Capital Plan, or any material failure to make expenditures required by the preceding sentence, must be approved by Exodus. Prior to the Closing Date, Global Crossing NA shall (i) fund, or cause to be funded, to the extent not funded by the Company's cash receipts, the operations of the Company and its subsidiaries (including capital expenditures pursuant to the Capital Plan) from the date of this Agreement to the Closing Date in the Ordinary Course and (ii) cause the Company to, and the Company shall, pay its payables, collect its receivables, and otherwise manage its working capital accounts, in the Ordinary Course and consistent with past practice. In the event that non-cash working capital of the Company is negative immediately prior to the Effective Time, Global Crossing NA shall contribute to Company sufficient cash to eliminate such negative working capital account balance as of the Closing. After Closing the parties will determine the amount of any positive working capital balance of the Company as of the Effective Time ("Positive WC Amount"). On the first anniversary of the Closing, Exodus shall pay to Global Crossing NA any Positive WC Amount. In addition, if at Closing the Company has not spent the full amount of its Capital Plan during the period covered thereby, Global Crossing NA shall also pay Exodus at Closing the difference between the amount of capital expenditures during such period and the Capital Plan amount for the indicated period. Conversely, if at Closing the Company has spent more than the full amount of its Capital Plan during the period covered thereby, Exodus shall pay to Global Crossing NA at Closing the excess of such capital expenditures for the indicated period over the Capital Plan amount. If during any calendar month prior to Closing the Company fails to spend the full amount specified in its Capital Plan for such month, then Global Crossing NA or the Company shall notify Exodus in writing of such shortfall, the amount thereof, and the reasons therefore. In the event that the Closing does not occur by December 31, 2000, the Company shall deliver to Exodus by that date the Company's capital expenditure plan for the three month period ended March 31, 2001, and references above to the "Capital Plan" shall apply to this additional capital plan as well.

   4.5 Leases.

   The Company shall confer with Exodus before the Company or any of its subsidiaries enters into any lease in which the landlord does not provide representations and warranties relating to environmental matters or in which the landlord does not indemnify the Company and its subsidiaries against environmental liabilities.

   4.6 Disclosures.

   Prior to Closing, the Company will provide Exodus with (i) a list of any material agreements with respect to software, hardware, network and technology infrastructure, bandwidth and connectivity used in the Company or its subsidiaries' business as currently conducted which, if terminated, could have a Material Adverse Effect on the Company and (ii) a list of any royalties, fees or other payments payable by the Company or its subsidiaries to any Person by reason of the ownership, use, sale or disposition of any Company Intellectual Property.

   4.7 Extinguishments of Debt; No Cash.

   Global Crossing NA shall cause all intercompany and third party indebtedness of the Company and its subsidiaries for borrowed money (excluding trade payables, lease obligations and similar obligations) or guarantees by the Company or any of its subsidiaries of any third party indebtedness to be settled or otherwise terminated on or prior to the Closing Date and shall cause the assets of the Company and its subsidiaries to be released from any such indebtedness. The Company shall not be required to have any cash at Closing except as provided in Section 4.4.

   4.8 Assumption of Lease Guarantees.

   Exodus shall assume, as of the Closing Date, all guarantees by Global Crossing NA or one of its affiliates of the Company's and its subsidiaries' performance relating to leases to which the Company or any of its subsidiaries are a party.

   4.9. Exodus Acquisitions.

   Without the prior written consent of the Company, prior to the Effective Time, Exodus shall not acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other means, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof (excluding only for purposes of clause (a) below purchases or other transactions of less than $750 million in value), or agree to any such transaction (each, an "Exodus Acquisition"), unless (a) any filing in respect of such Exodus Acquisition under HSR is made after the earlier of (x) the expiration or termination of all waiting periods under HSR applicable to the Merger and (y) the 40th day after the date of this Agreement (the "HSR Exclusivity Period"), provided that if Exodus does not file its notification and report form under HSR with respect to the transactions contemplated by the Agreement within ten (10) days after the date of this Agreement, then the HSR Exclusivity Period will be extended on a day for day basis for each day after such first ten days until the day Exodus files such notification request form (provided, that the HSR Exclusivity Period will not be so extended to the extent that the failure to file on any day is due to Global Crossing Ltd. not being prepared to file), (b) to the extent the approval of an Exodus Acquisition requires the approval of Exodus' stockholders, the stockholder vote for such transaction is not held any earlier than (but it may be held on the same day and at the same stockholder meeting as) the stockholder meeting to approve the Merger; and (c) such Exodus Acquisition is not conditioned on (nor does it require) (x) the cancellation, termination, abandonment or modification of the Merger or any of the other transactions contemplated by the Ancillary Agreements or the Commercial Agreements (as defined in Section 6.1(d)), (y) the Exodus Board recommending against the approval of issuance of shares in the Merger, or (z) the Exodus stockholders voting against approval of the Merger. Notwithstanding the first sentence hereof, if requested by Exodus, the Company will in good faith discuss permitting Exodus to make an HSR filing in respect of any other business combination prior to the date Exodus would otherwise be permitted to make such filing pursuant to this Section 4.9.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Proxy Statement.

   As promptly as practicable after the execution of this Agreement, Exodus shall prepare, with the cooperation of the Company, the Exodus Proxy Statement. Exodus shall use its best efforts to file the Exodus Proxy Statement with the SEC as soon as practicable after the date on which the Company provides audited financial statements of the Company for inclusion in the Exodus Proxy Statement and shall use its best efforts to clear all SEC comments and mail the Exodus Proxy Statement to all stockholders of Exodus entitled to receive such notice under Delaware Law as promptly as possible thereafter. Whenever any event occurs with respect to the Company or Exodus that is required to be set forth in an amendment or supplement to the Exodus Proxy Statement, the applicable party shall promptly inform the other party of such occurrence and cooperate in mailing to stockholders of Exodus such amendment or supplement. The Exodus Proxy Statement shall include the recommendation of the Board of Directors of Exodus that the Exodus stockholders vote in favor of the issuance of shares of Exodus Common Stock in the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair to the stockholders of Exodus (the "Recommendation"), along with a copy of the written opinion referred to in Section 3.13; provided, however, that nothing in this Agreement shall prevent the Board of Directors of Exodus from withholding, withdrawing, amending or modifying the Recommendation if (i) Exodus receives an unsolicited, bona fide Third Party Acquisition Proposal (as defined in Section 5.7(b)) that is conditioned on (or requires) the cancellation, termination, abandonment or modification of the Merger or any of the other transactions contemplated by the Ancillary Agreements or the Commercial Agreements (an "Exodus Acquisition Offer") and such Exodus Acquisition Offer is not withdrawn, (ii) Exodus shall have provided written notice to the Company advising the Company that Exodus has received an Exodus Acquisition Offer, specifying all of the material terms and conditions of such an Exodus Acquisition Offer and identifying the person or entity making such Exodus Acquisition Offer, (iii) the Board of Directors of Exodus concludes in good faith, after consultation with its outside legal counsel and a financial advisor of national standing, that, in light of such Exodus Acquisition Offer, the withholding, withdrawal, amendment or modification of the Recommendation is required in order for the Board of Directors of Exodus to comply with its fiduciary obligations to Exodus' stockholders under applicable law. Except as provided in the immediately preceding sentence the Board of Directors of Exodus will not withhold, withdraw, amend or modify the Recommendation (a "Withdrawal of Recommendation"). Anything to the contrary contained herein notwithstanding, Exodus shall not include in the Exodus Proxy Statement any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion (such approval not to be unreasonably withheld or delayed).

   5.2 Meeting of Stockholders.

   Exodus shall promptly after the date hereof take all action necessary in accordance with Delaware Law, Nasdaq rules and its Certificate of Incorporation and Bylaws to convene a meeting of the stockholders of Exodus for the purpose of approving the issuance of shares of Exodus Common Stock in the Merger (referred to as the "Exodus Stockholders Meeting") as soon as practicable after the date that the Exodus Proxy Statement shall be cleared by the SEC for mailing to the stockholders of Exodus. Exodus shall consult with the Company regarding the date of or any postponements or adjournments of the Exodus Stockholders Meeting and, except as provided in the next sentence, shall not postpone or adjourn Exodus Stockholders Meeting without the consent of the Company. Notwithstanding the foregoing two sentences, Exodus may adjourn or postpone the Exodus Stockholders Meeting (i) to the extent necessary to ensure that any amendment or supplement to the Exodus Proxy Statement required under the Securities Act due to developments following the initial mailing thereof is provided to Exodus stockholders in advance of a vote on the Merger (in which case the Exodus Stockholders Meeting shall be held on the next legally permissible business day, but in no event more than ten (10) business days after the originally scheduled date) or (ii) if, as of the originally scheduled date and time for the Exodus Stockholders Meeting (as set forth in the Exodus Proxy Statement), there are insufficient shares of Exodus Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Exodus Stockholders Meeting (in which case the Exodus Stockholders Meeting shall be adjourned until such quorum is available, but in no event more than ten (10) business days after the originally scheduled date). Exodus's obligation to call, give notice of, convene and hold the Exodus Stockholders Meeting in accordance with this
Section 5.2 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Exodus of any Third Party Acquisition Proposal (as defined in Section 5.7(b)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Exodus with respect to the Merger. Exodus shall use its best efforts to solicit from stockholders of Exodus proxies in favor of the issuance of share of Exodus Common Stock in the Merger and shall, subject to the Exodus board's fiduciary duty, take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

   5.3 Access to Information.

     (a) The Company shall afford Exodus and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company's and its subsidiaries properties, books, contracts, commitments and records material to the business of the Company and its subsidiaries, and (ii) all other information material to the business, properties, personnel of the Company and its subsidiaries as Exodus may reasonably request. The Company agrees to provide to Exodus and its accountants, counsel and other representatives copies of material internal financial statements promptly upon request.

     (b) Exodus shall afford the Company and its accountants, counsel and other representatives access that is reasonable under the circumstances during normal business hours during the period prior to the Effective Time to (i) all of the Exodus's and its subsidiaries' properties, books, contracts, commitments and records material to the business of Exodus and its subsidiaries, and (ii) all other information material to the business, properties, personnel of Exodus as the Company may reasonably request. Exodus agrees to provide to the Company and its accountants, counsel and other representatives copies of material internal financial statements promptly upon request.

     (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.4 Confidentiality.

   The parties acknowledge that Exodus and the Company have previously executed reciprocal non-disclosure agreements dated June 30, 2000 (the "Confidentiality Agreements"), which Confidentiality Agreements shall continue in full force and effect in accordance with their respective terms, except that the terms of the "standstill" agreements contained in each such Confidentiality Agreement shall terminate at Closing.

   5.5 Public Disclosure.

   The Company Parties, on the one hand, and Exodus Parties, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases or making any public statements relating to this Agreement or the Merger or any other transaction in which the other party is engaged. The parties will provide each other the opportunity to review and comment upon any proposed press release or public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or public statements prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

   5.6 Consents; Cooperation.

     (a) Each of Exodus and the Company shall as soon as practicable after the date of this Agreement, apply for or otherwise seek, and use its best efforts, subject to Section 5.6(b), to obtain, all consents and approvals required to be obtained by it as a condition to the Closing of the Merger under HSR and other Antitrust Laws (as defined below). The Company, in conjunction with and as reasonably requested by Exodus, shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts set forth on Item 2.3 to the Company Disclosure Letter in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other Antitrust Laws.

     (b) Each of Exodus and the Company shall use best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the competition laws of the European Union, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Exodus and the Company shall cooperate and use best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Exodus and the Company decide that litigation is not in their respective best interests. Each of Exodus and the Company shall use best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

     (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b),
  (i) Exodus shall not be required to (A) take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Exodus or the Surviving Corporation after the Effective Time or to (B) divest any of its or its subsidiaries' businesses, product lines or assets, and (ii) the Company may not agree to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation without the consent of Exodus.

   5.7. No Solicitation.

     (a) Without the prior written consent of the Company, prior to the Exodus Stockholders Meeting (as defined), neither Exodus nor any of its affiliates shall, nor shall Exodus or any of its affiliates authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, knowingly solicit or knowingly initiate discussions or negotiations with or provide any non-public information to any person or group concerning any Third Party Acquisition Proposal; provided, however, that Exodus may, in response to a Third Party Acquisition Proposal that was not solicited or initiated by Exodus, (i) furnish information to any such person only pursuant to a confidentiality agreement substantially in the same form as was executed by GlobalCenter prior to the execution of this Agreement, and/or (ii) participate in discussions and negotiations regarding such proposal or offer; provided, further, that nothing herein shall prevent the Board of Directors of Exodus from taking and disclosing to Exodus stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. Exodus shall promptly (i) notify the Company in the event Exodus or any of its subsidiaries or other affiliates or any of their respective officers, directors, employees and agents receives any Third Party Acquisition Proposal and (ii) from time to time, provide the Company such information and documents with respect to such Third Party

  Acquisition Proposal as shall be necessary to enable the Company to fully understand the potential impact of such Third Party Acquisition Proposal on the timing and certainty of the Closing (if any such impact would be reasonably likely if Exodus were to agree to or consummate such Third Party Acquisition Proposal), provided that the Company agrees to keep such information confidential in accordance with the terms of the Confidentiality Agreements. Exodus will request that the party making the Third Party Acquisition Proposal publicly support the Merger and not require the cancellation, termination, abandonment or modification of the Merger or any of the other transactions contemplated by the Ancillary Agreements or the Commercial Agreements, but neither Exodus nor such third party shall have any liability if the third party refuses to abide by such request or acts contrary to it.

     (b) For the purposes of this Agreement, "Third Party Acquisition Proposal" means any proposal or offer with respect to: (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Exodus and any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) (a "Third Party"), except if the shares of Exodus Common Stock outstanding immediately prior to such transaction (and any related transactions) will represent a majority of the voting power of the outstanding securities of the resulting or surviving corporation or the parent thereof (in which event such transaction will be deemed to be an Exodus Acquisition and be subject to Section 4.9, except as otherwise therein provided); (ii) the acquisition by a Third Party of any material portion (which shall include thirty percent (30%) or more) of the assets of Exodus and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of securities of Exodus that would result in any person (or the stockholders of such person) beneficially owning securities representing thirty percent (30%) of the voting power of Exodus (or the parent entity in such transaction) other than in connection with a transaction described in clause (i) above without reference to the exception therefrom; (iv) the adoption by Exodus of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by Exodus or any of its subsidiaries of more than twenty percent (20%) of the outstanding shares of Exodus Common Stock. As used herein, the term "Third Party Acquisition" means any event described in clause (i), (ii) or (iii) of the definition of "Third Party Acquisition Proposal".

   5.8 Exodus Board.

   Exodus shall take all actions, as required by the Stockholder Agreement, to appoint at Closing one (1) member to its Board of Directors designated by Global Crossing NA. The person designated by Global Crossing NA will be subject to the approval of the Board of Directors of Exodus and of the governance or other nominating committee thereof, which approval will not be withheld unless, based on advice of counsel, such approval would be inconsistent with the fiduciary duties of the members of the Board.

   5.9 Assumption of Options.

     (a) At the Effective Time, each Company Option and Global Crossing Assumed Option will be assumed by Exodus. Item 5.9 hereto sets forth a true and complete list as of the date hereof of all holders of the Company Options and Global Crossing Assumed Options, including the number of shares of Company Common Stock subject to each such Company Option or, with respect to the Global Crossing Assumed Options, the number of shares of Global Crossing Ltd. stock (and deemed number of shares of Company Common Stock) subject to each such option, whether the option holder is an employee of the Company, an employee of one of the Company Parties other than the Company or a consultant to the Company, the exercise or vesting schedule, acceleration provisions, the exercise price per share and the term of each such Company Option or Global Crossing Assumed Option. On the Closing Date, the Company shall deliver to Exodus an updated Item 5.9, current as of such date. Each Company Option and Global Crossing Assumed Option so assumed by Exodus under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that:

       (i) with respect to Company Options, (1) each Company Option will be exercisable for that number of whole shares of Exodus Common Stock equal to the product of (A) the number of shares of Company Common Stock subject to such Company Option multiplied by
    (B) the Exchange Ratio, and rounded to the nearest whole number of shares of Exodus Common Stock, and (2) the per share exercise price for the shares of Exodus Common Stock issuable upon exercise of each such Company Option will be equal to the quotient determined by dividing (x) the exercise price per share of Company Common Stock at which such Company Option was exercisable, by (y) the Exchange Ratio, rounded to the nearest whole cent.

       (ii) with respect to Global Crossing Assumed Options, in accordance with the applicable option agreement, (1) each Global Crossing Assumed Option will be exercisable for that number of whole shares of Exodus Common Stock equal to the product of (A) the number of shares of Global Crossing Ltd. stock subject to such Global Crossing Assumed Option, multiplied by (B) 1.888, and multiplied by (C) the Exchange Ratio, and rounded to the nearest whole number of shares of Exodus Common Stock, and (2) the per share exercise price for the shares of Exodus Common Stock issuable upon exercise of each such Global Crossing Assumed Option will be equal to the quotient determined by dividing (x) $17, by
    (y) the Exchange Ratio, rounded to the nearest whole cent.

  Except as disclosed on Item 5.9, consistent with the terms of the Company Options and Global Crossing Assumed Options and the respective documents governing them, the Merger will not terminate any of the Company Options or Global Crossing Assumed Options.

     (b) Immediately following the Closing, Exodus shall grant the New Exodus Options to purchase Exodus Common Stock to holders of the Global Crossing Canceled Options. Item 5.9 hereto sets forth a true and complete list as of the date hereof of all holders of the Global Crossing Canceled Options, including the number of shares of Global Crossing Ltd. stock subject to each such option, whether the option holder is an employee of the Company, an employee of one of the Company Parties other than the Company or a consultant to the Company, the exercise or vesting schedule, acceleration provisions, the exercise price per share and the term of each such Global Crossing Canceled Option. On the Closing Date, the Company shall deliver to Exodus an updated Item 5.9, current as of such date. Each such New Exodus Option shall have, and be subject to, the same vesting schedule set forth in the Global Crossing Stock Option Plan or the applicable stock option agreement immediately prior to the Effective Time, as disclosed in Item
  5.9. All other terms of and conditions of such New Exodus Options shall be as set forth in the Exodus 1998 Equity Incentive Plan or the Exodus 1999 Stock Option Plan and the applicable stock option agreement immediately prior to the Effective Time, except that:

       (i) Each New Exodus Option shall be exercisable for that number of whole shares of Exodus Common Stock equal to the product of (A) the number of shares of Global Crossing Ltd. stock subject to the applicable Global Crossing Canceled Option, multiplied by (B) the quotient determined by dividing (x) the average closing price per share as quoted on the Nasdaq National Market of Global Crossing Ltd. stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, by (y) the average closing price per share as quoted on the Nasdaq National Market of Exodus Common Stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, and rounded to the nearest whole number of shares of Exodus Common Stock.

       (ii) The per share exercise price for shares of Exodus Common Stock issuable upon exercise of the New Exodus Options will be equal to the product of (A) the per share exercise price of the applicable Global Crossing Canceled Option, multiplied by (B) the quotient determined by dividing (x) the average closing price per share as quoted on the Nasdaq National Market of Exodus Common Stock for the ten (10) trading days prior to and including the trading day ending two days prior to the Closing Date, by (y) the average closing price per share as quoted on the Nasdaq National Market of Global Crossing Ltd. stock for the ten
    (10) trading days prior to and including the trading day ending two days prior to the Closing Date, rounded to the nearest whole cent.

   5.10 Form S-8.

   Exodus agrees to file a registration statement on Form S-8 covering the shares of Exodus Common Stock issuable upon exercise of the Company Options and Global Crossing Assumed Options assumed by Exodus and (if necessary) the New Exodus Options and to cause such Form S-8 to be filed with the SEC on or within two (2) business days after the Closing Date.

   5.11 Listing of Additional Shares.

   Prior to the Effective Time, Exodus shall (i) file with the NASDAQ Market a Notification Form for Listing of Additional Shares with respect to the shares of Exodus Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the Company Options and the Global Crossing Assumed Options assumed by Exodus and, if necessary, the new Exodus Options and
(ii) cause such shares of Exodus Common Stock to be authorized for listing on the NASDAQ National Market.

   5.12 Employees.

     (a) Exodus shall have established as of the Closing Date compensation and employee benefit plans or arrangements (or shall have designated existing plans or arrangements) which provide each Company Employee with salary, wages, fringe and other benefits which are comparable in the aggregate to those provided to similarly situated Exodus employees. In addition, Exodus shall recognize for all purposes under its benefit plans (other than benefit accrual) service rendered by Company Employees prior to the Closing Date and recognized by the Company under the Company Plans. Exodus shall also recognize and give credit for deductibles and copayments for the fiscal period in which the Closing Date occurs and to waive pre-existing conditions under the Exodus group health plans to the extent permitted under such group health plans.

     (b) All Company Employees shall as of the Closing Date be fully vested in their account balances under the Global Crossing 401(k) plan (the "Global Crossing CODA") and such persons shall be entitled to elect to either (i) receive an immediate distribution of their account balances in accordance with the terms of such plan and pursuant to Section 401(k)(l0)(A) (iii) of the Code, (ii) maintain such amounts in the Global Crossing CODA in accordance with its terms, or (iii) directly roll over their respective account balances, to an Exodus 401(k) Plan or to an individual retirement account, in any case pursuant to
  Section 401(k)(l0)(A) of the Code.

   5.13 Best Efforts and Further Assurances.

   Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   5.14 Indemnification of Directors and Officers.

   Commencing at the Effective Time and for six years thereafter, the Surviving Corporation and Exodus jointly and severally shall indemnify and hold harmless all present and former directors or officers of the Company and its subsidiaries against any costs or expenses (including advancing reasonable attorneys fees and expenses as incurred, subject to any undertaking to reimburse such advances required by applicable law), judgments, fines, losses, claims, damages or liabilities incurred by reason of the fact that he or she is or was a director or officer of the Company or any of its subsidiaries in connection with any claim, suit, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (excluding any claims brought by any Company Parties other than the Company or its subsidiaries), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent now provided in the Company's certificate of incorporation or by-laws as in effect on the date of this Agreement, but not to exceed the fullest extent now permitted by Delaware law.

   5.15 Facilities Transition.

   Prior to Closing, and subject to more detailed provisions in the Network Agreement and the Transition Agreement, the parties shall negotiate arrangements with respect to continuing in place, or transitioning and terminating, arrangements in place on the date of this Agreement pursuant to which the Company or its subsidiaries occupy property owned or leased by any of the other Company Parties.

   5.16 Assumption of Certain Obligations.

   Prior to the Effective Time, Global Crossing NA shall have entered into an Indemnification Agreement in substantially the form of Exhibit B hereto with the Company, Global Center, Exodus and each Contract Holder.

   5.17 Employee Loans; Employee Severance Arrangements.

   After the date of this Agreement, Company will not establish, adopt or enter into any loan forgiveness or severance arrangements with or for the benefit of Company Employees. Global Crossing NA agrees to promptly indemnify and make whole Exodus and the Company for all expenses and costs related to the forgiveness of loans to Company Employees occurring at or after the Effective Time, provided that such loans are made by the Company prior to Closing. Global Crossing NA agrees to promptly indemnify and make whole Exodus and the Company for all expenses and costs related to payment of severance benefits to Company Employees under any severance plan or arrangement of Global Crossing, Ltd. or any of its direct or indirect subsidiaries in effect prior to the Closing as a result of actions occurring at or after the Effective Time, including all severance benefits payable under the Change of Control Severance Plan. The foregoing indemnification and reimbursement obligations of Global Crossing NA are not subject to the Threshold limitation set forth in Section 10.1 hereof.

   5.18 Corporate Documents; Subsidiaries.

   At or prior to the Closing, the Company Parties shall deliver or cause to be delivered to Exodus: (i) true and complete charter documents of Company and each of the subsidiaries listed in Item 2.1 of the Company Disclosure Letter;
(ii) true and complete minute books of Company and each of the Company's subsidiaries; (iii) the original stock certificate(s) representing 100% of the outstanding securities of Company and each of the Company's subsidiaries. In addition, effective as of immediately following the Closing, Company shall have caused each of the directors of each of the Company's subsidiaries to resign and shall have appointed as directors of each of the Company's subsidiaries the individuals designated by Exodus.

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                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger.

   The respective obligations of each party to this Agreement to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

     (a) Stockholder Approval. The issuance of shares of Exodus Common Stock in the Merger shall have been approved by the requisite vote of Exodus stockholders under the Nasdaq rules.

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees, subject to the other terms of this Agreement, to use its best efforts to have such injunction or other order lifted.

     (c) Governmental Approval. Exodus and the Company and their respective subsidiaries shall have obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for the consummation of or in connection with the Merger and the Commercial Agreements (as defined in Section 6.1(d)below) and the several transactions contemplated hereby and thereby under Antitrust Laws.

     (d) Other Agreements. The Stockholder Rights Agreement, the Registration Rights Agreement, Amendment No. 2 to the Rights Plan, the Commercial Agreements and the Transition Agreement shall not have been rescinded and shall be in full force and effect and any transactions contemplated thereby to be in effect at Closing shall be in effect. The Network Agreement and the Joint Venture Agreement shall be referred to herein collectively as the "Commercial Agreements." The "Network Agreement" shall collectively mean and refer to that certain Network Services, Marketing and Cooperation Agreement between Exodus and Global Crossing Ltd. and that certain Network Services, Marketing and Cooperation Agreement between Exodus and Asia Global Crossing Ltd.

   6.2 Additional Conditions to Obligations of the Company Parties.

   The obligations of the Company Parties to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Exodus in this Agreement shall be true and correct on and as of the date of this Agreement (disregarding for this purpose any materiality or Material Adverse Effect qualifiers in such representations), and on and as of the Effective Time as though such representations and warranties were made on and as of each such time, except to the extent that any representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be as of such earlier date, except to the extent that such failure to be true would not be expected to have a Material Adverse Effect on Exodus or on Exodus's ability to consummate the Merger and (ii) Exodus Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Exodus Parties as of the Effective Time.

     (b) Certificate of Exodus. The Company shall have been provided with a certificate executed on behalf of Exodus Parties by an the Chief Executive Officer of each Exodus Party to the effect set forth in Section 6.2(a).

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

     (c) Tax Opinion. Global Crossing NA shall have received a written opinion of its counsel, in form and substance reasonably satisfactory to it, and dated on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Exodus, the Company and any applicable Global Crossing Ltd. subsidiary.

     (d) Assumption of Guarantees. Global Crossing NA and its affiliates shall have been released from any guarantees of the Company's and its subsidiaries' performance under the leases to which the Company or any of its subsidiaries is a party, and Exodus shall have assumed such guarantees as of the Closing Date, or (if such guarantees shall not have been released despite the parties' respective best efforts) Exodus shall have indemnified Global Crossing NA from any and all liabilities under such guarantees.

     (e) No Material Adverse Effect on Exodus. No Material Adverse Effect with respect to Exodus shall have occurred since the date of this Agreement and be continuing.

   6.3 Additional Conditions to Obligations of Exodus Parties.

   The obligations of Exodus Parties to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Exodus Parties:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement shall be true and correct on and as of the date of this Agreement (disregarding for this purpose any materiality or Material Adverse Effect qualifiers in such representations), and on and as of the Effective Time as though such representations and warranties were made on and as of such time, except to the extent that any representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be as of such earlier date, except to the extent that such failure to be true would not be expected to have a Material Adverse Effect on Company or on Company's ability to consummate the Merger, and except that, without limiting Section 6.3(g) below, the condition in this clause 6.3(a)(i) shall not be deemed unsatisfied as a result of a breach of the representations and warranties in Section 2.7 as of the Effective Time if such representations and warranties were true and correct as of the date hereof, and (ii) the Company Parties shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Company Parties as of the Effective Time.

     (b) Certificate of the Company Parties. Exodus shall have been provided with a certificate executed on behalf of the Company Parties by the Chief Executive Officer of each Company Party to the effect set forth in Section 6.3(a).

     (c) Tax Opinion. Exodus shall have received a written opinion of its counsel, in form and substance reasonably satisfactory to it, and dated on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Exodus, the Company and any applicable Global Crossing Ltd. subsidiary.

     (d) Individual Noncompetition Agreements. The Chief Executive Officer of the Company and each of his direct reports shall have entered into a noncompetition agreement in the form attached hereto as Exhibit C.

     (e) No Material Adverse Effect on Company. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement and be continuing.

     (f) Subleases. Exodus and Global Crossing NA (or one of Global Crossing NA's affiliates) shall have entered into agreements to sublease to the Surviving Corporation, or obtain the necessary rights for the Surviving Corporation with respect to, any real property used by the Company and its subsidiaries as a data center as of the Closing Date. Each sublease or license shall be in form and substance customary for the location. The term of such sublease or license shall be concurrent with the term of the underlying lease or property right. At least until December 31, 2001, the rental or license fee to be paid by the Surviving Corporation with respect to such sublease or license shall be equal to the rental or license fee paid by the Company or the applicable Company subsidiary would have paid with respect to such real property if there had not been any change of control of the Company; provided, however, that if a fair market rental or license payment is required with respect to such sublease or license by (i) applicable law of the jurisdiction in which the property is located or (ii) the provisions of the lease or other agreement currently in effect with respect to such property, then the rental or license payment to be paid by the Surviving Corporation after the Closing shall be equal to a fair market rental or license payment; and provided, further, that Exodus and Global Crossing NA shall use their best efforts to avoid such adjustment in the rental or license fee. If such adjustment is not avoidable and the rental or license fee, as so adjusted, represents a material change from the Company's financial assumptions, then Exodus and Global Crossing NA shall use their best efforts to agree on appropriate equitable financial adjustments. If the parties are unable to agree on fair market rental or license amounts, they shall together choose an independent appraiser, whose decision shall be binding. After December 31, 2001, any rental or license fee with respect to any sublease or license contemplated by this Section 6.3(f) may be raised to fair market value.

     (g) Litigation. There shall not be pending, as of the Closing Date, any Action before any agency, court or tribunal, foreign or domestic, against the Company or any of its subsidiaries or any of their respective properties or any of their officers or directors (in their capacities as such) that would reasonably be expected to have a Material Adverse Effect on the Company. Notwithstanding the foregoing, if Global Crossing NA affirmatively agrees to indemnify Exodus against claims relating to such Action pursuant to Article X without reference to the Threshold limitation therein, this clause (g) shall not be a condition to the obligations of the Exodus Parties to consummate and effect this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination.

   At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Exodus, this Agreement may be terminated:

     (a) by mutual written consent duly authorized by the Board of Directors of Exodus and the Company;

     (b) by either Exodus or the Company, if the Closing shall not have occurred on or before March 31, 2001 (the "Final Closing Date")"Final Closing Date"; provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; and, provided, further, that the Final Closing Date shall be extended for so long as the parties are in good faith actively pursuing any required approval or waiver of any Governmental Entity under the Antitrust Laws, and for ten (10) days after receipt of any such approval or waiver, but in no event later than May 31, 2001;

     (c) by Exodus, if (i) the Company shall breach any representation, warranty, obligation or agreement hereunder which would cause the Company to fail to satisfy any condition of Closing set forth in Section 6.3, and such breach shall not have been cured within ten (10) business days of receipt by the Company of written notice of such breach (or within thirty
  (30) days of such receipt of written notice if the breach is curable but cannot reasonably be cured within ten business days), provided that the right to terminate this Agreement by Exodus under this Section 7.1(c)(i) shall not be available to Exodus in the event Exodus is at that time in material breach of this Agreement or (ii) if at the Exodus Shareholders Meeting the holders of Exodus Common Stock fail to approve the issuance of shares of Exodus Common Stock in the Merger;

     (d) by the Company, if (i) Exodus shall breach any representation, warranty, obligation or agreement hereunder which would cause Exodus to fail to satisfy any condition of Closing set forth in Section 6.2, and such breach shall not have been cured within ten (10) business days following receipt by Exodus of written notice of such breach (or within thirty (30) days of such receipt of written notice if the breach is curable but cannot reasonably be cured within ten business days), provided that the right to terminate this Agreement by the Company under this Section 7.1(d) shall not be available to the Company in the event the Company is at that time in material breach of this Agreement, (ii) a Withdrawal of Recommendation shall have occurred or the Board of Directors of Exodus shall have resolved to effect a Withdrawal of Recommendation, (iii) if at the Exodus Stockholders Meeting or any adjournment thereof, the holders of Exodus Common Stock fail to approve the issuance of shares of Exodus Common Stock in the Merger, or (iv) if Exodus or any of its officers, directors, employees or agents shall have knowingly breached Section 5.7 or Section
  4.9 hereof; or

     (e) by either the Company or Exodus, if a Governmental Entity shall have issued an order, decree or ruling, or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the transactions contemplated by the Commercial Agreements, which order, decree, ruling or other action is final and non appealable.

   7.2 Effect of Termination.

   In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Exodus or the Company Parties or their respective officers, directors, stockholders or affiliates in respect of any provision of this Agreement that does not survive such termination, except (subject to Section 7.3(b)) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Section
5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this
Section 7.2 and of Article IX shall remain in full force and effect and survive any termination of this Agreement.

   7.3 Expenses and Termination Fees.

     (a) Subject to Section 7.3(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

     (b) In the event that the Company shall, at a time when there is no breach of this Agreement such as would cause the condition set forth in
  Section 6.3(a) hereof to not be satisfied, and prior to approval of the Merger by Exodus stockholders, terminate this Agreement pursuant to Section 7.1(d)(ii) following the making of an Exodus Acquisition Offer then Exodus shall promptly (but in no event later then five (5) business days after such termination) pay to the Company Sixty Five Million Dollars ($65,000,000), and if within one year after such termination a Third Party Acquisition shall have occurred or Exodus or any of its subsidiaries shall have entered into an agreement providing for a Third Party Acquisition which is subsequently consummated, then Exodus shall promptly (but in no event later than five (5) business days after the consummation of such Third Party Acquisition) pay to Company the additional amount of Two Hundred Thirty-Five Million Dollars ($235,000,000). In the event that Company shall, at a time when there is no breach of this Agreement such as would cause the condition set forth in Section 6.3(a) hereof to not be satisfied, terminate this Agreement pursuant to Section 7.1(d)(iii) following the making of any Exodus Acquisition Offer (which term for purposes of this Section 7.3(b) also includes any Third Party Acquisition Proposal that has been publicly disclosed prior to the Exodus Stockholders Meeting and with respect to which neither the party making that Third Party Acquisition Proposal nor Exodus has publicly disclosed prior to the Exodus Stockholders Meeting that the party making that Third Party Acquisition Proposal has made an unconditional commitment to support the Merger and the transactions contemplated by the Ancillary Agreements and the Commercial Agreements) and, either (A) no later than one year after such termination the Third Party Acquisition contemplated by such pending Exodus Acquisition Offer ("Pending Transaction") shall have occurred or Exodus or any of its subsidiaries shall have entered into an agreement with respect to the Pending Transaction which is subsequently consummated, or (B) no later than six months after such termination any other Third Party Acquisition shall have occurred or Exodus or any of its subsidiaries shall have entered into an agreement with respect to any other Third Party Acquisition, then Exodus shall promptly (but in no event later than five (5) business days after the earlier of the consummation of the Pending Transaction under clause (A) or the consummation of the Third Party Acquisition under clause (B)) pay to Company the amount of Three Hundred Million Dollars ($300,000,000). Any payment pursuant to this Section 7.3(b) shall be made in immediately available funds by wire transfer to an account specified by the Company. Such payment will relieve Exodus from any liability it might otherwise have in accordance with Section 7.2 with respect to any breach of this Agreement.

   7.4 Amendment.

   The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   7.5 Extension; Waiver.

   At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                  TAX MATTERS

   8.1 Liability for Taxes.

     (a) Global Crossing NA shall be liable for and indemnify Exodus or the Company as the case may be, for all Taxes imposed on the Company or its subsidiaries, or for which the Company or its subsidiaries may otherwise be liable (including liabilities pursuant to Treasury Regulation Section 1.1502-6(a) or any similar provision of any state, local or foreign law), for any taxable year or period that ends on or before the Closing Date (such periods referred to as "Pre-Closing Tax Periods" and Taxes for such periods referred to as "Pre-Closing Taxes") and, with respect to any portion of a taxable year or period beginning before and ending after the Closing Date (such periods referred to as "Straddle Periods" and Taxes for such periods referred to as "Straddle Taxes"), the portion of such Straddle Period ending on and including the Closing Date; provided, however, that Global Crossing NA shall have no obligation to make any payment pursuant to this Section 8.1, until the amounts that would otherwise be payable pursuant to this Section 8.1 (apart from this proviso) exceed the reserve for Taxes on the Financial Statements.

     (b) The Company shall be liable for, and Exodus shall indemnify Global Crossing NA and its affiliates for, all Taxes imposed on Global Crossing NA or any of its affiliates with respect to the Company or its subsidiaries for any taxable year or period that begins after the Closing Date (such periods referred to as "Post-Closing Tax Periods" and such Taxes referred to as "Post-Closing Taxes") and, with respect to a Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

     (c) For purposes of this Section 8.1, whenever it is necessary to determine the liability for Income Taxes of the Company or its subsidiaries for a portion of a Straddle Period, the determination of the Income Taxes for the portion of the Straddle Period ending on, and the portion of the Straddle Period beginning after, the Closing Date, shall be determined by assuming that the Company and its subsidiaries had a taxable year or period that ended at the close of the Closing Date. To the extent permitted by applicable law, the parties agree to elect to treat the Closing Date as the last day of the taxable year. In the case of a Tax that is not based on net income, the Tax for the portion of the Straddle Period ending on the Closing Date shall be the Tax for the Straddle Period multiplied by a fraction the numerator of which is the number of days in the period on or before the Closing Date and the denominator of which is the total number of days in the Straddle Period.

     (d) Exodus covenants that it will not cause or permit the Company, its subsidiaries or any affiliate of Exodus (i) to take any action on the Closing Date other than in the Ordinary Course, including but not limited to the distribution of any dividend or the effectuation of any redemption, that could give rise to any Tax liability or reduce any Tax attribute of the Global Crossing NA Group or (ii) take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax attribute of the Global Crossing NA Group in respect of any Pre-Closing Tax Period or any pre-closing portion of a Straddle Period without the prior written consent of Global Crossing NA, unless it is required to do so by law. Exodus agrees that the Global Crossing NA Group shall have no Tax liability or reduction of any Tax attribute resulting from any prohibited action described in the preceding sentence and agrees to indemnify and hold harmless the Global Crossing NA Group against any such Tax and any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Article VIII (as defined below) in connection therewith.

   8.2 Tax Refunds.

     (a) Global Crossing NA shall be entitled to any refund of any Pre-Closing Taxes of the Company and its subsidiaries and any Taxes of the Company and its subsidiaries for the pre-Closing portion of a Straddle Period, including, in each case, interest paid thereon. Global Crossing NA shall have the right to determine whether any claim for refund for such Taxes shall be made on behalf of Global Crossing NA by the Company and its subsidiaries. If Global Crossing NA elects to make a claim for refund, Exodus, the Company and its subsidiaries shall cooperate fully in connection therewith. Notwithstanding the foregoing, Global Crossing NA shall not be entitled to make any claim for refund of Taxes which would materially adversely affect the liability for Taxes of Exodus, the Company or its subsidiaries for any Post-Closing Tax Period or the portion of a Straddle Period beginning after the Closing Date without the prior written consent of Exodus; provided, however, that such consent shall not be unreasonably withheld and such consent shall not be necessary to the extent that Global Crossing NA has indemnified Exodus against the effects of any such claim for refund. Global Crossing NA shall reimburse Exodus and the Company and its subsidiaries for reasonable out-of-pocket expenses incurred in providing such cooperation.

     (b) If an indemnified party receives a refund or credit of Taxes for which it has been indemnified pursuant to this Agreement, such indemnified party agrees to pay to the indemnifying party the amount of such refund or credit (including any interest received thereon).

     (c) Subject to the following sentence and to the extent permitted by law, Exodus will elect to forego any carrybacks for the Company and its subsidiaries incurred in any Post-Closing Tax Period. Except as provided in the following sentence, neither Global Crossing NA nor any of its affiliates shall be required to pay to Exodus, the Company or its subsidiaries any refund or credit of Taxes that results from the carryback to any Pre-Closing Tax Period of any net operating loss, capital loss or tax credit attributable to the Company or its subsidiaries in any Post-Closing Tax Period, except that the Company and its subsidiaries that have not filed consolidated, combined, unitary or similar returns with Global Crossing NA or any of its affiliates (other than the Company or any of its subsidiaries) shall be entitled to carry back losses or tax credits from any such Post-Closing Tax Period to any Pre-Closing Tax Period and to receive any resulting refund of Taxes including any interest received thereon, but only if such carryback would not impose a material Tax cost or otherwise materially adversely affect Global Crossing NA or any of its affiliates, unless Exodus has indemnified Global Crossing NA for such material Tax costs or material adverse affect on an after-tax basis. Notwithstanding the foregoing sentence, if and to the extent that Exodus is not permitted by applicable law to forego a carryback, then solely with respect to such carryback to the extent that Global Crossing NA receives a refund of Taxes attributable to such carryback from a Post-Closing Tax Period of the Company and its subsidiaries or for the portion of a Straddle Period after the Closing Date, Global Crossing NA shall pay to Exodus, net of any additional costs (other than costs that are indemnified pursuant to Section 8.2(d) hereof), incurred by or Taxes payable by Global Crossing NA or any of its affiliates by reason of such carryback, such refund including any interest received thereon.

     (d) If and to the extent that Exodus (i) is not permitted by applicable law to forego a carryback of any net operating loss, capital loss or tax credit attributable to the Company or its subsidiaries, (ii) timely requests in writing that Global Crossing NA obtain a refund with respect to such carryback, and (iii) indemnifies and holds harmless Global Crossing NA on an after-tax basis for all costs and expenses incurred in respect of obtaining such refund, then Global Crossing NA shall take all reasonable measures to obtain a refund with respect to such carryback; provided, however, that Global Crossing NA shall have sole discretion with respect to the manner in which any amended Tax Return shall be prepared and filed.

   8.3 Amended Returns.

   Without the prior written consent of Global Crossing NA, neither Exodus, the Company or its subsidiaries, nor any affiliate of Exodus shall (i) make any election relating to Taxes or (ii) file any amended Tax Returns or propose or agree to any adjustment of any item with the Internal Revenue Service or any other Taxing Authority that would have the effect of increasing the liability for any Taxes or reducing any Tax benefit of Global Crossing NA, the Company or its subsidiaries for any Pre-Closing Tax Period or Pre-Closing portion of a Straddle Period. Without the prior written consent of Exodus, Global Crossing NA shall not file any amended Tax Returns for any Pre-Closing Period that could have a material adverse affect on the liability of the Company or its subsidiaries for any Taxes for a Post-Closing Period. Notwithstanding anything to the contrary herein (except as provided in Section 8.2(d)), in no event shall Exodus, the Company or any of its subsidiaries or any affiliate of Exodus have any rights to make any election or file any amended Tax Return, or take any other action with respect to any consolidated, combined or unitary Tax Returns of any of the Global Crossing NA Group.

   8.4 Tax Returns.

   Global Crossing NA shall prepare, or cause to be prepared, and timely file or cause to be filed when due, including extensions thereof, all Tax Returns that are required to be filed with respect to the Company and its subsidiaries for Pre-Closing Tax Periods and shall pay any Taxes due in respect of such Tax Returns, and, except as specified in the following two sentences, Exodus shall timely file or cause to be filed when due, including extensions thereof, all other Tax Returns with respect to the Company and its subsidiaries and shall timely pay any Taxes due in respect of such Tax Returns. Global Crossing NA in its sole discretion shall have the right to prepare or cause to be prepared all consolidated, combined or unitary Tax Returns of any of the Global Crossing NA Group members for all Tax periods. Global Crossing NA in its sole discretion shall have the right to prepare and file or cause to be prepared and filed all Tax Returns that are required to be filed with respect to the Company and its subsidiaries for any Straddle Period. If Global Crossing NA does not exercise its rights in the preceding sentence, Exodus shall prepare or cause to be prepared any Straddle Period Tax Returns that Global Crossing NA does not prepare. Any such Straddle Period Tax Return (regardless of which party prepares it) shall be prepared in a manner consistent with past practices and without a change of any election or accounting method and shall be submitted by the preparing party to the other party (together with schedules, statements and supporting documentation) at least twenty (20) days prior to the due date (including extensions of such Tax Returns). Such other party shall have the right to review all work papers and procedures used to prepare any such Tax Return. If such other party, within ten (10) business days after delivery of any such Tax Return, notifies the preparing party in writing that it objects to any of the items in such Tax Return, the preparing party shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by an internationally recognized independent accounting firm chosen by and mutually acceptable to both Exodus and Global Crossing NA. Upon resolution of all such items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expenses of such accounting firm shall be born equally by Exodus and Global Crossing NA. If Exodus fails to agree to the selection of an accounting firm within seven (7) business days, Global Crossing NA has the right to adjust the relevant Straddle Period Tax Return in the manner it deems appropriate and the Tax Return as so adjusted shall be binding upon the parties without further adjustment.

   8.5 Tax Contest Provisions.

     (a) Notice Requirements. Whenever Exodus receives a notice of any pending or threatened Tax audit or assessment for any Pre-Closing Tax Period or Straddle Period, Exodus shall promptly inform Global Crossing NA in writing. Whenever Global Crossing NA receives a notice of any pending or threatened Tax audit or assessment of Company or its subsidiaries for any Pre-Closing Tax Period, any Straddle Period, or any Post-Closing Tax Period, Global Crossing NA shall promptly inform Exodus in writing.

     (b) Contests Pertaining to Pre-Closing and Straddle Period Taxes. Global Crossing NA shall have the right to control, at its own cost, any proceedings relating to any pending or threatened Tax audit or assessment for any Pre-Closing Taxes or Straddle Period Taxes of the Company and its subsidiaries (including any Taxes for which the Company or its subsidiaries may be liable including any Tax liability pursuant to Treasury Regulation
  Section 1.1502-6(a) or any similar provision of any state, local, or foreign law) and to determine whether and when to settle any such claim, assessment or dispute. Notwithstanding the foregoing, Global Crossing NA shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of Exodus, the Company or its subsidiaries for any period Post-Closing Tax Period or the post-closing portion of the Straddle Period without the prior written consent of Exodus. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Global Crossing NA has indemnified Exodus against the effects of any such settlement.

     (c) Contests Pertaining to Post-Closing Taxes. Exodus shall have the right to control, at its cost, any proceedings relating to any pending or threatened Tax audit or assessment relating to any Post-Closing Taxes of the Company and its subsidiaries and to determine whether and when to settle any such claim, assessment or dispute. Notwithstanding the foregoing, Exodus shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of Global Crossing NA without the prior written consent of Global Crossing NA, provided that such consent shall not be unreasonably withheld.

     (d) Contests Pertaining to Both Pre-Closing and Post-Closing Taxes. With respect to any threatened Tax audit or assessment that covers both one or more Pre-Closing Tax Periods (or Straddle Periods) and one or more Post-Closing Tax Periods, the parties shall use reasonable efforts to cause such proceedings to be bifurcated between the Pre-Closing Tax Periods and Post-Closing Tax Periods. To the extent that the parties are able to cause such bifurcation, Sections 8.5(b) and (c) hereof shall govern the control of such proceedings. To the extent that the parties are unable to cause such bifurcation, (i) Global Crossing NA and Exodus shall jointly control such proceedings, (ii) Global Crossing NA shall be entitled to determine whether and when to settle any claim, assessment, or dispute to the extent it relates to any Pre-Closing Taxes or Straddle Period Taxes of the Company and its subsidiaries (including any Taxes for which the Company or its subsidiaries may be liable including any Tax liability pursuant to Treasury Regulation Section 1.1502-6(a) or any similar provision of any state, local, or foreign law), and (iii) Exodus shall be entitled to determine whether and when to settle any claim, assessment, or dispute to the extent it relates to any Post-Closing Taxes of the Company and its subsidiaries. Notwithstanding the foregoing, neither Exodus nor Global Crossing NA shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would materially adversely affect the liability for Taxes of the other party without the prior written consent of the other party, provided that such consent shall not be unreasonably withheld.

   8.6 Termination of Tax Allocation Agreements.

   Any and all Tax allocation or sharing agreements or arrangements (other than this Agreement), whether or not written, that may have been entered into by and between Global Crossing NA and its affiliates, on the one hand, and the Company and its subsidiaries, on the other hand, shall be terminated as to the Company and its subsidiaries as of the Closing Date, and no payments which are owed by or to the Company or its subsidiaries pursuant thereto shall be made thereunder.

   8.7 Assistance and Cooperation.

   Each of Exodus and Global Crossing NA will provide the other with such assistance as may reasonably be requested by each of them in connection with the preparation of any Tax Return, any audit or other examination by any Taxing Authority, or any judicial or administrative proceedings relating to liability for Taxes, and each provide the other with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance. Without limiting in any way the foregoing provisions of Article VIII, Exodus hereby agrees that it will retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which it possesses and which may be relevant to such Tax Returns of the Company or its subsidiaries for all Pre-Closing Tax Periods or any pre-Closing portion of a Straddle Period. Further, Exodus will not destroy or otherwise dispose of such records without first providing Global Crossing NA with a reasonable opportunity to review and copy such records.

   8.8 Preservation of Reorganization Status.

   Neither the Company Parties nor the Exodus Parties shall take any action prior to or following the Closing that would cause the merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE IX

                               GENERAL PROVISIONS

   9.1 Non-Survival at Effective Time.

   Each of the representations and warranties set forth in Article II and
Article III and in any certificate delivered pursuant to Section 6.2(b) or
Section 6.3(b) shall survive for the time period set forth in Section 10.5, after which time they will have no further force and effect. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.9 (Assumption of Options), 5.10 (Form S-8), 5.12 (Employees), 5.13 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment),
Article VIII, this Article IX and Article X shall survive the Effective Date and the Closing. The agreements set forth in Article VIII shall survive the Effective Date and Closing for a period beginning on the date hereof and ending on the last day of the periods of limitations applicable to any Taxes that are the subject of a claim under Article VIII.

   9.2 Notices.

   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     (a) if to Exodus or Exodus Merger Sub, to:

       Exodus Communications, Inc.
       2831 Mission College Blvd.
       Attention: General Counsel
       Facsimile No.: (408) 346-2201

       with a copy to:

       Fenwick & West LLP
       Two Palo Alto Square
       Palo Alto, CA 94306
       Attention: David W. Healy
       Facsimile No.: (650) 496-1417

     (b) if to the Company, GlobalCenter, GCG, Global Crossing NA, to:

       Global Crossing Ltd.
       360 N. Crescent Drive
       Beverly Hills, CA 90210
       Attention: General Counsel
       Facsimile No.: (310) 385-3700

       with copies to:

       GlobalCenter Inc.
       141 Caspian Court
       Sunnyvale, CA
       Attention: General Counsel
       Facsimile No.: (408) 541-1637

       Gibson, Dunn & Crutcher LLP
       One Montgomery Street
       San Francisco, CA 94104
       Attention: Todd H. Baker
       Facsimile No.: (415) 986-5309

       Simpson Thacher & Bartlett
       3373 Hillview Avenue
       Suite 250
       Palo Alto, CA 94304
       Attention: Richard Capelouto
       Facsimile No.: (650) 251-5002

   9.3 Interpretation.

   When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the preamble paragraph of this Agreement. References to the "subsidiaries" of a Person shall be deemed to refer to all of such Person's direct and indirect subsidiaries. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   9.4 Counterparts.

   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   9.5 Entire Agreement; Nonassignability; Parties in Interest.

   This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the Items, including the Company Disclosure Letter and Exodus Disclosure Letter, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and except as set forth in Section 9.1, shall survive any termination of this Agreement or the Closing, in accordance with its terms (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 5.14; and (c) shall not be assigned by operation of law or otherwise by the Company Parties without the prior written consent of the Exodus Parties or by the Exodus Parties without the prior written consent of the Company Parties. Notwithstanding anything herein to the contrary, in the event that GCG shall transfer, before Closing, all of the issued and outstanding shares of capital stock of GlobalCenter Holding to an affiliated entity, then GCG may, without further notice to or prior written consent of any party, assign all of its rights and obligations under this Agreement to such affiliated entity.

   9.6 Severability.

   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   9.7 Remedies Cumulative.

   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   9.8 Governing Law; Submission to Jurisdiction.

   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof) applicable to contracts made and to be performed in the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

   9.9 Rules of Construction.

   Each of the parties hereto acknowledges and agrees that such party has been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   9.10 Remedies for Breach.

   If any party under this Agreement fails to consummate the transactions contemplated by this Agreement by its act or failure to act or do any other act required of such party under this Agreement, then, if the failure continues for ten business days after notice to the party in default by the non-defaulting party, such non-defaulting party may institute and maintain a proceeding to compel the defaulting party's specific performance of this Agreement. The remedy of specific performance shall be in addition to any and all of the remedies at law or in equity including, but not limited to, injunctive relief and an action for damages, to which any party may be entitled.

                                   ARTICLE X

                           INDEMNIFICATION; REMEDIES

   10.1 Global Crossing NA's Obligation to Indemnify.

   From and after the Closing Date, Global Crossing NA hereby agrees to defend, indemnify, and hold harmless the Exodus Parties and their affiliates, and their respective employees, agents and representatives (collectively, "Exodus Indemnitees"), from and against any and all actual liabilities, judgments, damages, claims, demands, costs, expenses (including necessary and reasonable legal fees and expenses) and losses (each, a "Claim") suffered or incurred by reason of (i) any representation or warranty made by any Company Party in this Agreement (other than representations and warranties contained in Section 2.11 of this Agreement) having been untrue when made or deemed made or the breach by any Company Party of any covenant or agreement made by it herein or (ii) any liabilities arising from or relating to assets of the Company Parties not used in the business of the Group and not included in the assets of the Company as of the date hereof; provided, however, that, except as set forth in Section
5.17 hereto, Global Crossing NA shall have no liability under this Section 10.1 unless and until the aggregate of all Claims of Exodus Indemnitees exceeds $33 million (the "Threshold"), whereafter Global Crossing NA shall be liable for the amount of all Claims of Exodus Indemnitees up to and including the Threshold and all Claims of Exodus Indemnitees in excess of the Threshold; and provided further that Global Crossing NA's aggregate liability pursuant to this
Article X shall not exceed $660 million.

   10.2 Entitlement to Indemnification; Indemnification Amount; Double
Recovery.

     (a) The Exodus Indemnitees shall be entitled to indemnity under Section
  10.1 for any and all Claims for which written notice specifying the Claim in reasonable detail is given during the period set forth in Section 10.5. The termination of the representations and warranties contained in this Agreement shall not affect the rights of any Exodus Indemnitee, to prosecute to conclusion any Claim resulting from any breach of a representation or warranty as to which notice is given pursuant to Section
  10.4 prior to the termination of such representation or warranty.

     (b) The amount of any Claim or Tax (collectively, a "Loss") for which indemnification is provided under Article VIII or this Article X shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be reduced to take account of any net Tax benefit by the indemnified party arising from the incurrence or payment of any such Loss.

     (c) An Exodus Indemnitee shall not be entitled to a double recovery of damages under any provision of this Agreement, including the provisions set forth in Article VIII and this Article X.

   10.3 Sole Remedy.

   The indemnification provided in this Article X shall be the sole and exclusive remedy of any Exodus Indemnitee in respect of the matters addressed in Section 10.1.

   10.4 Claims.

   Each indemnified party shall, promptly after receipt of notice of a Claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the applicable indemnifying party in writing of the Claim or action. If any such Claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such Claim, then the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such Claim or action in accordance with the preceding sentence, the indemnifying party shall not be liable to the indemnified party under this Article X for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this
Article X shall not be liable to indemnify an indemnified party if such indemnified party settles such Claim or action without the consent of the indemnifying party, but such consent shall not unreasonably be withheld. The indemnifying party may not agree to any settlement of any such Claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, as a result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld. This Section 10.4 shall not apply to claims made under Article VIII. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.

   10.5 Survival.

   The representations and warranties of the Company Parties contained in
Article II (other than those representations set forth in Section 2.11 hereof) and the representations and warranties of the Exodus Parties contained in
Article III shall each survive for a period of one (1) year following the Closing Date, at which time they shall terminate and be of no further force and effect. Any other representations and warranties (including those representations set forth in Section 2.11 hereof) of any party which may be contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall terminate on the Closing Date.

   10.6 Satisfaction of Indemnity Obligations.

   Global Crossing NA shall satisfy its indemnification obligations under this
Article X by delivery of immediately available funds to an account designated by Exodus. Notwithstanding any restriction on the sale of shares of Exodus Common Stock by Global Crossing NA or any of its affiliates contained in any agreement between Exodus and Global Crossing NA or any such affiliates, Global Crossing NA or such affiliates may at any time sell a number of shares of Exodus Common Stock that will yield proceeds in an amount equal to Global Crossing NA's indemnification obligations pursuant to this Article X or Article VIII.

   10.7 Adjustment to Purchase Price.

   Exodus and Global Crossing NA agree to report any indemnification payment made under Article VIII and this Article X and any payment made pursuant to
Section 4.4 as an adjustment to purchase price, contribution to capital made immediately prior to the Closing Date, or other non-taxable amount to the extent that there is substantial authority for such reporting position under applicable law.

                            [Signature page follows]

   IN WITNESS WHEREOF, the Company Parties and Exodus Parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Exodus Communications, Inc.

                                                    /s/ Ellen M. Hancock
                                          By: _________________________________
                                                      Ellen M. Hancock
                                                Chief Executive Officer and
                                                          Chairman

                                          Einstein Acquisition Corp.

                                                     /s/ Adam W. Wegner
                                          By: _________________________________
                                                       Adam W. Wegner
                                                         President

                                          GlobalCenter Holding Co.

                                                /s/ Leo J. Hindery, Jr.
                                          By: _________________________________
                                                    Leo J. Hindery, Jr.
                                                  Chief Executive Officer

                                          Global Crossing North America, Inc.

                                                /s/ Leo J. Hindery, Jr.
                                          By: _________________________________
                                                    Leo J. Hindery, Jr.

                                          Global Crossing GlobalCenter
                                           Holdings, Inc.

                                                /s/ Leo J. Hindery, Jr.
                                          By: _________________________________
                                                    Leo J. Hindery, Jr.
                                                  Chief Executive Officer

                                          GlobalCenter Inc.

                                                /s/ Leo J. Hindery, Jr.
                                          By: _________________________________
                                                    Leo J. Hindery, Jr.
                                                  Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                                         ANNEX B

                                                              September 27, 2000

Board of Directors
Exodus Communications Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054

Ladies and Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to Exodus Communications Inc. ("Exodus") of the consideration to be paid by Exodus pursuant to the terms of the Agreement and Plan of Merger (the "Agreement") among Exodus, Exodus Acquisition Corp., a wholly owned subsidiary of Exodus ("Exodus Merger Sub"), Global Crossing North America, Inc. ("Global Crossing NA"), Global Crossing GlobalCenter Holding Co., a wholly owned subsidiary of Global Crossing NA ("GCG"), GlobalCenter Holding Co., a wholly owned subsidiary of Global Crossing NA (the "Company"), and GlobalCenter, Inc., a wholly owned subsidiary of the Company ("GlobalCenter"), pursuant to which Exodus Merger Sub will be merged (the "Merger") at the effective time of the Merger (the "Effective Time") with and into the Company. The terms and conditions of the Merger are more fully set out in the Agreement.

   Global Crossing NA, GCG, the Company and GlobalCenter each are wholly owned subsidiaries of Global Crossing Ltd. ("GCL"). In connection with the Merger, Exodus, GCL and Asia Global Crossing Ltd ("AGC") will enter into (a) a Networking Services, Marketing and Cooperation Agreement (the "Networking Agreement") pursuant to which GCL will supply to the Exodus certain services and (b) a joint venture agreement pursuant to which Exodus and AGC will form a joint venture in Asia (the "Joint Venture").

   Pursuant to the Agreement, each outstanding share of common stock of the Company, $0.01 par value per share ("Company Common Stock"), will be converted into the right to receive at the Effective Time a number of shares of common stock, $0.001 par value per share, of Exodus ("Exodus Common Stock") equal to the Exchange Ratio. The "Exchange Ratio", which is more fully defined in the Agreement, will equal $6,525,000,000, divided by the Final Closing Price (as defined in the Agreement) of Exodus Common Stock, and further divided by the number of shares of Company Common Stock on a fully diluted basis at the Effective Time, provided that (a) the Final Closing Price of Exodus Common Stock used to determine the Exchange Ratio will not be more than $65.55 or less than $56.40 and (b) the Exchange Ratio is subject to adjustment as set forth in the Agreement for the aggregate exercise price, as of the Effective Time, of all outstanding options to purchase Company Common Stock.

   In arriving at our opinion, we have reviewed the draft dated September 26, 2000 of the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Exodus for the two years ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Exodus; certain other communications from Exodus to its stockholders; certain internal financial analyses and forecasts for the Company prepared by the management of the Company; and certain internal financial analyses and forecasts for Exodus and the Company prepared by the management of Exodus (the "Forecasts"), including certain cost savings and operating synergies projected by the management of Exodus to result from the Merger. We also have held discussions with members of the senior management of Exodus and the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of Exodus and the Company and of the combined business consisting of Exodus and the Company. In addition, we have reviewed the reported price and trading activity for Exodus Common Stock, which like many Internet-related stocks has been and is likely to continue to be subject to significant short-term price and trading volatility, compared certain financial and stock market information for Exodus with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Internet infrastructure industry specifically and in other industries generally and performed such other financial studies and analyses as we considered appropriate.

   In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Exodus, the Company or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of Exodus of the cost savings and operating synergies achievable as a result of the Merger and on our discussion of such synergies with the management of the Company. With respect to the Forecasts referred to above, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Exodus as to the future operating and financial performance of Exodus and the Company. We also have assumed that the Networking Agreement and the Joint Venture each will have neither a positive nor negative effect on Exodus from a financial point of view. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or of the Networking Agreement or the Joint Venture or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to Exodus.

   Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Exodus Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger, the Networking Agreement, the Joint Venture and the other business strategies being considered by Exodus's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for Exodus in the past and has been compensated for such services, including acting as its co-lead manager in two high yield financings and in two issuances of convertible notes, as well as acting as its financial advisor in connection with its acquisition of Cohesive Technology Solutions, Inc. In addition, DLJ has performed investment banking and other services for GCL and its affiliates in the past, including acting as its co-lead manager in the Company's pending initial public offering, and received usual and customary underwriters compensation in connection with such offerings.

   Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to Exodus from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                          By: _________________________________
                                            Robert G. Mann
                                            Senior Vice President

                                                                         ANNEX C

PERSONAL AND CONFIDENTIAL

September 28, 2000

Board of Directors
Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054

Ladies and Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to Exodus Communications, Inc. (the "Company") of the Exchange Ratio (as defined below) provided for pursuant to the Agreement and Plan of Merger, dated as of September 28, 2000, among the Company, Exodus Acquisition Corp., a direct, wholly owned subsidiary of Exodus ("Merger Sub"), Global Crossing North America Inc. ("Global Crossing NA"), a subsidiary of Global Crossing Ltd., Global Crossing GlobalCenter Holdings, Inc., an indirect, wholly owned subsidiary of Global Crossing NA ("GCG"), GlobalCenter Holding Co., an indirect, wholly owned subsidiary of Global Crossing NA ("GlobalCenter"), and GlobalCenter Inc., a direct, wholly owned subsidiary of GlobalCenter (the "Agreement"), which provides, among other things, for the merger of Merger Sub into GlobalCenter (the "Merger"). Pursuant to the Merger, GlobalCenter will become a wholly owned subsidiary of the Company and each outstanding share, par value $.01 per share (the "GlobalCenter Common Stock"), of GlobalCenter will be exchanged for a number of shares of common stock, par value $.001 per share (the "Company Common Stock"), of the Company equal to the Total Exodus Shares (as defined below) divided by the Total Number of GlobalCenter Securities (as defined in the Agreement) (the "Exchange Ratio"). Pursuant to the Agreement, the "Total Exodus Shares" means that number of shares of Exodus Common Stock equal to the quotient obtained by dividing (A) the sum of (i) $6.525 billion, plus (ii) the aggregate proceeds from the exercise of all of the Company Options and Global Crossing Assumed Options (each as defined in the Agreement), minus (iii) the Global Crossing Cancelled Options Money Value (as defined in the Agreement), by (B) the average closing price per share, as quoted on the NASDAQ National Market, of the Company Common Stock for the ten trading days prior to and including the trading day ending two days prior to the closing date of the Merger (the "Final Closing Price"), provided that the Final Closing Price shall not be less than $56.41 or greater than $65.55.

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as lead manager in the initial public offering of 4,500,000 shares of the Company Common Stock in March 1998; lead manager on a private offering of $200 million principal amount of 11-1/4% Senior Notes of the Company, due 2008, in June 1998; lead manager on a private offering of $200 million principal amount of 5% Convertible Subordinated Notes of the Company, due 2006, in February 1999; lead manager on a private offering of $75 million principal amount of 11-1/4% Senior Notes of the Company, due 2008, in June 1999; financial advisor to the Company in connection with the acquisition of Service Metrics Inc. in November 1999; lead manager on a private offering of $400 million principal amount of 4-3/4% Convertible Subordinated Notes of the Company, due 2008, in December 1999; manager on a private offering of $500 million aggregate principal amount of 10-3/4% Senior Notes of the Company, including co-manager of principal amount 125 million of 10-3/4% Senior Notes of the Company, due 2009, and lead-manager of $375 million principal amount of 10-3/4% Senior Notes of the Company, due 2009, in December 1999; financial advisor to the Company in connection with the acquisition of a minority equity interest in Mirror Image Internet, Inc. in April 2000; co-lead manager on a private offering of $1 billion principal amount of 11-5/8% Senior Notes of the Company, due 2010, in June 2000; and co-lead

Exodus Communications, Inc.
September 28, 2000
Page Two

manager on an offering of 200 million principal amount of 11-3/8% Senior Notes of the Company, due 2010, in June 2000; and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Global Crossing Ltd. ("Global Crossing"), the parent of GlobalCenter, including having acted as co-manager in the initial public offering of 21,000,000 shares of Common Stock, par value $0.01 per share ("Global Crossing Common Stock"), of Global Crossing in August 1998; financial advisor to Global Crossing in connection with its acquisition of Racal Telecommunications Limited in October 1999; co-manager on a private offering of $500 million principal amount of 7% Convertible Preferred Stock of Global Crossing, due 2049, in December 1999; co-manager on a private offering of $1 billion principal amount of 6-3/8% Convertible Preferred Stock of Global Crossing, due 2049, in November 1999; co-books and co-lead manager in the public offering of 43,000,000 shares of Global Crossing Common Stock in April 2000; co-books and co-lead manager on a public offering of $1 billion liquidation preference of 6-3/4% Convertible Preferred Stock of Global Crossing, due 2012, in April 2000; and co-lead-manager in the pending initial public offering of 53,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Asia Global Crossing Class A Common Stock"), of Asia Global Crossing Ltd. ("Asia Global Crossing"), a wholly owned subsidiary of Asia Global Crossing Holdings Ltd. (a joint venture among Global Crossing, Softbank Corp. and Microsoft Corporation ("Asia Global Crossing Holdings")). Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company, Global Crossing and Asia Global Crossing, for its own account and the accounts of customers. In addition, Goldman, Sachs & Co. had previously received shares of Class C Common Stock of Asia Global Crossing Holdings in connection with certain advisory services provided to Asia Global Crossing Holdings, which shares will convert into a number of shares of Asia Global Crossing Class A Common Stock based on a percentage of the total enterprise value of Asia Global Crossing at the time of Asia Global Crossing's initial public offering. Goldman, Sachs & Co. may provide investment banking services to Global Crossing and its subsidiaries in the future.

   In connection with this opinion, we have reviewed, among other things, the Agreement; the Stockholder Agreement, dated September 28, 2000, among the Company, Global Crossing and GCG (the "Stockholder Agreement"); the Network Services, Marketing and Cooperation Agreement, dated September 28, 2000, between the Company and Global Crossing (the "Network Services Agreement"); the Joint Venture Agreement, dated September 28, 2000, between the Company and Asia Global Crossing relating to Exodus Asia-Pacific Ltd. (the "Joint Venture Agreement"); the Registration Rights Agreement, dated September 28, 2000, among the Company, Global Crossing and GCG (the "Registration Rights Agreement" and together with the Agreement, the Stockholder Agreement, the Network Services Agreement and the Joint Venture Agreement, the "Transaction Agreements"); Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and of Global Crossing for the two years ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and of Global Crossing; the Registration Statement on Form S-3 of Global Crossing dated April 19, 2000; the Registration Statements on Form S-1 of the Company, dated March 18, 1998, and of Global Crossing dated May 22, 1998; the GlobalCenter Financial Statements and GlobalCenter Proxy Statement (as such terms are defined in the Agreement); certain other communications from the Company and Global Crossing to their respective stockholders; certain internal financial analyses and forecasts for GlobalCenter prepared by the management of GlobalCenter; certain internal financial analyses and forecasts for the Company prepared by the management of the Company; and certain financial analyses and forecasts for GlobalCenter prepared by the management of the Company (the "GlobalCenter Forecasts"), including certain cost savings and operating synergies projected by the management of the Company to result from the transaction contemplated by the Transaction Agreements (the "Synergies"). We also have held discussions with members of the senior management of the Company and GlobalCenter regarding their assessment of the strategic rationale for, and the potential benefits of, the

Exodus Communications, Inc.
September 28, 2000
Page Three

transaction contemplated by the Transaction Agreements and the past and current business operations, financial condition and future prospects of the Company and GlobalCenter. In addition, we have reviewed the reported price and trading activity for the Company Common Stock, which like many Internet-related stocks has been and is likely to continue to be subject to significant short-term price and trading volatility, compared certain financial and stock market information for the Company and certain financial information for GlobalCenter with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the Internet infrastructure industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the GlobalCenter Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and that the GlobalCenter Forecasts will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or GlobalCenter or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of the Company Common Stock should vote with respect to such transaction.

   Our opinion only addresses the fairness from a financial point of view of the Exchange Ratio to the Company and we are not opining upon the other contractual and governance terms contained in the Transaction Agreements nor on the ongoing commercial relationship contemplated by the Network Services Agreement and the Joint Venture Agreement.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

                               PLEASE VOTE TODAY

  The merger cannot be completed unless a majority of the stockholders present in person or by proxy and entitled to vote at the special meeting approves the issuance of Exodus common stock in the merger.


                                 [EXODUS LOGO]

[Description of outside back cover: The Exodus logo appears in the center of the page. The six pictures described below surround the Exodus logo, forming a circle. The pictures are listed clockwise, starting from the top of the circle.

  1. A picture of an Exodus Response Center, where customer service professionals manage and resolve customer service requests. The picture shows ten customer service professionals sitting in front of their respective computers. In front of the customer service professionals on the wall are approximately eight large screens showing important network information.

  2. A picture of a person using a computer. The person is looking at the computer screen with his hand on the mouse. The circular shape of the graphic cuts out the computer screen so that the content displayed on the screen cannot be seen.

  3. A close-up picture of an Exodus customer service professional in an Exodus Response Center. The customer service professional is wearing a telephone headset and is looking at his computer screen which shows important customer and network information.

  4. A picture of an Asian city street at night. There is heavy traffic pictured on the street. Many tall buildings line the street and most of these buildings have brightly lit, colorful signs facing the street.

  5. A picture of a train station in Europe. The bottom of the picture shows many people boarding a train. The top of the picture lists different cities in Europe, such as Zurich, Frankfurt, London and Waterloo, and the departure times for trains going to these cities.

  6. A close-up picture of an index finger touching a key on a computer keyboard.]

                                     PROXY

                          EXODUS COMMUNICATIONS, INC.

               Special Meeting of Stockholders - January 9, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints R. Marshall Case and Adam W. Wegner, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of Exodus Communications, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Stockholders of Exodus Communications, Inc. (the "Meeting") to be held on January 9, 2001 at 10:00 a.m., Pacific Time, at Exodus' executive offices, 2831 Mission College Boulevard, Santa Clara, California 95054, and at any adjournment or postponement thereof.

   When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE PROPOSAL, and this Proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[See reverse side] (Continued and to be signed on reverse side)

[X] Please mark vote as in this example


          The Board of Directors recommends a vote FOR the following Proposal:

    Approval of the issuance of shares of Exodus common stock in the merger of a wholly owned subsidiary of Exodus with and into GlobalCenter Holding Co., in exchange for all of the issued and outstanding shares of GlobalCenter Holding Co.

             [  ] For             [  ] Against            [  ] Abstain


   Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

[ ] Mark here for address change and note below

Signature:__________________________ Date: _________________

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the Meeting.